EXECUTION VERSION

AMC NETWORKS INC.,
as the Company

THE GUARANTORS PARTY THERETO FROM TIME TO TIME,
as Guarantors

$400,000,000

10.500% SENIOR SECURED NOTES DUE 2032

_________________________________

INDENTURE

Dated as of July 3, 2025

_________________________________

U.S. Bank Trust Company, National Association,
as Trustee and Collateral Agent

_________________________________

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EXHIBITS
Exhibit A    FORM OF 144A AND REGULATION S NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E    FORM OF NOTATION OF GUARANTEE
Exhibit F    FORM OF SUPPLEMENTAL INDENTURE
Exhibit G    FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP
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INDENTURE dated as of July 3, 2025 among AMC Networks Inc., a Nevada corporation, the Guarantors (as defined herein) party hereto from time to time and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as Collateral Agent (as defined herein).
The Company, the Guarantors, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 10.500% Senior Secured Notes due 2032 (the “Notes”):
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01    Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Tax Legend (if applicable) and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“2029 Secured Notes” means the initial aggregate principal amount of $875 million of 10.25% Senior Notes due 2029 outstanding on the Issue Date that were issued April 9, 2024 under the 2029 Secured Notes Indenture, as amended, modified or supplemented from time to time.
“2029 Secured Notes Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as collateral agent for the holders of the 2029 Secured Notes, together with its successors and permitted assigns under the 2029 Secured Notes Indenture.
“2029 Secured Notes Indenture” means that certain indenture, dated as of April 9, 2024, by and among the Company, each of the Guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee, as amended, modified or supplemented from time to time.
“2029 Secured Notes Obligations” means the “Notes Obligations” as defined in the 2029 Secured Notes Indenture.
“2029 Secured Notes Secured Parties” means the “Notes Secured Parties” as defined in the 2029 Secured Notes Indenture.
“2029 Unsecured Notes” means the initial aggregate principal amount of $1,000 million of 4.25% Senior Notes due 2029 outstanding on the Issue Date that were issued February 8, 2021 under the Senior Notes Indenture (including the third supplemental indenture thereto), as amended, modified or supplemented from time to time.
“2029 Unsecured Notes Obligations” means the “Notes Obligations” as defined in the Senior Notes Indenture.
“Acquisition Indebtedness” means Indebtedness assumed in connection with any acquisition, merger, consolidation, amalgamation or other Investment.
“Additional Assets” means:
(1)    any property or assets (other than Equity Interests) used or to be used by the Company, a Restricted Subsidiary or otherwise useful in a Similar Business (it being understood that capital expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of such Asset Sale shall be deemed an investment in Additional Assets);

(2)    the Equity Interests of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Equity Interests by the Company or a Restricted Subsidiary; or
(3)    Equity Interests constituting a minority interest in any Person that at such time is a Restricted Subsidiary.
“Additional First Lien Obligations” means any Indebtedness having Pari Passu Lien Priority relative to the Notes with respect to the Collateral.
“Additional First Lien Secured Parties” means the holders of any Additional First Lien Obligations and any trustee, authorized representative or agent of such Additional First Lien Obligations.
“Additional Intercreditor Agreement” shall mean an intercreditor agreement specifically contemplated hereby among the Trustee, the Collateral Agent, the Credit Agreement Collateral Agent, the 2029 Secured Notes Collateral Agent and one or more representatives for holders of Permitted Junior Lien Obligations providing that, inter alia, the Liens on the Collateral (as defined in the Security Documents) in favor of the Collateral Agent (for the benefit of the secured parties) shall be senior to such Liens in favor of such junior lien representatives (for the benefit of the holders of Permitted Junior Lien Obligations), as such intercreditor agreement may be amended, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof. The Additional Intercreditor Agreement shall be on terms consistent with market terms governing security arrangements for the sharing of liens on a junior basis (with respect to such Permitted Junior Lien Obligations) at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such liens and otherwise satisfactory in form to the Trustee (which shall be entitled to receive an Officer’s Certificate provided by the Company and an Opinion of Counsel, in each case on which it may conclusively rely, in connection with entering into any such intercreditor agreement), the Collateral Agent (which shall be entitled to receive an Officer’s Certificate provided by the Company and an Opinion of Counsel, in each case on which it may conclusively rely, in connection with entering into any such intercreditor agreement), the Credit Agreement Collateral Agent and the Company.
“Additional Refinancing Amount” means, in connection with the incurrence of any Permitted Refinancing Indebtedness, an amount equal to the aggregate principal amount of additional Indebtedness or Disqualified Equity Interests incurred to pay accrued and unpaid interest, premiums (including tender premiums), expenses, defeasance, redemption or satisfaction and discharge costs and fees (including original issue discount) in connection therewith.
“Adjusted Operating Income” means, for any period, the following for the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP: (a) aggregate operating revenues, minus (b) aggregate operating expenses (including technical, programming, sales, selling, general and administrative expenses and salaries and other compensation, in each case net of amounts allocated to Affiliates, but excluding depreciation and amortization (but, for the avoidance of doubt, depreciation and amortization will not include the amortization of programming (films, series, shows and other content) expenses, which is treated as an operating expense), charges and credits relating to employee stock plans, and restructuring charges and credits, and, to the extent otherwise included in operating expenses, any losses resulting from a write-off or writedown of Investments by the Company or any Restricted Subsidiary in Affiliates), plus (c), without duplication, Deferred Carriage Fee Amortization; provided, however, that for purposes of determining Adjusted Operating Income for any period (A) there shall be excluded from Adjusted Operating Income all management fees accrued by the Company or any Restricted Subsidiary during such period unless such management fees are paid in cash during such period, (B) Adjusted Operating Income for such period shall be increased by the amount of management fees paid to the Company or any Restricted Subsidiary in cash in such period to the extent previously excluded pursuant to clause (A), (C) the amount of Adjusted Operating Income attributable to any non-wholly owned Restricted Subsidiary shall be included only to the extent of the Company’s direct or indirect economic interest in the Equity Interests of such non-wholly owned Restricted Subsidiary; provided that the amount of Adjusted Operating Income attributable to all non-wholly owned Restricted Subsidiaries shall in no event exceed 10% of the total Adjusted Operating Income for such period, (D) solely to the extent subtracted in clause (b) above, Adjusted Operating Income for such period shall be increased by the amount of loss or discount on sale of assets and any commissions, yield and other fees and charges, in each case, in connection with a Qualified Receivables Financing, and (E) Adjusted Operating Income for such period shall be increased or reduced, as the case may be, by the Adjusted Operating Income of assets or businesses acquired or disposed of (provided that in each case it has an impact on Annual Adjusted Operating Income of at least $1.0 million) (including by means of any redesignation of any Subsidiary pursuant to Section 4.17 by the Company or any Restricted Subsidiary on or after the first day of such period, determined on a Pro Forma Basis (it being agreed that such pro forma calculations may be based upon GAAP as applied in the preparation of the financial statements for the Company, delivered in accordance with Section 4.03 rather than as applied in the financial statements of the entity whose assets were acquired and may include, in the Company’s discretion, a reasonable estimate of savings resulting from any such acquisition or disposition (1) that have been realized, (2) for which the steps necessary for realization have been taken, or (3) for which the steps necessary for realization are reasonably expected to be taken within 12 months of the date of such acquisition or disposition), as though the Company or such Restricted Subsidiary acquired or disposed of such assets on the first day of such period. For purposes of this definition, operating revenues and operating expenses shall exclude any non-recurring, non-cash items in excess of $2,500,000. Adjusted Operating Income may also be adjusted to normalize an acceleration of programming (films, series, shows and other content) expenses required to be recognized in accordance with GAAP when the program’s useful life is shortened or otherwise changed from the originally projected useful life. Furthermore, to the extent the programs are abandoned and, to the extent that the amortization of such programming expenses is in accordance with GAAP, required to be accelerated into the year of such impairment, the Company may treat such costs as being amortized over a period equal to the original projected useful life. In the event of any suspension of carriage by any party to an Affiliation Agreement during renewal negotiations of such Affiliation Agreement or upon the expiration or termination of, or during disputes under, such Affiliation Agreement, the Adjusted Operating Income calculation (except for the purposes of (i) calculating Cumulative Cash Flow Credit and (ii) calculating the Cash Flow Ratio in clause (21) of the definition of “Permitted Investments”) may be adjusted (the “Carriage Suspension Adjustment”) to include the affiliation fee and advertising revenue attributable to the affected Affiliation Agreement from the corresponding period one year prior to each period during which such suspension of carriage continues, but in any event not to exceed three months; provided that the Carriage Suspension Adjustment shall be limited only to the affiliation fee and advertising revenue attributable to one Affiliation Agreement during any three-month period being tested.
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Affiliation Agreement” means any agreement between the Company or any of its Affiliates and a distributor pursuant to which such distributor agrees, among other things, to distribute and exhibit to its subscribers programming of the Company or such Affiliates, as the case may be.
“Agent” means any Registrar, co-registrar, Custodian, Paying Agent, additional paying agent or authenticating agent.
“Annual Adjusted Operating Income” means, as of any date, Adjusted Operating Income for the period of four consecutive fiscal quarters covered by the then most recent report furnished or deemed furnished to the Trustee and the Holders of Notes under Section 4.03.
“Applicable Law” has the meaning assigned to such term in Section 13.18.
“Applicable Premium” means, with respect to the Notes being redeemed on any redemption date, the greater of:
(1)    1.0% of the principal amount of the Notes being redeemed; and

(2)    the excess, if any, of:
(a)    the present value at such redemption date of (i) the redemption price of the Notes being redeemed at July 15, 2028 (the “Call Date”) (as set forth in Section 3.07(b)), plus (ii) all remaining required interest payments due on such Notes from the redemption date through the Call Date (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate (as defined below) at such redemption date, plus 50 basis points, over
(b)    the principal amount of the Notes being redeemed.
as calculated by the Company or on behalf of the Company by a person to be designated by the Company.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
“Asset Sale” means:
(1)    the sale, lease, conveyance or other disposition of any property or assets, other than a sale, lease, conveyance or other disposition governed by the provisions described under Section 4.14, and/or the provisions described below under Section 4.10 and Section 5.01; and
(2)    the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary thereof of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law).
Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:
(1)    any single transaction or series of related transactions that involves properties or assets having a Fair Market Value of less than $75.0 million;
(2)    the sale, lease, conveyance or other disposition of properties or assets between or among the Company and its Restricted Subsidiaries (including any transfer to any Person that concurrently becomes a Restricted Subsidiary);
(3)    an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;
(4)    the sale, lease, conveyance or other disposition of equipment, inventory, materials, accounts receivable or other assets in the ordinary course of business;
(5)    the sale, lease, conveyance or other disposition of intellectual property and other intangibles in the ordinary course of business;
(6)    the licensing or sublicensing of intellectual property, intellectual property rights or other general intangibles, and licenses, leases, sublicenses or subleases of other assets or property which do not materially interfere with the business of the Company or any of its Restricted Subsidiaries;
(7)    the sale, conveyance or other disposition of cash and Cash Equivalents;

(8)    the sale, conveyance or other disposition (including by factoring arrangement) of accounts receivables, including overdue or disputed accounts receivable, in connection with the compromise, settlement or collection thereof or in bankruptcy or similar proceedings;
(9)    a Restricted Payment that is not prohibited by Section 4.07 and any Investment that is not prohibited by Section 4.17, including any Permitted Investment;
(10)    the granting of a Lien not prohibited under this Indenture;
(11)    any surrender or waiver of contract rights or the settlement, release or surrender of contract rights, tort claims or other litigation claims;
(12)    the termination of hedging or similar arrangements;
(13)    the sale, lease, conveyance or other disposition of properties or assets that have become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries;
(14)    (a) the sale, lease, conveyance or other disposition of property or assets to an Unrestricted Subsidiary or to a joint venture of an Unrestricted Subsidiary, or (b) the sale, lease, conveyance or other disposition of Unrestricted Subsidiaries;
(15)    the sale, lease, conveyance or other disposition of assets or properties to the extent that such assets or properties are exchanged for credit against the purchase price of similar replacement assets or properties or the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement assets or properties, in each case, in the ordinary course of business;
(16)    the settlement of tort or other litigation claims;
(17)    terminations of Swap Contracts or any Permitted Bond Hedge Transactions;
(18)    foreclosure, casualty, condemnation, expropriation, forced disposition or any similar action or transfers with respect to any property or other asset of the Company or any of the Restricted Subsidiaries; or
(19)    any disposition of Equity Interests of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition.
“Authorized Representative” means (i) in the case of the Notes, the Collateral Agent, (ii) in the case of the 2029 Secured Notes, the 2029 Secured Notes Collateral Agent, (iii) in the case of the Credit Agreement, the Credit Agreement Collateral Agent and (iv) in the case of any series of Additional First Lien Obligations that become subject to the terms of the First Lien Intercreditor Agreement, the authorized representative (and any successor thereto) named for such series in the applicable joinder agreement.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Bankruptcy Law” means the Bankruptcy Code, and any other federal, state or foreign law for the relief of debtors or governing any arrangement, reorganization, insolvency, examinership, liquidation, receivership, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of Parent or any of its Subsidiaries, or similar law affecting creditors’ rights generally.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Board of Directors” means the board of directors of the Company or any duly authorized committee of such board.
“Business Day,” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Notes, means, unless otherwise specified with respect to any Notes, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law, regulation or executive order to close.
“Cash” means, for purposes of certain agreements between and/or among Parent, the Company and/or their respective affiliates (as applicable), cash and the defined term “Cash Equivalents.”
“Cash Equivalents” means:
(1)    United States dollars;
(2)    marketable direct obligations of the United States of America maturing, unless such securities are deposited to defease any Indebtedness, within 397 days of the date of purchase;
(3)    commercial paper issued by a Person having a consolidated net worth of at least $250.0 million, which conducts a substantial part of its business in the United States of America, maturing within 180 days from the date of the original issue thereof, and rated “P-1” or better by Moody’s or “A-1” or better by S&P;
(4)    fully collateralized repurchase agreements with financial institutions having a rating of “Baa” or better from Moody’s or a rating of “A-” or better from S&P;
(5)    certificates of deposit, bankers’ acceptances and time deposits maturing within 397 days after the date of purchase that are issued by a United States national or state bank or foreign bank having capital, surplus and undivided profits totaling more than $100.0 million, and having a rating of “Baa” or better from Moody’s, or a rating of “A-2” or better from S&P;
(6)    money market funds that (i) comply with the criteria set forth in the Commission’s Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated “AAA” by S&P and “Aaa” by Moody’s and (iii) have portfolio assets of at least $3 billion;
(7)    repurchase obligations of any lender under the Credit Agreement or of any commercial bank satisfying the requirements of clause (3) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government;
(8)    obligations of any State, commonwealth or territory of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited the government obligations described in clause (2) of this definition maturing as to principal and interest at times and in amounts sufficient to provide such payment;
(9)    auction preferred stock rated in the highest short-term credit Rating Category by S&P or Moody’s;

(10)    securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any lender under the Credit Agreement or any commercial bank satisfying the requirements of clause (3) of this definition; or
(11)    money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (10) of this definition.
In the case of Investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (1) through (11) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from S&P, Moody’s or Fitch Ratings Inc. and (ii) other short-term investments utilized by the Company and the Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous in such country to the foregoing investments in clauses (1) through (11) and in this paragraph.
“Cash Flow Ratio” means, as of any date, the ratio of (a) the sum of the aggregate outstanding principal amount of all Net Debt outstanding on such date determined on a consolidated basis, but excluding all Hedging Obligations and all Monetization Indebtedness, plus (but without duplication of Indebtedness supported by letters of credit) the aggregate undrawn face amount of all letters of credit outstanding on such date to (b) Annual Adjusted Operating Income. Notwithstanding the foregoing, for purposes of calculating the Cash Flow Ratio, there shall be excluded from Net Debt, to the extent otherwise included as Net Debt, (A) any deferred or contingent obligation of the Company to pay the consideration for an Investment not prohibited by this Indenture to the extent such obligation can be satisfied with the delivery of Equity Interests of the Company; (B) any deferred purchase price in connection with any acquisition not prohibited by this Indenture to the extent that the Company’s obligations in respect of such deferred purchase price consist solely of an agreement to deliver Equity Interests of the Company; and (C) all obligations under any Guarantee not prohibited by this Indenture so long as the obligations under such Guarantees are payable, solely at the option of the Company, in Equity Interests of the Company.
“Change of Control” means the occurrence of any of the following:
(1)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of pledge, merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary administrator of such plan), other than to the Company or any of its Restricted Subsidiaries or one or more of the Dolan Family Interests;
(2)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary administrator of such plan), other than one or more of the Dolan Family Interests, becomes the ultimate beneficial owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company; or
(3)    the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Equity Interests) of the surviving or transferee Person constituting, or remains outstanding and constitutes, a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary administrator of such plan, other than the Company or any of its Restricted Subsidiaries), other than one or more of the Dolan Family Interests, becomes, directly or indirectly, the ultimate beneficial owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person; provided that, following completion of the offer to purchase Notes pursuant to Section 4.14, any subsequent change in the voting power of the Voting Stock of the surviving or transferee Person beneficially owned by the “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) that resulted in such earlier Change of Control will not result in an additional Change of Control.
Notwithstanding the foregoing: (A) the transfer of assets between or among the Company and its Restricted Subsidiaries shall not itself constitute a Change of Control and (B) a Person or group shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) prior to the consummation of the transactions contemplated by such agreement.
In addition, notwithstanding the foregoing, a transaction in which the Company or a parent entity of the Company becomes a subsidiary of another Person (such Person, the “New Parent”) shall not constitute a Change of Control if (a) the equityholders of the Company or such parent entity immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, at least a majority of the total voting power of the Voting Stock of the Company or such New Parent immediately following the consummation of such transaction, substantially in proportion to their holdings of the equity of the Company or such parent entity prior to such transaction or (b) immediately following the consummation of such transaction, no Person, other than one or more Dolan Family Interests, the New Parent or any subsidiary of the New Parent, beneficially owns, directly or indirectly through one or more intermediaries, more than 50% of the voting power of the Voting Stock of the Company or the New Parent.
“Clearstream” means Clearstream Banking, S.A.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all of the assets and property of the Company or any Guarantor, whether real, personal or mixed securing or purporting to secure any Notes Obligations, excluding, for the avoidance of doubt, any Excluded Assets.
“Collateral Agent” means U.S. Bank Trust Company, National Association, as collateral agent for the Holders of the Notes Obligations under the Security Documents and any successor pursuant to the provisions of this Indenture and the Security Documents.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“Common Stock” means, with respect to any Person, any and all shares, interests and participations (however designated and whether voting or non-voting) in such Person’s common equity, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.
“Communications Laws” means (a) the Communications Act, any equivalent state or local statute, and all rules and regulations under the Communications Act (including, without limitation, the Telecommunications Act of 1996) or such state or local statute, or any successor statute or statutes and (b) all written rules, regulations, decisions and policies of the FCC, any state regulatory agency or any other applicable governmental authority related to the provision of broadcast, telephony or other communication services, each of the foregoing as amended or supplemented from time to time.

“Communications License” means (a) any FCC License or (b) any license or permit granted or issued by a state governmental authority with respect to the provision of broadcast, telephony or other communication services.
“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person. The term “Company” does not include any of the Subsidiaries of the Company.
“Consolidated Senior Secured Leverage Ratio” means, as of any date, the ratio of (1) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries having Pari Passu Lien Priority relative to the Notes with respect to the Collateral, to (2) Annual Adjusted Operating Income, in each case, calculated on a Pro Forma Basis. For purposes of calculating the Consolidated Senior Secured Leverage Ratio with respect to any revolving Indebtedness, the Company may elect, at the time of the initial borrowing under such revolving Indebtedness, to either (x) give pro forma effect to the incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with the Consolidated Senior Secured Leverage Ratio component of any provision hereunder, or (y) give pro forma effect to the incurrence of the actual amount drawn under such revolving Indebtedness, in which case, the ability to incur the amounts committed to under such Indebtedness will be subject to the Consolidated Senior Secured Leverage Ratio (to the extent being incurred pursuant to such ratio) at the time of each such incurrence.
“Consolidated Total Indebtedness” means, as of any date, an amount equal to the sum (without duplication) of (1) the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries (excluding any undrawn letters of credit or bank guarantees) consisting of Indebtedness for borrowed money, plus (2) the aggregate amount of all outstanding Disqualified Equity Interests of the Company and the Restricted Subsidiaries, with the amount of such Disqualified Equity Interests equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a consolidated basis in accordance with GAAP; provided that Consolidated Total Indebtedness shall exclude obligations in respect of any Monetization Indebtedness and Hedging Obligations.
“Consolidated Total Secured Leverage Ratio” means, as of any date, the ratio of (1) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date that is secured by a Lien, to (2) Annual Adjusted Operating Income, in each case, calculated on a Pro Forma Basis. For purposes of calculating the Consolidated Total Secured Leverage Ratio with respect to any revolving Indebtedness, the Company may elect, at the time of the initial borrowing under such revolving Indebtedness, to either (x) give pro forma effect to the incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with the Consolidated Total Secured Leverage Ratio component of any provision hereunder, or (y) give pro forma effect to the incurrence of the actual amount drawn under such revolving Indebtedness, in which case, the ability to incur the amounts committed to under such Indebtedness will be subject to the Consolidated Total Secured Leverage Ratio (to the extent being incurred pursuant to such ratio) at the time of each such incurrence.
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is legally bound.
“Convertible Notes” means the initial aggregate principal amount of $143,750,000 of 4.25% Convertible Senior Notes due 2029 outstanding on the Issue Date that were issued June 21, 2024, under the Convertible Notes Indenture, as amended, modified or supplemented from time to time.

“Convertible Notes Indenture” means that certain indenture, dated as of June 21, 2024, by and among the Company, each of the Guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee, as amended, modified or supplemented from time to time.
“Convertible Notes Obligations” means the obligations of the Company and each of the Guarantors under the Convertible Notes and the Convertible Notes Indenture.
“Corporate Trust Office of the Trustee” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 100 Wall Street, 6th Floor, New York, New York 10005, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
“corporation” includes corporations, associations, partnerships, limited liability companies, companies and business trusts.
“Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of July 28, 2017, by and among the Company, certain of its Subsidiaries party thereto from time to time as Guarantors, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the other agents, joint lead arrangers and joint bookrunners party thereto and the lenders and l/c issuers party thereto from time to time, as amended by that certain Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of February 8, 2021, as further amended by that certain Amendment No. 2 to the Second Amended and Restated Credit Agreement, dated as of April 19, 2023, as further amended by that certain Amendment No. 3 to the Second Amended and Restated Credit Agreement, dated as of April 9, 2024, as further amended by that certain Amendment No. 4 to the Second Amended and Restated Credit Agreement, dated as of September 26, 2024, and as further amended, modified, renewed, refunded, replaced, restated, restructured, increased, substituted or refinanced in whole or in part from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, restructuring, increase, substitution or refinancing is with the same financial institutions or otherwise.
“Credit Agreement Collateral Agent” means JPMorgan Chase Bank, N.A. in its capacity as collateral agent for the lenders and other secured parties under the Credit Facilities, together with its successors and permitted assigns under the Credit Agreement.
“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement.
“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement as in effect on the Issue Date.
“Credit Facilities” means one or more debt or borrowing facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or investors or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes or other Indebtedness, in each case, as amended, modified, renewed, refunded, replaced, restated, restructured, increased, substituted or refinanced in whole or in part from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement, restatement, restructuring, increase, substitution or refinancing is with the same financial institutions or otherwise.
“Cumulative Cash Flow Credit” means the sum of:
    cumulative Adjusted Operating Income during the period commencing on January 1, 2025 and ending on the last day of the most recent month preceding the date of the proposed Restricted Payment for which financial information is available or, if cumulative Adjusted Operating Income for such period is negative, minus the amount by which cumulative Adjusted Operating Income is less than zero, plus the aggregate net proceeds received by the Company from the issuance or sale (other than to the Company or a Restricted Subsidiary) of its Equity Interests (other than Disqualified Equity Interests) on or after January 1, 2025, plus the aggregate net proceeds received by the Company from the issuance or sale (other than to the Company or a Restricted Subsidiary) of its Equity Interests (other than Disqualified Equity Interests) on or after January 1, 2025, upon the conversion of, or exchange for, Indebtedness of the Company or any Restricted Subsidiary or from the exercise of any options, warrants or other rights to acquire Equity Interests of the Company.
For purposes of this definition, the net proceeds in property other than cash received by the Company as contemplated by the second two bullet points above will be valued at the Fair Market Value thereof as of the date of receipt by the Company.
“Cumulative Interest Expense” means, for the period commencing on January 1, 2025 and ending on the last day of the most recent month preceding the proposed Restricted Payment for which financial information is available, the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including interest expense attributable to Finance Lease Obligations.
“Custodian” means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.
“Debt” with respect to any Person means, without duplication, any liability, whether or not contingent:
(1)    in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto), but excluding reimbursement obligations under any surety bond;
(2)    representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Finance Lease Obligations), except any such balance that constitutes a trade payable;
(3)    under or with respect to Hedging Obligations;
(4)    under any other agreement related to the fixing of interest rates on any Indebtedness, such as an interest-rate swap, cap or collar agreement (if and to the extent any of the foregoing would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP);
(5)    guarantees of items of other Persons which would be included within this definition for such other Persons, whether or not the guarantee would appear on such balance sheet; or
(6)    representing Disqualified Equity Interests, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.
“Debt” does not include:
(1)    any liability for federal, state, local or other taxes owed or owing by such Person;
(2)    any accounts payable or other liability for trade credit, including Guarantees thereof or instruments evidencing such liabilities; or
(3)    any liability incurred using credit cards issued to the Company, its Restricted Subsidiaries or their respective employees.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Deferred Carriage Fee Amortization” means amounts paid or payable to multichannel video programming distributors to obtain additional subscribers and/or guarantee carriage of certain programming services and are amortized as a reduction of revenue over the period of the related affiliation arrangement and determined in accordance with GAAP.
“Defined Percentage” means 66%.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Global Notes, the Person specified in Section 2.03 hereof as the Depositary with respect to the Global Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors (the “Performance References”).
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the maturity of the Notes; provided, however, that only the portion of Equity Interest which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Equity Interests; provided, further, however, that, if such Equity Interest is issued to any employee or to any plan for the benefit of employees of the Company, any direct or indirect parent of the Company, or the Company’s Restricted Subsidiaries or by any such plan to such employees, such Equity Interest will not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interest that is not Disqualified Equity Interests will not be deemed to be Disqualified Equity Interests so long as such obligations are satisfied with Equity Interests that would not constitute Disqualified Equity Interests (other than as a result of this proviso); provided, further, that any Equity Interest that would constitute Disqualified Equity Interests solely because the holders thereof have the right to require the Company to repurchase such Equity Interest upon the occurrence of a change of control, casualty event or asset sale (howsoever defined or referred to) shall not constitute Disqualified Equity Interests if the terms of such Equity Interests provide that the Company may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to satisfaction and discharge of this Indenture.
“Dolan Family Interests” means (i) any Dolan Family Member, (ii) any trusts for the benefit of any Dolan Family Members, (iii) any estate or testamentary trust of any Dolan Family Member for the benefit of any Dolan Family Members, (iv) any executor, administrator, conservator or legal or personal representative of any Person or Persons specified in clauses (i), (ii) and (iii) above to the extent acting in such capacity on behalf of any Dolan Family Member or Members and not individually, and (v) any corporation, partnership, limited liability company or other similar entity, in each case 80% of which is owned and controlled by any of the foregoing or combination of the foregoing.

“Dolan Family Members” means Charles F. Dolan, his spouse, his descendants and any spouse of any such descendants.
“Domestic Subsidiary” means any Restricted Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia, except that (1) no Subsidiary of a Foreign Subsidiary shall be a Domestic Subsidiary and (2) no Subsidiary of an Excluded Domestic Subsidiary shall be a Domestic Subsidiary.
“Equity Interests” means with respect to any Person, any of the shares of capital stock of (or other ownership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. Notwithstanding anything to the contrary in the foregoing, “Equity Interests” shall not include any Permitted Convertible / Exchange Indebtedness, any Permitted Bond Hedge Transactions, or any Permitted Warrant Transactions.
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Accounts” shall have the meaning assigned to such term in the Security Agreement.
“Excluded Assets” shall have the meaning assigned to such term in the Security Agreement.
“Excluded Domestic Subsidiary” means any Domestic Subsidiary substantially all the assets of which are Equity Interests in Foreign Subsidiaries. For the avoidance of doubt, AMC Networks International LLC (or its successor) shall be an Excluded Domestic Subsidiary.
“Excluded Property” shall mean all Excluded Property (or any analogous term, including Excluded Assets) in the Security Agreement, the Pledge Agreement or any other Security Document).
“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement and the Notes) in existence on the Issue Date after giving effect to the application of the proceeds of (i) the Notes and (ii) any borrowings made under the Credit Agreement on the Issue Date.
“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined, unless otherwise specified, in good faith by the Board of Directors or senior management of the Company, whose determination in all cases shall be conclusive.
“FCC” means the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.
“FCC License” means any license or permit granted or issued by the FCC.
“Finance Lease Obligation” means an obligation that is required to be classified and accounted for as a finance lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the fixed maturity date thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
“First Lien Intercreditor Agreement” means that certain Equal Priority Intercreditor Agreement, dated as of April 9, 2024, among the Credit Agreement Collateral Agent, as credit agreement collateral agent for the Credit Agreement Secured Parties, the 2029 Secured Notes Collateral Agent, as the notes collateral agent for the 2029 Secured Notes Secured Parties, the Notes Collateral Agent, as notes collateral agent for the Notes, each other Authorized Representative and each other party thereto from time to time, as amended by the Joinder No. 1 to the ICA, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“First Lien Obligations” means, collectively, (1) the Credit Agreement Obligations, (2) the 2029 Secured Notes Obligations, (3) the Notes Obligations and (4) any Additional First Lien Obligations.
“First Lien Secured Parties” means (1) the Credit Agreement Secured Parties, (2) the 2029 Secured Notes Secured Parties, (3) the Notes Secured Parties and (4) any Additional First Lien Secured Parties.
“Fixed Charge Coverage Ratio” means, as of any date, the ratio of (1) Annual Adjusted Operating Income of the Company and its Restricted Subsidiaries for the period of four consecutive fiscal quarters covered by the then most recent report furnished or deemed furnished to the Trustee and the Holders of Notes Section 4.03 immediately preceding the date on which such calculation of the Fixed Charge Coverage Ratio is made, calculated on a Pro Forma Basis to (2) the Fixed Charges of the Company and its Restricted Subsidiaries for such period calculated on a Pro Forma Basis.
“Fixed Charges” means, for any period, the sum of (i) the aggregate amount of interest accrued during such period in respect of Indebtedness (including the interest component of rentals in respect of Finance Lease Obligations) of the Company and the Restricted Subsidiaries (determined on a consolidated basis), other than obligations under any Guarantee permitted under Section 4.09(b)(23), (ii) the aggregate amount of fees accrued in respect of the letters of credit, (iii) all cash dividends, whether paid or accrued, on any series of Disqualified Equity Interests of such Person or any of its Restricted Subsidiaries or preferred stock of any Restricted Subsidiaries, excluding items eliminated in consolidation, in each case, determined on a consolidated basis in accordance with GAAP and (iv) the aggregate amount of commitment fees in respect of unused commitments accrued under any Credit Agreement during such period, but excluding commissions, discounts, yield and other fees and charges related to any Qualified Receivables Financing. For purposes of this definition, the amount of interest accrued in respect of Indebtedness for any period (A) shall be increased (to the extent not already treated as interest expense or income, as the case may be) by the excess, if any, of amounts payable by the Company and/or any Restricted Subsidiary arising under any interest rate Swap Contract during such period over amounts receivable by the Company and/or any Restricted Subsidiary thereunder (or reduced by the excess, if any, of such amounts receivable over such amounts payable) and interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP and (B) shall be increased or reduced, as the case may be, by the amount of interest accrued during such period in respect of Indebtedness of the Company or any Restricted Subsidiary in respect of assets acquired or disposed of (including by means of any redesignation of any Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary) by the Company or any Restricted Subsidiary on or after the first day of such period, determined on a pro forma basis, which may include, in the Company’s discretion, a reasonable estimate of savings resulting from any such acquisitions or dispositions, as though the Company or such Restricted Subsidiary acquired or disposed of such assets on the first day of such period.
“Foreign Restricted Subsidiary” means a Restricted Subsidiary that is a Foreign Subsidiary.
“Foreign Subsidiary” means a Subsidiary that is not a Domestic Subsidiary. For the avoidance of doubt, (1) any Subsidiary of a Foreign Subsidiary shall be a Foreign Subsidiary, and (2) any Subsidiary of AMC Networks International LLC (or its successor) shall be a Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied; provided that, at any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references to GAAP shall thereafter be construed to mean IFRS (and equivalent pronouncements) as in effect at the date of such election, except as otherwise provided in this Indenture; provided, further, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the adoption of IFRS shall remain as previously calculated or determined.
“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3) or 2.06(d)(1) hereof.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
“Grantor” means the Company and each Guarantor.
“Guarantee” means to guarantee, endorse, contingently agree to purchase or to furnish funds for the payment or maintenance of, or otherwise be or become contingently liable upon or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or guarantee the payment of dividends or other distributions upon the stock or other ownership interests of any Person, or agree to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of its obligations or to assure a creditor against loss.
“Guarantors” means each Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns that constitute Subsidiaries (other than Non-Guarantor Subsidiaries), in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under Swap Contracts, including for the avoidance of doubt:
(1)    interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)    other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)    other agreements or arrangements (including any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements)) designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
“Holder” means a Person in whose name a Note is registered.
“Indebtedness” with respect to any Person means the Debt of such Person; provided that, for purposes of the definition of “Indebtedness” (including the term “Debt” to the extent incorporated in such definition) and for purposes of the definition of “Event of Default,” the term “Guarantee” will not be interpreted to extend to a

Guarantee under which recourse is limited to the Equity Interests of an entity that is not a Restricted Subsidiary; provided, further, that the definition of “Indebtedness” shall not include Qualified Receivables Financing. For the avoidance of doubt Indebtedness convertible, or exchangeable for, stock (or other security and/or property of a Person following a merger event with respect to, or reclassification or other change to the stock in, such Persons) and/or cash (the amount of cash determined by reference to the price of such stock, securities and/or property), or any combination thereof, including Permitted Convertible / Exchange Indebtedness, shall at all times prior to the repurchase, conversion or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the stock, securities, property and/or cash deliverable upon conversion or exchange thereof.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” means the $875.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.
“Initial Purchasers” means BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC., Truist Securities, Inc., Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC., U.S. Bancorp Investments, Inc., Fifth Third Securities, Inc.
“Insignificant Subsidiary” means any Subsidiary designated by the Company as an “Insignificant Subsidiary”; provided that the total assets of all Subsidiaries that are so designated do not in the aggregate at any time exceed 3% of the assets of the Company and its consolidated Subsidiaries as reflected on the Company’s most recent consolidated balance sheet prepared in accordance with GAAP.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.
“Intercreditor Agreements” means the collective reference to the First Lien Intercreditor Agreement and any Additional Intercreditor Agreement.
“Investment” means any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business or owing to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary for management or other services or other overhead or shared expenses allocated in the ordinary course of business provided by the Company or any Restricted Subsidiary to such Unrestricted Subsidiary) or other extension of credit (excluding, however, accrued and unpaid interest in respect of any advance, loan or other extension of credit), or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), any purchase or ownership of any stock, bonds, notes, debentures or other securities (including, without limitation, any interests in any limited liability company, partnership, joint venture or any similar enterprise) of, or any bank accounts with or Guarantee of any Indebtedness or other obligations of, any Unrestricted Subsidiary or Affiliate that is not a Subsidiary; provided that (a) the term “Investment” will not include any transaction that would otherwise constitute an Investment of the Company or a Subsidiary to the extent that the consideration provided by the Company or such Subsidiary in connection therewith consists of Equity Interests of the Company (other than Disqualified Equity Interests) and (b) the term “Guarantee” will not be interpreted to extend to a Guarantee under which recourse is limited to the Equity Interests of an entity that is not a Restricted Subsidiary.
“Investment Grade Rating” means (1) a rating of BBB- or better, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and a rating of Baa3 or better, in the case of Moody’s (or its equivalent under any successor Rating Categories of Moody’s), or (2) in each case, if a Rating Agency in the foregoing clause (1) ceases to rate the Notes for reasons outside the control of the Company, an equivalent Rating Category of any other Rating Agency.

“Issue Date” means the first date on which the Initial Notes (excluding, for the avoidance of doubt, any Additional Notes) are issued.
“Joinder No. 1 to the ICA” means that certain Joinder No. 1 to the Equal Priority Intercreditor Agreement, dated as of the date hereof, made by the Collateral Agent, as the New Authorized Representative (as defined therein), and acknowledged by the Credit Agreement Collateral Agent, as the Controlling Collateral Agent (as defined therein), the Company and the other Grantors (as defined therein) party thereto.
“Junior Lien Priority” means Indebtedness that is secured by a Lien that is junior in priority to the Liens on the Collateral securing the Notes.
“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of a security interest and any agreement to give any security interest). A Person will be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under a conditional sale agreement, capital lease or finance lease or other title retention agreement.
“Limited Condition Transaction” means (1) any incurrence or issuance of, or prepayment, repayment, redemption, repurchase, defeasance, acquisition, satisfaction and discharge, refinancing or similar payment of, Indebtedness, any Lien or any Equity Interest, (2) any acquisition (or proposed acquisition) by the Company or the Restricted Subsidiaries, (3) the making of any Asset Sale or other disposition, (4) the making of any Investment (including any acquisition or any designation or conversion of any subsidiary as (or to) unrestricted or restricted) or Restricted Payment and (5) any other transaction or plan undertaken or proposed to be undertaken in connection with any of the preceding clauses (1) through (4), including a transaction that, if consummated, would constitute a transaction of the type described in any of the preceding clauses (1) through (4).
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“Monetization Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary thereof issued in connection with a Monetization Transaction; provided that, (i) on the date of its incurrence, the purchase price or principal amount of such Monetization Indebtedness does not exceed the Fair Market Value of the securities that are the subject of such Monetization Transaction on such date and (ii) the obligations of the Company and its Restricted Subsidiaries with respect to the purchase price or principal amount of such Monetization Indebtedness (x) may be satisfied in full by delivery of the securities that are the subject of such Monetization Transaction and any related options on such securities or any proceeds received by the Company or any Restricted Subsidiary thereof on account of such options; provided that, if the Company or such Restricted Subsidiary no longer owns sufficient securities that were the subject of such Monetization Transaction and/or related options on such securities to satisfy in full the obligations of the Company and its Restricted Subsidiaries under such Monetization Indebtedness, such Indebtedness shall no longer be deemed to be Monetization Indebtedness, and (y) are not secured by any Liens on any of the Company’s or its Restricted Subsidiaries’ assets other than the securities that are the subject of such Monetization Transaction and the related options on such securities.
“Monetization Transaction” means a transaction pursuant to which (i) securities received pursuant to an Asset Sale are sold, transferred or otherwise conveyed (including by way of a forward purchase agreement, prepaid forward sale agreement, secured borrowing or similar agreement) within 180 days of such Asset Sale and (ii) the Company or its Restricted Subsidiaries receives (including by way of borrowing under Monetization Indebtedness) not less than 75% of the Fair Market Value of such securities in the form of cash.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Negative Pick-up Obligation” means a commitment to pay a certain sum of money or other Investment made by the Company or Restricted Subsidiary in order to obtain ownership, distribution rights or sales agency rights in any item of content, including, for the avoidance of doubt, any item of content produced by the Company or any Restricted Subsidiary. Negative Pick-up Obligation includes both “traditional” negative pickup arrangements and indirect structures.
“Net Debt” means, as to the Company and its Restricted Subsidiaries as at any date of determination, the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries, less the aggregate amount of Qualified Cash of the Company and its Restricted Subsidiaries as of such date.
“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the costs relating to such Asset Sale and any sale or other disposition of such non-cash consideration, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or are required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (5) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve or escrow against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, purchase price adjustments, earn-outs, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP.
“Net Short” means, with respect to a Holder or beneficial owner of any Notes, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.
“Non-Guarantor Subsidiary” means any Restricted Subsidiary of the Company that is not a Guarantor.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“Notes Obligations” means Obligations in respect of the Notes, this Indenture, the Guarantees and the Security Documents relating to the Notes.
“Notes Secured Parties” means the “Notes Secured Parties” as defined in the Security Agreement.
“Obligations” means any principal, interest (including any interest, fees, expenses, and other amounts accruing subsequent to the filing of a petition in bankruptcy, liquidation, insolvency, examinership, reorganization or similar case or proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees, expenses, and other amounts is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the Company’s final offering memorandum dated as of June 18, 2025, relating to the initial offering of the Notes.
“Officer” means, with respect to any Person, (1) the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary, Chief Accounting Officer, Controller or Assistant Treasurer (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors of such Person.
“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person, on behalf of such Person and not in such Officer’s personal capacity.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably satisfactory to the Trustee and/or the Collateral Agent, as applicable. The counsel may be an employee of or counsel to the Company or its Subsidiaries.
“Parent” means the parent company of the Company.
“Pari Passu Lien Priority” means, relative to specified Indebtedness, having equal Lien priority on the Collateral and subject to the First Lien Intercreditor Agreement.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Permitted Affiliate Payments” means payments under equity and other compensation incentive programs to employees and directors of the Company or any of its current or former Affiliates in the ordinary course of business.
“Permitted Bond Hedge Transactions” means any customary (as conclusively determined by the Company in good faith) call, or capped call, option (or economically equivalent swap or other derivative transaction) relating to the common stock in the Company (or other securities and/or property of the Company, following a merger event, with respect to, or a reclassification or other change to the common stock in, the Company) purchased by the Company in connection with the issuance of any Permitted Convertible / Exchange Indebtedness.
“Permitted Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries and other businesses reasonably related or ancillary thereto.
“Permitted Convertible / Exchange Indebtedness” means, collectively: (a) any Indebtedness of the Company that is convertible into, or exchangeable for, common stock or preferred stock (other than Disqualified Equity Interests) in the Company (or other securities and/or property of the Company, following a merger event with respect to, or reclassification or other change to the common stock or preferred stock in, the Company), cash (solely to the extent such amount of cash determined by reference to the price of such common stock, preferred stock (other than Disqualified Equity Interests), or such other securities and/or property), or any combination of any of the foregoing, and cash in lieu of fractional shares of common stock or preferred stock (other than Disqualified Equity Interests); and (b) the Guarantee of any of the Indebtedness described in the foregoing clause (a) by any Guarantor.
Notwithstanding any other provision contained herein, all computations of amounts and ratios referred to herein shall be made without giving effect to any treatment of Indebtedness relating to convertible secured notes under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial

Accounting Standard having a similar result or effect) requiring the valuation of any such Indebtedness in a reduced or bifurcated manner as described therein. In addition, in the case of any Permitted Convertible / Exchange Indebtedness for which the embedded conversion obligation must be settled by paying solely cash, so long as substantially concurrently with the offering of such Permitted Convertible / Exchange Indebtedness, the Company or a Restricted Subsidiary enters into a cash-settled Permitted Bond Hedge Transaction relating to such Permitted Convertible / Exchange Indebtedness, notwithstanding any other provision contained herein, for so long as such Permitted Bond Hedge Transaction (or a portion thereof corresponding to the amount of outstanding Permitted Convertible / Exchange Indebtedness) remains in effect, all computations of amounts and ratios referred to herein shall be made as if the amount of Indebtedness represented by such Permitted Convertible / Exchange Indebtedness were equal to the face principal amount thereof without regard to any mark-to-market derivative accounting for such Indebtedness.
“Permitted Investments” means:
(1)    any Investment in the Company or in a Restricted Subsidiary;
(2)    any Investment in cash, Cash Equivalents or marketable securities;
(3)    any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:
(a)    such Person becomes a Restricted Subsidiary; or
(b)    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;
(4)    any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;
(5)    Investments to the extent financed with Equity Interests (other than Disqualified Equity Interests) of the Company;
(6)    Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;
(7)    any Investments received in satisfaction of judgments or in settlement of debt or compromises of obligations incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon bankruptcy or insolvency;
(8)    any Investments received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(9)    advances to customers or suppliers in the ordinary course of business that are recorded in accordance with GAAP as accounts receivable or prepaid expenses or lease, utility or other similar deposits in the ordinary course of business;
(10)    advances of payroll payments to employees in the ordinary course of business;

(11)    Investments consisting of the licensing or contribution of intellectual property in the ordinary course of business;
(12)    Investments existing on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of the Investment outstanding on the Issue Date is not increased except pursuant to the terms of such Investment (in existence on the Issue Date) or is otherwise a Permitted Investment pursuant to a separate clause of this definition;
(13)    receivables owing to the Company or any of its Restricted Subsidiaries, including receivables from and advances to suppliers, if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(14)    loans and advances to officers, directors, employees, consultants and members of management (including for travel, entertainment, relocation and analogous business expenses) in an aggregate amount not to exceed $5.0 million at any time outstanding; provided that such loans and advances shall comply with all applicable laws;
(15)    Investments (including debt obligations) (i) received in connection with the bankruptcy and reorganization of suppliers and customers in settlement of delinquent obligations, and (ii) received in connection with the settlement of other disputes with customers and suppliers;
(16)    Investments consisting of extensions of credit or endorsements for collection or deposit in the ordinary course of business;
(17)    guarantees of leases of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business;
(18)    Investments in one or more Unrestricted Subsidiaries or joint ventures having an aggregate Fair Market Value that do not exceed $250.0 million at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(19)    to the extent they constitute Investments, Indebtedness (other than Indebtedness incurred in reliance Section 4.09(b)(22)), Liens or Restricted Payments permitted to be incurred under this Indenture;
(20)    Permitted Affiliate Payments;
(21)    other Investments; provided that the Cash Flow Ratio shall be less than or equal to 4.00 to 1.0 on a Pro Forma Basis after giving effect to such Investment;
(22)    guarantees or other extensions of credit in support of leases and other obligations of third parties entered into in connection with production and production-related arrangements or arrangements for the compensation of talent though third-party intermediaries;
(23)    guarantees by the Company or a Restricted Subsidiary of the obligation of a Subsidiary to purchase an interest not owned by the Company or its Subsidiaries in the business of BBC America, including through New Video Channel America, L.L.C. and its successors and assigns;
(24)    guarantees by the Company and the Restricted Subsidiaries (i) under financial support letters requested by auditors for the benefit of one or more Unrestricted Subsidiaries or joint ventures of the Company or any of its Subsidiaries; provided that such letter is requested by such auditor for the purpose of providing an opinion without a “going concern” or like qualification commentary or exception and is not for the benefit or use by any Person other than such Unrestricted

Subsidiaries or joint ventures and (ii) of other obligations in an aggregate principal amount, together with other obligations guaranteed pursuant to this sub-clause (ii) of this clause (24), that do not exceed $150.0 million at any one time outstanding;
(25)    guarantees by the Company and the Restricted Subsidiaries of obligations of the Company and its Subsidiaries and joint ventures arising under purchase or other acquisition agreements in respect of acquisitions or other Investments otherwise constituting Permitted Investments;
(26)    (a) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness, and (b) any Investment in an entity which is not a Restricted Subsidiary to which the Company or a Restricted Subsidiary sells Receivables Financing Assets pursuant to a Receivables Financing;
(27)    Investments consisting of Permitted Bond Hedge Transactions and/or Permitted Warrant Transactions, together with Investments consisting of the performance of any obligations of the Company or any of its Restricted Subsidiaries thereunder; and
(28)    other Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (28), that do not exceed at any one time outstanding $250.0 million.
“Permitted Junior Lien Obligations” means any Indebtedness having Junior Lien Priority related to the Notes with respect to the Collateral permitted to be incurred in accordance with Section 4.09.
“Permitted Liens” means the following types of Liens:
(1)    Liens existing on the Issue Date (other than Liens securing Credit Agreement Obligations and the Notes);
(2)    Liens on shares of the Equity Interests of an entity that is not a Restricted Subsidiary;
(3)    Liens securing Monetization Indebtedness;
(4)    Liens on Receivables Financing Assets (and proceeds thereof) securing only Indebtedness otherwise permitted to be incurred by a Receivables Subsidiary;
(5)    Liens securing obligations incurred under clause (1) of the definition of “Permitted Debt”;
(6)    Liens granted in favor of the Company or any Restricted Subsidiary;
(7)    (i) Liens on assets of the type specified in the definition of “Receivables Financing” incurred in connection with a Qualified Receivables Financing, and (ii) Liens securing obligations under or in respect of any Qualified Receivables Financing;
(8)    Liens securing the Notes issued on the Issue Date;
(9)    Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any properties or assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(10)    Liens on property or assets existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such transaction and do not extend to any properties or assets other than those so acquired by the Company or the Restricted Subsidiary;
(11)    Liens on property or assets used to defease or discharge Indebtedness that was not incurred in violation of this Indenture;
(12)    Liens securing Hedging Obligations or “margin stock,” as defined in Regulations G and U of the Board of Governors of the Federal Reserve System;
(13)    Liens on cash or Cash Equivalents securing Hedging Obligations of the Company or any of its Restricted Subsidiaries that do not constitute Indebtedness or securing letters of credit that support such Hedging Obligations;
(14)    Liens imposed by law, such as statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like liens arising in the ordinary course of business of the Company or any Restricted Subsidiary and with respect to amounts not yet delinquent by more than 30 days or being contested in good faith by appropriate proceedings;
(15)    Liens for taxes, assessments, government charges or claims not yet delinquent by more than 30 days or that are being contested in good faith by appropriate proceedings;
(16)    survey exceptions, encumbrances, easements or reservations of, or rights of others for rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or other restrictions or encumbrances as to the use of real properties or Liens incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries or to the ownership of its properties which do not in the aggregate materially impair their use in the ordinary operation of the business of the Company or any of its Restricted Subsidiaries;
(17)    any zoning, building or similar laws or rights reserved to or vested in any governmental authority;
(18)    Liens arising by reason of any judgment, decree or order of any court, arbitral tribunal or similar entity so long as any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired or Liens arising out of judgments or awards not constituting an Event of Default;
(19)    Liens (a) incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation, (b) incurred in the ordinary course of business for securing insurance premiums or reimbursement obligations under insurance policies related to the items specified in the foregoing clause (a) or (c) obligations in respect of letters of credit or bank guarantees that have been posted by such Person to support the payment of the items set forth in clauses (a) and (b) of this clause (19);
(20)    Liens consisting of pledges or deposits of cash or securities made by such Person as a condition to obtaining or maintaining any licenses issued to it by, or to satisfy other similar requirements of, any applicable governmental authority;
(21)    (a) deposits made to secure the performance of bids, tenders, contracts (other than for borrowed money) or leases to which the Company or any of its Restricted Subsidiaries is a party, (b) deposits to secure public or statutory obligations of the Company or any of its Restricted Subsidiaries, surety and appeal bonds, performance bonds and other obligations of a like nature, (c) deposits as security for contested taxes or import duties or for the payment of rent, and (d)

obligations in respect of letters of credit or bank guarantees that have been posted by the Company or any of its Restricted Subsidiaries to support the payment of items set forth in clauses (a) and (b) of this clause (21);
(22)    Liens arising from precautionary UCC financing statements (or similar filings under applicable law) regarding leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, operating leases or consignments;
(23)    Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to bankers’ Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto and pooling and netting arrangements) or other funds maintained with a depository institution or securities intermediary;
(24)    any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense and the rights reserved or vested in any other Person by the terms of any lease, license, franchise, grant or permit held by such Person or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;
(25)    purchase money mortgages or other purchase money liens (including, without limitation, any Finance Lease Obligations) permitted by Section 4.09(b)(4) upon any fixed or capital assets acquired after the Issue Date, or purchase money mortgages (including, without limitation, Finance Lease Obligations) on any such assets hereafter acquired or existing at the time of acquisition of such assets, whether or not assumed, so long as (i) such mortgage or lien does not extend to or cover any other asset of the Company or any Restricted Subsidiary; provided that individual financings of assets provided by one lender may be cross-collateralized to other financings of fixed or capital assets provided by such lender; and (ii) such mortgage or lien secures the obligation to pay the purchase price of such asset, interest thereon and other charges incurred in connection therewith (or the obligation under such Finance Lease Obligation) only;
(26)    Liens to secure cash management obligations and Indebtedness incurred in respect of netting services, overdraft protection and similar arrangements;
(27)    Liens to secure Indebtedness (including Finance Lease Obligations) permitted by Section 4.09(b)(4) covering only the assets acquired with such Indebtedness; provided that individual financings of assets provided by one lender may be cross-collateralized to other financings of fixed or capital assets provided by such lender;
(28)    Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;
(29)    Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;
(30)    Liens created in the ordinary course of business and customary in the relevant industry with respect to the creation or licensing of content, and the components thereof, securing the obligations of any of the Company and the Restricted Subsidiaries that do not constitute Indebtedness; provided that any such Lien shall attach solely to the content, or applicable component thereof, and the proceeds or products thereof, that is the subject of the arrangements giving rise to the underlying obligation;

(31)    assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;
(32)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(33)    Liens on Equity Interests in any Unrestricted Subsidiary or joint venture held by the Company or any Restricted Subsidiary in favor of secured creditors of such Unrestricted Subsidiary or joint venture;
(34)    Liens (A) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment or (B) consisting of an agreement to dispose of any property in an Asset Sale that was made pursuant to and in compliance Section 4.10, in each case, solely to the extent such Investment or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien;
(35)    restrictions on transfers of securities imposed by applicable securities laws;
(36)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by such Person in the ordinary course of business;
(37)    (x) Liens granted by any Special Purpose Producer to secure Indebtedness incurred in accordance with Section 4.09(b)(19) and (y) Liens on Equity Interests in any Special Purpose Producer to secure such Indebtedness;
(38)    additional Liens with respect to obligations, taken together with all other obligations with respect to which Liens have been granted pursuant to this clause (38), that do not exceed at any one time outstanding the greater of (i) $75.0 million and (ii) 12.5% of Adjusted Operating Income as of the date of such Lien is granted determined on a Pro Forma Basis; and
(39)    any extension, renewal or replacement, in whole or in part, of any Lien described in the immediately preceding clauses; provided that any such extension, renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional property or assets.
“Permitted Refinancing Indebtedness” means:
(A)    any Indebtedness of the Company or any of its Restricted Subsidiaries (other than Disqualified Equity Interests) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (or unutilized commitments in respect of Indebtedness (only to the extent the committed amount (i) could have been incurred on the date of initial incurrence and was deemed incurred at such time for the purposes of Section 4.09 or (ii) could have been incurred other than as Permitted Refinancing Indebtedness on the date of such extension, refinancing, renewal, replacement, defeasance or refunding)) of the Company or any of its Restricted Subsidiaries; provided that:
(1)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or, if applicable, the liquidation preference, face amount, accreted value or the like) or, if greater, committed amount (only to the extent the committed amount (i) could have been incurred on the date of initial incurrence and was deemed incurred at such time for the purposes of Section 4.09 or (ii) could have been incurred other than as Permitted Refinancing Indebtedness on the date of such extension, refinancing, renewal, replacement, defeasance or refunding) of the Indebtedness or Disqualified Equity Interests so extended, refinanced, renewed, replaced, defeased or refunded, plus the Additional Refinancing Amount;
(2)    such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
(3)    if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable, taken as a whole in all material respects, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
(4)    if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is unsecured and pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is unsecured and pari passu with, or subordinated in right of payment to, the Notes or the Note Guarantees; and
(5)    such Permitted Refinancing Indebtedness is not incurred or guaranteed by any Restricted Subsidiary that is not a Guarantor unless such Restricted Subsidiary is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
(B)    any Disqualified Equity Interests of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness or other Disqualified Equity Interests (or unutilized commitments in respect of Indebtedness or Disqualified Equity Interests (only to the extent the committed amount (i) could have been incurred on the date of initial incurrence and was deemed incurred at such time for the purposes of Section 4.09 or (ii) could have been incurred other than as Permitted Refinancing Indebtedness on the date of such extension, refinancing, renewal, replacement, defeasance or refunding)) of the Company or any of its Restricted Subsidiaries; provided that:
(1)    the liquidation preference, face value, accreted value or the like of such Permitted Refinancing Indebtedness does not exceed the principal amount (or, if applicable, the liquidation preference, face amount, accreted value or the like) or, if greater, committed amount (only to the extent the committed amount (i) could have been incurred on the date of initial incurrence and was deemed incurred at such time for the purposes of Section 4.09 or (ii) could have been incurred other than as Permitted Refinancing Indebtedness on the date of such extension, refinancing, renewal, replacement, defeasance or refunding) of the Indebtedness or Disqualified Equity Interests, as applicable, so extended, refinanced, renewed, replaced or refunded, plus the Additional Refinancing Amount;
(2)    such Permitted Refinancing Indebtedness has a final redemption date later than the final maturity or redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Equity Interests being extended, refinanced, renewed, replaced or refunded;
(3)    if the Disqualified Equity Interests of the Company or any of its Restricted Subsidiaries is subordinated in right of payment to the Notes or related Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable, taken as a whole in all material respects, to the Holders of Notes as those contained in the documentation governing Disqualified Equity Interests being extended, refinanced, renewed, replaced or refunded;
(4)    such Permitted Refinancing Indebtedness is not redeemable at the option of the holder thereof or mandatorily redeemable prior to the final maturity or redemption date of the Indebtedness or Disqualified Equity Interests being extended, refinanced, renewed, replaced or refunded; and
(5)    such Disqualified Equity Interests is not issued by any Restricted Subsidiary that is not a Guarantor unless such Restricted Subsidiary is an obligor on the Indebtedness or Disqualified Equity Interests being extended, refinanced, renewed, replaced, defeased or refunded.
“Permitted Warrant Transactions” means any customary (as conclusively determined by the Company in good faith) call option, warrant, or right to purchase (or economically equivalent swap or other derivative transaction) relating to the common stock or preferred stock (other than Disqualified Equity Interests) in the Company (or other securities and/or property of the Company, following a merger event with respect to, or reclassification or other change to the common stock or preferred stock (other than Disqualified Equity Interests) in, the Company) sold or issued by the Company substantially concurrently with any purchase by the Company of related Permitted Bond Hedge Transactions, and the performance by the Company of its obligations thereunder.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.
“Place of Payment” means the place or places where the principal of (and premium, if any) and interest, if any, on the Notes are payable as specified as contemplated by this Indenture.
“Pledge Agreement” means that certain Notes Pledge Agreement, dated as of the Issue Date, among the Company, the Guarantors party thereto and the Collateral Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s preferred or preference stock, whether now outstanding or issued after the Issue Date, and includes, without limitation, all classes and series of preferred or preference stock.
“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Pro Forma Basis” means, with respect to the calculation of any test, financial ratio, basket or covenant under this Indenture, including the Consolidated Senior Secured Leverage Ratio, the Consolidated Total Secured Leverage Ratio, the Cash Flow Ratio, the Fixed Charge Coverage Ratio and the calculation of Annual Adjusted Operating Income, of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to any acquisition, merger, consolidation, Investment, any issuance, incurrence, assumption or repayment or redemption of Indebtedness or Liens (including Indebtedness and/or Liens issued, incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of Preferred Stock or Disqualified Equity Interests, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period.
For purposes of making any computation referred to above:
(1)    if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness if such Swap Contracts has a remaining term in excess of 12 months);
(2)    interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Company to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP;
(3)    interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, an eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate; and
(4)    interest on any Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.
Any pro forma calculation may include, without limitation, (1) adjustments calculated in accordance with Regulation S-X under the Securities Act and (2) adjustments relating to cost savings of the type described in the definition of Adjusted Operating Income to the extent such adjustments, without duplication, continue to be applicable to the Reference Period.
“Product” means any motion picture, live event, film, music or video tape or other audio-visual work or episode thereof produced for theatrical, non-theatrical or television release or for exploitation in any other medium (including, without limitation, interactive media, multi-channel and digital platforms, stage plays, museum tours, theme parks or other location-based entertainment), in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter devised, with respect to which the Company or any of its Restricted Subsidiaries (1) is the copyright owner or (2) acquires an equity interest or distribution or sales agency rights.
“Program Acquisition Guarantees” means any commitment of the Company or any Restricted Subsidiary to a producer or owner (including, for the avoidance of doubt, any Restricted Subsidiary, Unrestricted Subsidiary or third party) of content in conjunction with the acquisition of content, distribution rights or sales agency rights in content by the Company or such Restricted Subsidiary to the effect that (1) the gross revenues to be generated in the future from the exploitation of such content or the net revenues to be received by such producer or owner from the exploitation of such content are reasonably anticipated by the Company to equal or exceed an amount specified in the acquisition agreement related to such content or (2) otherwise requires payment by the Company or such Restricted Subsidiary of a minimum amount specified in the acquisition agreement related to such content regardless of actual performance of such content.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Cash” means, of any Person, all cash and Cash Equivalents of such Person in deposit or securities accounts.

“Qualified Equity Offering” means (i) an offer and sale of Equity Interests (other than Disqualified Equity Interests) of the Company pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933 (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company), (ii) any private sale or placement of Equity Interests (other than Disqualified Equity Interests) of the Company other than to a subsidiary of the Company, or (iii) any capital contribution received by the Company from any holder of Equity Interests (other than Disqualified Equity Interests) of the Company.
“Qualified Receivables Financing” means any Receivables Financing that meets the following conditions:
(1)    the Company shall have determined in good faith that such Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company or the applicable Subsidiary, as the case may be;
(2)    all sales of Receivables Financing Assets and related assets by the Company or the applicable Subsidiary (other than a Receivables Subsidiary) either to the applicable Receivables Subsidiary or directly to the applicable third-party financing providers (as the case may be) are made at Fair Market Value (as determined in good faith by the Company); and
(3)    the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Undertakings;
provided that the aggregate Receivables Net Investment outstanding under any Qualified Receivables Financing shall not exceed, at the time of any incurrence thereunder, $250.0 million; provided, further, that such amount shall be $125.0 million at any time when revolving credit commitments or term A loans are outstanding under the Credit Agreement.
“Rating Agency” means (1) each of S&P and Moody’s and (2) if S&P or Moody’s ceases to rate the Notes for reasons outside the control of the Company, a “nationally recognized statistical rating organization,” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company, which will be substituted for S&P or Moody’s, as the case may be.
“Rating Category” means (1) with respect to S&P, any of the following categories, any of which may include a “+” or “–” at the end thereof: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody’s, any of the following categories, any of which may include a “1,” “2” or “3” at the end thereof: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (3) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.
“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, assign, convey or otherwise transfer to any other Person, or may grant a security interest in, any Receivables Financing Assets (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables Financing Assets, all contracts and all guarantees or other obligations in respect of such Receivables Financing Assets, proceeds of such Receivables Financing Assets and other assets which are customarily sold, assigned, conveyed, or transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions or factoring transactions involving Receivables Financing Assets and any hedging agreements entered into by the Company or any such Subsidiary in connection with such Receivables Financing Assets.
“Receivables Financing Assets” means any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by the Company or any Restricted Subsidiary or in which the Company or any Restricted Subsidiary has any rights or interests, in each case, without regard to where such assets or interest are located: (1) receivables, payment obligations, installment contracts, and similar rights, whether currently existing or arising or estimated to arise in the future, and whether in the form of accounts, chattel paper, general intangibles, instruments or otherwise (including any drafts, bills of exchange or similar notes and instruments), (2) royalty and other similar payments made related to the use of trade names and other intellectual property, business support, training and other services, including without limitation licensing fees, lease payments and similar revenue streams relating to Product, (3) revenues related to distribution and merchandising of the products of the Company and its Restricted Subsidiaries, (4) intellectual property rights relating to the generation of any of the foregoing types of assets, and (5) any other assets and property to the extent customarily included in securitization transactions or factoring transactions of the relevant type in the applicable jurisdictions (as determined by the Company in good faith).
“Receivables Financing Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.
“Receivables Financing Repurchase Obligation” means any obligation of a seller of Receivables Financing Assets in a Qualified Receivables Financing to repurchase Receivables Financing Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a Receivables Financing Asset or portion thereof becoming subject to any asserted defense, dispute, dilution, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Receivables Net Investment” means the aggregate cash amount paid by the lenders or purchasers under any Receivables Financing in connection with their purchase of, or the making of loans secured by, Receivables Financing Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Financing Assets or otherwise in accordance with the terms of the documents and agreements evidencing, relating to or otherwise governing the Receivables Financing; provided, however, that, if all or any part of such Receivables Net Investment shall have been reduced by application of any distribution and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Receivables Net Investment shall be increased by the amount of such distribution, all as though such distribution had not been made.
“Receivables Subsidiary” means a Subsidiary that is a wholly-owned Subsidiary (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Company or any of its Subsidiaries in which the Company or any of its Subsidiaries makes an Investment and to which the Company or any of its Subsidiaries transfers Receivables Financing Assets and related assets) which engages in no activities other than in connection with the financing of Receivables Financing Assets of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), Collateral and other assets relating thereto, and any business or activities incidental or related to such business and
(1)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (A) is guaranteed by the Company or any other Restricted Subsidiary (excluding Guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Undertakings), (B) is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Undertakings, or (C) subjects any property or asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Undertakings;
(2)    with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company (other than pursuant to Standard Undertakings); and
(3)    to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Undertakings).

“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Tax Legend (if applicable) and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
“Replacement Assets” means any combination of (i) non-current assets that will be used or useful in a Permitted Business or (ii) all or substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business (including by means of a merger, consolidation or other business combination permitted under this Indenture) that will become, on the date of acquisition thereof, a Restricted Subsidiary.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer, senior associate or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and who shall have direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means any Investment other than a Permitted Investment.
“Restricted Payment” means:
(1)    any Stock Payment by the Company or a Restricted Subsidiary;
(2)    any direct or indirect payment by the Company or a Restricted Subsidiary to redeem, purchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or Guarantors that is contractually subordinate in right of payment to the Notes; provided, however, that any direct or indirect payment by the Company or a Restricted Subsidiary to redeem, purchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate in right of payment to such debt securities will not be a Restricted Payment if such subordinate Indebtedness is redeemed, purchased, defeased or otherwise acquired or retired in exchange for, or out of, (x) the proceeds of a sale (within one year before or 180 days after such redemption, purchase, defeasance, acquisition or retirement) of Permitted Refinancing Indebtedness or Equity Interests of the Company or warrants, rights or options to acquire Equity Interests of the Company or (y) any source of funds other than the incurrence of Indebtedness (it being understood that the use of such funds to repay Indebtedness that is later reborrowed to redeem, purchase, defease or otherwise acquire or retire the subordinate Indebtedness shall be considered a source of funds other than the incurrence of Indebtedness); or
(3)    any Restricted Investment.
Notwithstanding the foregoing, Restricted Payments will not include (a) payments by any Restricted Subsidiary to the Company or any other Restricted Subsidiary or (b) any Permitted Investment or designation of a Restricted Subsidiary as an Unrestricted Subsidiary permitted under Section 4.17.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global Inc., and its successors.
“Screened Affiliate” means any Affiliate of a Holder of any Notes (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Agreement” means that certain Notes Security Agreement, dated as of the Issue Date, among the Company, the Guarantors party thereto and the Collateral Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Security Documents” means, collectively, the First Lien Intercreditor Agreement, any Additional Intercreditor Agreement, the Security Agreement, other security agreements relating to the Collateral and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each for the benefit of the Collateral Agent, as amended, amended and restated, modified, renewed or replaced from time to time.
“Senior Indebtedness” means, with respect to any Person, all principal of (premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not a claim for post-filing interest is allowed in such proceedings) with respect to all Indebtedness of such Person; provided that Senior Indebtedness will not include:
(1)    any Indebtedness of such Person that, by its terms or the terms of the instrument creating or evidencing such Indebtedness, is expressly subordinate in right of payment to the Notes;
(2)    any Guarantee of Indebtedness of any Subsidiary of such Person if recourse against such Guarantee is limited to the Equity Interests of such Subsidiary; or
(3)    any obligation of such Person to any Subsidiary of such Person or, in the case of a Restricted Subsidiary, to the Company or any other Subsidiary.
“Senior Notes Indenture” means that certain indenture, dated as of March 30, 2016, by and among AMC Networks, Inc., each of the Guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee, as amended, modified or supplemented from time to time.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
“Significant Subsidiary” means a Restricted Subsidiary having (x) revenues in excess of 5% of the aggregate operating revenues of the Company and its Subsidiaries on a consolidated basis for the four quarter period most recently ended for which financial statements are available or (y) assets in excess of 5% of the total consolidated assets of the Company and its Subsidiaries on a consolidated basis based on the most recent available consolidated audited balance sheet of the Company.
“Similar Business” means (a) any businesses, services or activities engaged in by the Company or any of its Subsidiaries on the Issue Date, (b) any businesses, services and activities engaged in by the Company or any of its Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof, and (c) a Person conducting a business, service or activity specified in clauses (a) and (b), and any Subsidiary thereof. For the avoidance of doubt, any Person that invests in or owns Equity Interests or Indebtedness of another Person that is engaged in a Similar Business shall be deemed to be engaged in a Similar Business.
“Special Purpose Producer” means a Subsidiary formed solely for the purpose of producing content (including films, series, shows or other content) or any audio-visual product or live or location-based entertainment which, in each case, is expected to be purchased or distributed in whole or in part by the Company or any of its Restricted Subsidiaries.
“Standard Undertakings” means representations, warranties, covenants, indemnities, reimbursement obligations, performance undertakings, guarantees of performance, and similar customary payment obligations entered into by the Company or any of its Subsidiaries, whether joint and several or otherwise, which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Financing Repurchase Obligation shall be deemed to be a Standard Undertaking.
“Stock Payment” means, with respect to any Person, the payment or declaration of any dividend, either in cash or in property (except dividends payable in Common Stock or common shares of Equity Interests of such Person), or the making by such Person of any other distribution, on account of any shares of any class of its Equity Interests, now or hereafter outstanding, or the redemption, purchase, retirement or other acquisition or retirement for value by such Person, directly or indirectly, of any shares of any class of its Equity Interests, now or hereafter outstanding, other than the redemption, purchase, defeasance or other acquisition or retirement for value of any Disqualified Equity Interests at its mandatory redemption date or other maturity date. For the avoidance of doubt, Stock Payment shall not include any payment made pursuant to Permitted Convertible / Exchange Indebtedness, any Permitted Bond Hedge Transactions or any Permitted Warrant Transactions.
“Subsidiary” means, with respect to any specified Person, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares or securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Tax Legend” means the legend set forth in Section 2.06(g)(4) hereof to be placed on all Notes (if applicable) issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Trademarks” means all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all application in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and all renewals thereof.
“Transactions” means the transaction contemplated by the Credit Agreement.
“Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such redemption date (or, if such statistical release is no longer published or the relevant information is no longer available thereon, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to July 15, 2028; provided, however, that if the period from such redemption date to July 15, 2028 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to July 15, 2028 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the Issue Date and, to the extent required by law, as amended.
“Trustee” means U.S. Bank Trust Company, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“UCC” has the meaning given to such term in the Security Documents.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Subsidiary” means:
(1)    any Subsidiary (other than the Company or any direct or indirect parent entity of the Company) of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Company in the manner provided below); and
(2)    any Subsidiary of an Unrestricted Subsidiary.
The Company may designate any Subsidiary of the Company, respectively (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein), to be an Unrestricted Subsidiary if such designation and the Investment of the Company in such Subsidiary complies with Section 4.07 and Section 4.17.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
“Voting Stock” means any Equity Interests having voting power under ordinary circumstances to vote in the election of the directors of a corporation (irrespective of whether or not at that time the stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)    the sum of the products obtained by multiplying (a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)    the then-outstanding principal amount of such Indebtedness.

Section 1.02    Other Definitions.

Term	Defined in Section
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“Declined Excess Proceeds”	4.10
“Defeasance”	8.02
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Exchange”	Exhibit C
“fixed baskets”	1.08
“Increased Amount”	4.12
“Initial Default”	6.01
“Interest Payment Date”	2.01
“LCT Election”	1.04
“LCT Test Date”	1.04
“Note Register”	2.03
“Offer Amount”	3.09
“Offer Period”	3.09
“Owner”	Exhibit C
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Purchase Date”	3.09
“ratio-based basket”	1.08
“Registrar”	2.03
“Relevant Transaction”	1.08
“Restricted Payments”	4.07
“Reversion Date”	4.19
“Supplemental Indenture”	Exhibit F
“Surviving Entity”	5.01
“Suspended Covenants”	4.19
“Suspension Period”	4.19
“Transfer”	Exhibit B

Section 1.03    Rules of Construction.
Unless the context otherwise requires:
(1)    a term has the meaning assigned to it;

(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)    “or” is not exclusive;
(4)    the term “including” is not limiting;
(5)    words in the singular include the plural, and in the plural include the singular;
(6)    “will” shall be interpreted to express a command;
(7)    provisions apply to successive events and transactions;
(8)    references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and
(9)    notwithstanding anything to the contrary in this Indenture, prior to the qualification of this Indenture under the TIA, no provision of the TIA shall apply or be incorporated by reference into this Indenture or the Notes, except as specifically set forth in this Indenture.
Section 1.04    Limited Condition Transactions.
When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including, without limitation, acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Equity Interests and the use of proceeds thereof, the incurrence of Liens, repayments and Restricted Payments), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including, without limitation, as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice or similar event), and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including, without limitation, acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Equity Interests and the use of proceeds thereof, the incurrence of Liens, repayments and Restricted Payments) and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes under this Indenture (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including, without limitation, acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Equity Interests and the use of proceeds thereof, the incurrence of Liens, repayments and Restricted Payments).
For the avoidance of doubt, if the Company has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in the Annual Adjusted Operating Income of the Company or the

Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.
Section 1.05    Divisive Merger.
Any reference to a merger, consolidation, amalgamation, distribution, assignment, sale, transfer, disposition or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets of or to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, distribution, assignment, sale, transfer, disposition or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
Section 1.06    [Reserved].
Section 1.07    [Reserved].
Section 1.08    Certain Compliance Calculations
(a)    If any baskets, thresholds or exceptions in a particular covenant determined by reference to a fixed currency amount or a percentage of Annual Adjusted Operating Income (“fixed baskets”) are intended to be utilized together with any baskets, thresholds or exceptions determined by reference to the Consolidated Senior Secured Leverage Ratio, the Consolidated Total Secured Leverage Ratio, the Cash Flow Ratio, the Fixed Charge Coverage Ratio or any other financial ratio or metric (a “ratio-based basket”) in a single transaction or action or series of related transactions or actions under the same covenant (for the purposes of this paragraph, a “Relevant Transaction”): (x) amounts available to be incurred under the applicable ratio-based baskets shall be calculated without giving effect to amounts to be incurred under the applicable fixed baskets in connection with such Relevant Transaction and (y) full pro forma effect shall be given to all increases to Annual Adjusted Operating Income and repayments or discharges of Indebtedness in connection with such Relevant Transaction in accordance with this Indenture. Neither the Trustee nor the Collateral Agent shall have any obligation or responsibility to make any calculations hereunder.
(b)    If Indebtedness originally incurred in reliance upon a percentage of any financial ratio is being refinanced and such refinancing would cause the maximum amount of Indebtedness thereunder to be exceeded at such time, then such refinancing will nevertheless be permitted thereunder and such additional Indebtedness will be deemed to have been incurred under the applicable clause so long as the principal amount of such additional Indebtedness does not exceed the principal amount of Indebtedness being refinanced plus the Additional Refinancing Amount.
(c)    If (x) a proposed action, matter, transaction or amount (or a portion thereof) is incurred or entered into pursuant to a fixed basket or the grower component of any other basket and (y) at a later time would subsequently be permitted under a ratio based basket, unless otherwise elected by the Company, such action, matter, transaction or amount (or a portion thereof) shall automatically be reclassified to such ratio based basket.
(d)    If (x) any transaction is entered into between (A) the Company or any Restricted Subsidiary and (B) any other Person which is not a Restricted Subsidiary on the date of such transaction; (y) such transaction is permitted pursuant to a fixed basket or an incurrence-based basket; and (z) following such transaction, such other Person becomes a Restricted Subsidiary, such transaction shall be deemed to be reallocated to any applicable basket allowing transactions of such type to be entered into on an unlimited basis between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.
(e)    If a proposed action, matter, transaction or amount (or a portion thereof) meets the criteria of more than one applicable basket, permission or threshold under this Indenture, the Company shall be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such action, matter or amount (or a portion thereof) between such baskets, permissions or thresholds as it shall elect from time to time; provided that Indebtedness under the Credit Agreement outstanding on the Issue Date shall at all times be classified as incurred under Section 4.09(b)(1) and (y) Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed secured under clause (5) of the definition of “Permitted Liens” on the Issue Date and may not be reclassified.
ARTICLE 2
THE NOTES
Section 2.01    Form and Dating.
(a)    General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notations, legends or endorsements are in a form reasonably acceptable to the Company. Each Note will be dated the date of its authentication. The Notes will accrue interest at a rate of 10.500% per annum from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually on each January 15 and July 15 of each year (each such date, an “Interest Payment Date”), commencing on January 15, 2026 to Holders of record at the close of business on January 1 or July 1, whether or not a Business Day, immediately preceding each Interest Payment Date. Interest will be paid on the basis of a 360-day year consisting of twelve 30-day months. The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b)    Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
(c)    [Reserved].

(d)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.
(e)    Issuance of Additional Notes. The Company may from time to time, without the consent of the Holders, issue additional notes (the “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Initial Notes (except for any difference in the issue price and the payment of interest accruing prior to the issue date of such Additional Notes, or, in some cases, the first Interest Payment Date following the issue of such Additional Notes), and with the same CUSIP number as the Initial Notes; provided that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number. Any Additional Notes and the Initial Notes shall constitute a single series under this Indenture and all references to the Notes shall include the Initial Notes and any Additional Notes, unless the context otherwise requires. The Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with Sections 4.09 and 4.12 of this Indenture.
Section 2.02    Execution and Authentication.
At least one Officer must sign the Notes for the Company by manual, facsimile or electronic signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual, facsimile or electronic signature of an authorized signatory of the Trustee. The signature will be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
The Trustee will, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate (i) Notes for original issue, of which $400,000,000 in aggregate principal amount will be issued on the Issue Date and (ii) any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
Section 2.03    Registrar and Paying Agent.
The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company, Parent or any of its Subsidiaries may act as Paying Agent or Registrar, subject to applicable mandatory laws.
The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
Section 2.04    Paying Agent to Hold Money in Trust.
The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, and interest on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company, Parent or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy, liquidation, examinership, insolvency or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.
Section 2.05    Holder Lists.
The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.
Section 2.06    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
(1)    the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;
(2)    the Company in its sole discretion determines, subject to the procedures of the Depositary, that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or
(3)    there has occurred and is continuing an Event of Default with respect to the Notes and the beneficial owners thereof have requested such exchange.
Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), (d) or (f) hereof.
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants and Indirect Participants or

Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as is expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. None of the Company, Trustee, Paying Agent, nor any Agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A)    both:
(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)    both:
(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)    instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.
(3)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof, or
(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof,
(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;
(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    if such beneficial interest is being transferred to an Institutional Accredited Investor and the Institutional Accredited Investor takes delivery in the form of a Restricted Definitive Note in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
(F)    if such beneficial interest is being transferred to the Company, Parent or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)    [Reserved.]
(3)    Beneficial Interest in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following: (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof, or (ii) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each case, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;
(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    [Reserved];
(F)    if such Restricted Definitive Note is being transferred to the Company, Parent or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)    if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(2)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if (i) the Holder of such Restricted Definitive Note proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof; or (ii) the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and in each case, if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)    [Reserved].
(g)    Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1)    Private Placement Legend. Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT

(A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S] ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY TO BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144.
(2)    Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY OR ON BEHALF OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR

CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(3)    [Reserved.]
(4)    Tax Legend. To the extent applicable, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) will bear a legend in substantially the following form:
“THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE; AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE COMPANY AT AMC NETWORKS INC., 11 PENN PLAZA, NEW YORK, NEW YORK 10001, ATTENTION: PATRICK O’CONNELL, EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER.”
(h)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such increase.
(i)    General Provisions Relating to Transfers and Exchanges.
(1)    To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)    No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).
(3)    [Reserved].
(4)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5)    Neither the Registrar nor the Company will be required:
(A)    to issue, to register the transfer of, or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
(B)    to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C)    to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date,
(6)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the record date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(7)    The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(8)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronic transmission.
(9)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(10)    Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
Section 2.07    Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the

Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.
In case any such mutilated, destroyed, lost, or stolen Note has become due and payable, the Company in its sole discretion may, instead of issuing a new Note, pay such Note.
Upon the issuance of any new Note under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Note issued pursuant to this Section 2.07 in exchange for any mutilated Note or in lieu of any destroyed, lost, or stolen Note will constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost, or stolen Note shall be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
The provisions of this Section 2.07 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes.
Section 2.08    Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to the Company for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, Parent, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes with respect to which a Responsible Officer of the Trustee has received written notice as being so owned at the Corporate Trust Office of the Trustee and which imparts actual knowledge of such ownership to the Trustee will be so disregarded.
Section 2.10    Temporary Notes.
Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11    Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee for cancellation any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act). Certification of the disposition of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12    Defaulted Interest.
If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof; provided that if the Company pays the defaulted interest prior to the date that is 30 days after the date of default in payment of interest, payment shall be to the recordholders of the Notes as of the original record date. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. If such default in interest continues for 30 days, the Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13    CUSIP Numbers.
The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, that the Trustee shall have no liability for any defect in the “CUSIP” numbers as they appear on any Note, notice or elsewhere; provided, further, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee in writing of any change in “CUSIP” numbers.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01    Notices to Trustee.
If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date (provided notice may be given more than 60 days before the redemption date in connection with the satisfaction and discharge of this Indenture or a defeasance), an Officer’s Certificate setting forth:
(1)    the clause of this Indenture pursuant to which the redemption shall occur;
(2)    the redemption date;
(3)    the principal amount and the CUSIP number of the Notes to be redeemed; and
(4)    the redemption price, if then ascertainable.

and stating that all conditions to such redemption have been complied with or that such redemption is subject to Section 3.07(f).
Section 3.02    Selection of Notes to Be Redeemed or Purchased.
If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, and the Notes subject to redemption are represented by Definitive Notes, the Trustee (subject to Section 4.10 or 4.14, as applicable) will select Notes for redemption or purchase pro rata, by lot or by such method as it shall deem fair and appropriate. If the Notes are represented by Global Notes, interests in such Global Notes will be selected for redemption or purchase by the Depositary in accordance with the Applicable Procedures.
In the event of partial redemption or purchase, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
With respect to Definitive Notes, the Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased and the CUSIP number of such Note. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased; provided, that the unredeemed or unpurchased portion of a Note must be in a minimum denomination of $2,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03    Notice of Redemption.
Subject to the provisions of Section 3.09 hereof, at least 10 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail (or with respect to Global Notes, to the extent permitted or required by the Depositary’s Applicable Procedures, send electronically), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.
The notice will identify the Notes to be redeemed and will state:
(1)    the redemption date;
(2)    the redemption price, or if not then ascertainable, the manner of calculation thereof;
(3)    if any Note is being redeemed in part, the portion of the principal amount and the CUSIP number of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note (or transferred by book entry);
(4)    the name and address of the Paying Agent;
(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)    that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(8)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and
(9)    if the redemption or notice is conditional, the one or more conditions precedent and that the Company may delay the redemption in its discretion until such time as the condition or conditions are satisfied or waived or that such redemption may not occur and such notice may be rescinded in the event that all such conditions have not been satisfied or waived by the redemption date, or by the redemption date so delayed.
At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company has delivered to the Trustee, at least 30 days prior to the redemption date (or such shorter period as is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04    Effect of Notice of Redemption.
Except as provided in Section 3.07(f) hereof, once notice of redemption is mailed or transmitted in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. The notice, if mailed or transmitted in a manner herein provided, shall be conclusively presumed to have been given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or by such other means as may be required hereby or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the redemption date, interest will cease to accrue on the Notes or portion thereof called for redemption.
Section 3.05    Deposit of Redemption or Purchase Price.
Prior to 10:00 a.m. Eastern Time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued interest, if any, on, all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on, all Notes to be redeemed or purchased.
If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06    Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Company will issue, and upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company, a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered (or transfer such Note by book entry).

Section 3.07    Optional Redemption.
(a)    At any time prior to July 15, 2028, the Company may redeem up to 40% of the original aggregate principal amount of the Notes (including any Additional Notes), at its option, at any time and from time to time, at a redemption price of 110.500% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date (subject to the rights of Holders of record of such Notes, on the relevant record dates for the determination of Holders to whom interest is payable, to receive interest due on an Interest Payment Date falling on or prior to the redemption date), with the proceeds of one or more Qualified Equity Offerings; provided that:
(1)    immediately after giving effect to such redemption, at least 60% of the original aggregate principal amount of the Notes remains outstanding (excluding, for purposes of such calculation, Notes held by the Company or its subsidiaries); and
(2)    the redemption must occur within 180 days of the date of the closing of such Qualified Equity Offering.
(b)    At any time prior to July 15, 2028, the Company may redeem the Notes, at its option in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount thereof to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, but excluding, the redemption date (subject to the rights of Holders of record of such Notes, on the relevant record dates for the determination of Holders to whom interest is payable, to receive interest due on an Interest Payment date falling on or prior to the redemption date).
(c)    At any time prior to July 15, 2028, the Company may redeem up to 10% of the aggregate principal amount of the Notes issued under this Indenture (including any Additional Notes) during any twelve-month period at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
(d)    On or after July 15, 2028, the Company may redeem the Notes, at its option in whole or in part, at any time and from time to time, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon to, but excluding, the redemption date (subject to the rights of Holders of record of such Notes, on the relevant record dates for the determination of Holders to whom interest is payable, to receive interest due on an Interest Payment Date falling on or prior to the redemption date), if redeemed during the twelve month-period beginning on July 15 of the years indicated below:

Year	Percentage
2028	105.250%
2029	102.625%
2030 and thereafter	100.000%

(e)    Notwithstanding the foregoing, in connection with any tender offer or exchange offer (including any Change of Control Offer), if Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not validly withdraw such Notes in such offer and the Company, or any third party making such offer in lieu of the Company, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Company or such third party shall have the right upon not less than 10 nor more than 60 days’ prior notice to Holders (with a copy to the Trustee), given not more than 60 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such offer (which may be less than par), excluding any early tender or incentive fee or premium, plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the applicable date of redemption, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling prior to or on the applicable date of redemption.

(f)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. Any redemption of Notes (including with net cash proceeds of a Qualified Equity Offering) pursuant to this Section 3.07 may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, consummation of any related Qualified Equity Offering, consummation of a Change of Control or consummation of a refinancing of any Indebtedness. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. If any such condition precedent has not been satisfied, the Company shall provide written notice to the Trustee prior to the close of business two Business Days prior to the redemption date. Upon receipt, the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.
(g)    If any redemption pursuant to this Section 3.07 shall occur on or after a record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders of the Notes which are redeemed.
Section 3.08    Mandatory Redemption.
The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
Section 3.09    Offer to Purchase by Application of Excess Proceeds.
In the event that, pursuant to Section 4.10 hereof, the Company is required to commence a Collateral Asset Disposition Offer or an Asset Disposition Offer, as applicable, to all Holders to purchase Notes, it will follow the procedures specified below, subject to the limitations with respect to Foreign Dispositions set forth in Section 4.10(f).
The Collateral Asset Disposition Offer or Asset Disposition Offer, as applicable, shall be made to all Holders and, if required by the terms of any Credit Agreement Obligations or Additional First Lien Obligations, to all holders of such Credit Agreement Obligations or Additional First Lien Obligations. The Collateral Asset Disposition Offer or Asset Disposition Offer, as applicable, will remain open for a period of at least 10 days following its commencement and not more than 60 days, except to the extent that a longer period is required by applicable law (the “Offer Period”). Promptly after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Collateral Excess Proceeds or Excess Proceeds, as applicable (the “Offer Amount”), to the purchase of Notes and such other pari passu Indebtedness in accordance with Section 4.10(c) and Section 4.10(e), as applicable. Payment for any Notes so purchased will be made in the same manner as principal and interest payments are made.
If the Purchase Date is on or after a record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Collateral Asset Disposition Offer or Asset Disposition Offer, as applicable.
Upon the commencement of a Collateral Asset Disposition Offer or Asset Disposition Offer, as applicable, the Company will send, by first class mail or electronically, a notice to the Trustee and each Holder of the Notes at such Holder’s registered address or otherwise in accordance with the applicable procedures of DTC, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Collateral Asset Disposition Offer or Asset Disposition Offer, as applicable. The notice, which will govern the terms of the Collateral Asset Disposition Offer or Asset Disposition Offer, as applicable, will state:
(1)    that the Collateral Asset Disposition Offer or Asset Disposition Offer, as applicable, is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Collateral Asset Disposition Offer or Asset Disposition Offer, as applicable, will remain open;
(2)    the Offer Amount, the purchase price and the Purchase Date;
(3)    that any Note not tendered or accepted for payment will continue to accrue interest;
(4)    that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Collateral Asset Disposition Offer or Asset Disposition Offer, as applicable, will cease to accrue interest after the Purchase Date;
(5)    that Holders electing to have a Note purchased pursuant to a Collateral Asset Disposition Offer or Asset Disposition Offer, as applicable, may elect to have Notes purchased in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof; provided that any unpurchased portion of a Note must be in a minimum denomination of $2,000;
(6)    that Holders electing to have Notes purchased pursuant to any Collateral Asset Disposition Offer or Asset Disposition Offer, as applicable, will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer the Note by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;
(7)    that Holders will be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile or electronic transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(8)    that, if the aggregate principal amount (or accreted value, as applicable) of Notes, Credit Agreement Obligations or Additional First Lien Obligations, exceeds the Offer Amount, the Company will select the Notes, Credit Agreement Obligations or Additional First Lien Obligations, to be purchased on a pro rata basis based on the principal amount of Notes and, if applicable, any other Credit Agreement Obligations or Additional First Lien Obligations, as the case may be, validly tendered or required to be prepaid, redeemed or otherwise surrendered, and thereafter the Trustee will select the Notes to be purchased on a pro rata basis (subject to the Depositary’s Applicable Procedures with respect to Global Notes) based on the principal amount tendered (with, in each case, such adjustments as may be deemed appropriate by the Company, so that only Notes in minimum denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased; provided that any unpurchased portion of a Note must be in a minimum denomination of $2,000); and
(9)    that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
On or before the Purchase Date, the Company will, to the extent lawful, accept for payment (on a pro rata basis to the extent necessary), the Offer Amount of Notes or portions thereof tendered pursuant to the Collateral

Asset Disposition Offer or Asset Disposition Offer, as applicable, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the depositary or the Paying Agent, as the case may be, will promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Collateral Asset Disposition Offer or Asset Disposition Offer, as applicable, on the Purchase Date.
ARTICLE 4
COVENANTS
Section 4.01    Payment of Notes.
The Company will pay or cause to be paid the principal of, premium on, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.
The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal (and premium, if any) at the rate prescribed therefor on the Notes; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same stepped-up rate to the extent lawful.
Section 4.02    Maintenance of Office or Agency.
The Company will maintain in each Place of Payment, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain a Place of Payment in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.
Section 4.03    Reports.
(a)    The Company shall supply without cost to each Holder, and file with the Trustee (if not otherwise filed with the Trustee pursuant to this Indenture) within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and quarterly reports and of the information, documents and other reports which the Company may be required to file with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act. If the Company is not required to file with the Commission such reports and other information referred to in the immediately preceding sentence, the Company shall furnish without cost to each Holder and file with the Trustee (i) within 140 days after the end of each fiscal year, annual reports containing the information required to be contained in Items 1, 2, 3, 6, 7, 8 and 9 of Form 10-K promulgated under the Exchange Act, or substantially the same information required to be contained in comparable items of any successor form, and (ii) within 75 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form. Notwithstanding the foregoing, the Company shall be deemed to have furnished such reports referred to above to the Holders and the Trustee if the Company has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available; provided, however, that the Trustee shall have no responsibilities whatsoever to determine whether such filing has occurred. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants (as to which the Trustee is entitled to rely exclusively on Officer's Certificates). The Trustee shall have no duty to review or make independent investigation with respect to any of the foregoing received by the Trustee and shall hold the same solely as repository.
(b)    At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Note, the Company shall promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Note designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.
(c)    Delivery of such reports, information and documents under this Section 4.03, as well as any such reports, information and documents pursuant to this Indenture, to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no responsibility or liability for the filing, timeliness or content of any report required under this Section 4.03 or any other reports, information and documents required under this Indenture (aside from any report that is expressly the responsibility of the Trustee subject to the terms hereof). The Trustee shall have no duty to review or make independent investigation with respect to any of the foregoing received by the Trustee, and shall hold the same solely as repository.
Section 4.04    Compliance Certificates.
The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after December 31, 2025, a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer’s knowledge, the Company is in compliance with all covenants under this Indenture. For purposes of this Section 4.04, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.
So long as any of the Notes are outstanding, Company will deliver to the Trustee, within 30 Business Days days after any Officer becomes aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company or Guarantors are taking or propose to take with respect thereto.
Section 4.05    Taxes
The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to Holders of the Notes.

Section 4.06    Stay, Extension and Usury Laws.
The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07    Limitation on Restricted Payments.
(a)    The Company will not, and will not permit any Restricted Subsidiary to, make any Restricted Payment if (A) at the time of such proposed Restricted Payment, a Default or Event of Default has occurred and is continuing or will occur as a consequence of such Restricted Payment, (B) the Fixed Charge Coverage Ratio shall be less than or equal to 2.00 to 1.00 on a Pro Forma Basis after giving effect to such Restricted Payment or (C) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments that have been made since the Issue Date in reliance on this paragraph, would exceed the sum of (i) $400.0 million plus (ii) the net proceeds from any sale or issuance of Equity Interests by the Company to any Person (other than the Company or any of its Restricted Subsidiaries) (with non-cash proceeds to be valued by the Company in good faith) and the amount of Permitted Convertible / Exchange Indebtedness of the Company that is converted or exchanged into Equity Interests, in each case, since the Issue Date, plus, (iii) an amount equal to the difference between (1) the Cumulative Cash Flow Credit and (2) 1.4 multiplied by Cumulative Interest Expense.
(b)    The provisions of Section 4.07(a) hereof will not prohibit:
(1)    the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the above provisions;
(2)    Permitted Affiliate Payments;
(3)    the retirement, redemption, purchase, defeasance or other acquisition of any shares of the Company’s Equity Interests or warrants, rights or options to acquire Equity Interests of the Company, in exchange for, or out of the proceeds of a sale (within one year before or 180 days after such retirement, redemption, purchase, defeasance or other acquisition) of, other shares of the Company’s Equity Interests or warrants, rights or options to acquire Equity Interests of the Company;
(4)    the payment or making of any dividend or distribution by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;
(5)    repurchases of Equity Interests in a cashless transaction deemed to occur upon exercise or vesting of restricted stock, stock options or warrants or similar equity based awards;
(6)    the payment of cash in lieu of the issuance of fractional shares or scrip in connection with the exercise of warrants, options or other securities convertible into or exercisable for Equity Interests of the Company or stock dividends, splits or combinations;
(7)    the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Company held by any future, present or former employee or director of the Company or any of its Restricted Subsidiaries or the estate, heirs or legatees of, or any entity controlled by, any such employee or director, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement in connection with the termination of such person’s employment for any reason (including by reason of death or disability); provided, however, that the aggregate Restricted Payments made under this clause (7) do not exceed in any calendar year the sum of (A) $1.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to sub-clause (B) of this clause (7)) of $10.0 million in any calendar year) and (B) the cash proceeds of key man life insurance policies on the life of any such person received by the Company and its Restricted Subsidiaries after the Issue Date;
(8)    any Restricted Payment so long as immediately after the making of such Restricted Payment, the Cash Flow Ratio does not exceed 3.00:1.00 on a Pro Forma Basis;
(9)    Restricted Payments made in connection with the Transactions;
(10)    (i) the Company from (A) making any payment of premium or other amount in respect of, and otherwise performing its obligations under, any Permitted Bond Hedge Transaction, and (B) making any payments or deliveries under Permitted Convertible / Exchange Indebtedness, or (ii) the Company from (A) delivering shares of the common stock or preferred stock (other than Disqualified Equity Interests) in the Company upon the exercise and settlement or termination of any Permitted Warrant Transaction, and (B) making any payment in cash (including by set-off) upon the exercise and settlement or termination of any Permitted Warrant Transaction;
(11)    the declaration and payment of regularly scheduled or accrued dividends to a holders of a class or series of Disqualified Equity Interests of the Company of any of its Restricted Subsidiaries incurred in accordance with Section 4.09; or
(12)    purchases of Receivables Financing Assets pursuant to a Receivables Financing Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Financing Fees.
(c)    For purposes of determining the aggregate permissible amount of Restricted Payments in accordance with Section 4.07(a)(C)(ii) and (iii), all amounts expended pursuant to Section 4.07(b) will be excluded; provided, however, that amounts paid pursuant to Section 4.07(b)(1) will be included only to the extent that such amounts were not previously included in calculating Restricted Payments.
(d)    If the Company or a Restricted Subsidiary makes a Restricted Payment that at the time of the making of such Restricted Payment would be, in the Company’s good faith determination, permitted under the requirements of this covenant, such Restricted Payment will be deemed to have been made in compliance with this covenant notwithstanding any subsequent adjustments made in good faith to the Company’s financial statements affecting the calculations set forth above for any period.
(e)    For the purposes of the provisions above, the net proceeds from the issuance of shares of the Company’s Equity Interests upon conversion of Indebtedness will be deemed to be an amount equal to the accreted value of such Indebtedness on the date of such conversion and the additional consideration, if any, the Company receives upon such conversion, minus any cash payment on account of fractional shares (such consideration, if in property other than cash, to be determined by our Board of Directors, whose good faith determination will be conclusive).
Section 4.08    Dividend and Other Payment Restrictions Affecting Domestic Subsidiaries.
(a)    The Company will not, and will not permit any of its Domestic Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Domestic Subsidiary to:

(1)    pay dividends or make any other distributions on its Equity Interests (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;
(2)    make loans or advances to the Company or any of its Restricted Subsidiaries; or
(3)    transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
(b)    The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions:
(1)    existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;
(2)    set forth in this Indenture, the Notes and the Note Guarantees;
(3)    existing under, by reason of or with respect to applicable law, rule, regulation or order;
(4)    with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements, or refinancings are not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition;
(5)    in the case of Section 4.08(a)(3) of the first paragraph of this covenant:
(A)    that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;
(B)    existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture; or
(C)    arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, materially detract from the value of property or assets of the Company or any Restricted Subsidiary thereof;
(6)    existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Equity Interests of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;
(7)    restrictions on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies, in each case under contracts, leases or other agreements entered into in the ordinary course of business;

(8)    existing under, by reason of or with respect to customary supermajority voting provisions and customary provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture, partnership, or limited liability company agreements;
(9)    imposed on any Special Purpose Producer in connection with any Indebtedness incurred in accordance with Section 4.09(b)(19) to the extent customary for financings of such type; and
(10)    imposed on any Receivables Subsidiary in connection with a Qualified Receivables Financing.
Section 4.09    Incurrence of Indebtedness.
(a)    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness, other than Indebtedness between or among any of the Company and its Restricted Subsidiaries, unless, after giving effect thereto, the Fixed Charge Coverage Ratio as of the date of such incurrence is greater than or equal to 2.0 to 1.0 on a Pro Forma Basis; provided that Indebtedness incurred by Non-Guarantor Subsidiaries pursuant to this paragraph shall not exceed (together with any Indebtedness of Restricted Subsidiaries that are not Guarantors incurred pursuant to Section 4.09(b)(20) of the following paragraph) $250.0 million (plus, in the case of Permitted Refinancing Indebtedness, any Additional Refinancing Amount) (the “Non-Guarantor Sublimit”).
(b)    The provisions of Section 4.09(a) hereof will not prohibit, subject to the Non-Guarantor Sublimit, the incurrence of any of the following (collectively, “Permitted Debt”):
(1)    the incurrence at any time by the Company or any of its Restricted Subsidiaries of Indebtedness under Credit Facilities and Guarantees thereof in an aggregate principal amount at any one time outstanding pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the sum of (x) $616 million (plus, in the case of Permitted Refinancing Indebtedness, any Additional Refinancing Amount) plus (y) an additional aggregate principal amount of Indebtedness that at the time of incurrence does not cause (i) in the case of Indebtedness having Pari Passu Lien Priority relative to the Notes with respect to the Collateral, the Consolidated Senior Secured Leverage Ratio of the Company and its Restricted Subsidiaries to exceed 3.00 to 1.0 on a Pro Forma Basis (plus, in the case of Permitted Refinancing Indebtedness, any Additional Refinancing Amount) and (ii) in the case of any other Indebtedness, the Consolidated Total Secured Leverage Ratio of the Company and its Restricted Subsidiaries to exceed 4.50 to 1.0 on a Pro Forma Basis; provided that, for purposes of determining the amount of Indebtedness that may be incurred under this clause (1)(y), all Indebtedness incurred under this clause (1)(y) (or any Permitted Refinancing Indebtedness thereof) shall be treated as Consolidated Total Indebtedness secured by a Lien;
(2)    the incurrence of Existing Indebtedness (including the 2029 Secured Notes, the 2029 Unsecured Notes and the Convertible Notes, in each case, that remain outstanding after giving effect to the issuance of the Notes and the use of proceeds therefrom);
(3)    the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the Note Guarantees to be issued on the Issue Date;
(4)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Finance Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary for fixed or capital assets, in an aggregate principal amount, including all Permitted Refinancing Indebtedness in respect thereof, not to exceed $100.0 million at any time outstanding (plus, in the case of Permitted Refinancing Indebtedness, any Additional Refinancing Amount);
(5)    the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (9), (10), (17), (19), (20) or (21) of this Section 4.09(b);
(6)    the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:
(A)    Indebtedness (A) of a Foreign Restricted Subsidiary or a foreign joint venture that is a Restricted Subsidiary owed to a Guarantor or a Foreign Restricted Subsidiary and (B) consisting of other intercompany Indebtedness (other than Indebtedness of (i) of any Guarantor owed to any other Guarantor, (ii) of a wholly owned Non-Guarantor Subsidiary owed to another wholly owned Non-Guarantor Subsidiary and (iii) of a wholly owned Non-Guarantor Subsidiary that is a Foreign Restricted Subsidiary owed to another wholly owned Non-Guarantor Subsidiary that is a Foreign Restricted Subsidiary); provided that, if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is held by a Person that is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, in the case of the Company, or the Guarantee, in the case of a Guarantor;
(B)    Indebtedness owed to the Company or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Company or a Guarantor; and
(C)    (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being owed to a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
(7)    the issuance of shares of Preferred Stock by any of the Company’s Restricted Subsidiaries to the Company or to a Guarantor; provided that (i) any subsequent issuance or transfer of any Equity Interests that results in such Preferred Stock being held by a Person other than the Company or a Guarantor and (ii) any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Guarantor shall be deemed, in each case, to constitute an issuance of such shares of Preferred Stock that was not permitted by this clause (7);
(8)    the Guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;
(9)    the incurrence of Monetization Indebtedness;
(10)    the incurrence of Acquisition Indebtedness; provided that, immediately after giving effect to such transaction, either:
(A)    the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a), or

(B)    the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries would be no lower than immediately prior to such transaction as a result of such transaction;
(11)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent the net proceeds thereof are promptly deposited to satisfy and discharge this Indenture as described under Article 11;
(12)    Indebtedness of the Company or any Restricted Subsidiary (i) in connection with surety, performance, appeal or similar bonds, completion Guarantees, or similar instruments entered into in the ordinary course of business or from letters of credit or other obligations in respect of property, casualty or liability insurance, self-insurance, workers’ compensation obligations or similar arrangements and (ii) consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;
(13)    Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, such amount need not be inadvertent) drawn against insufficient funds in the ordinary course of business;
(14)    Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification, earnouts or purchase price adjustment obligations or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case incurred or assumed in connection with the acquisition or disposition of any business, assets or properties;
(15)    cash management obligations and Indebtedness incurred in respect of netting services, overdraft protection and similar arrangements;
(16)    Indebtedness consisting of obligations under deferred compensation, earnouts or other similar arrangements incurred by the Company or any Restricted Subsidiary in connection with the Transactions or any acquisition or Investment not prohibited by this Indenture;
(17)    Guarantees by the Company and the Restricted Subsidiaries of obligations of the Company and its Restricted Subsidiaries and joint ventures arising under purchase or other acquisition agreements in respect of acquisitions or other Investments otherwise constituting Permitted Investments; provided that the aggregate principal amount of all such Guarantees pursuant to this clause (17) following the issuance of the Notes does not exceed, including all Permitted Refinancing Indebtedness in respect thereof, $20.0 million in the aggregate at any time outstanding (plus, in the case of Permitted Refinancing Indebtedness, any Additional Refinancing Amount). For purposes of determining compliance with this clause (17), the amount of any such Guarantee shall be the amount determined by the Company in good faith that, in the light of all the facts and circumstances existing on the date such purchase or other acquisition agreement is entered into, represents the amount of underlying obligations reasonably expected by the Company to be paid thereunder;
(18)    Indebtedness under Hedging Obligations; provided that such contracts are not entered into for speculative purposes;
(19)    Indebtedness incurred by the Company or any Restricted Subsidiary that is a Special Purpose Producer which is non-recourse to the Company or any Restricted Subsidiary other than (x) any Special Purpose Producer other than pursuant to Negative Pick-up Obligations, Program Acquisition Guarantees or short-fall Guarantees, or any other customary Guarantee or non-recourse carve-out and (y) Guarantees for which recourse is limited solely to the Equity Interests in such Special Purpose Producer, so long as the aggregate principal amount of all such Indebtedness outstanding at any one time pursuant to this clause (19) shall not exceed $250,000,000 (plus, in the case of Permitted Refinancing Indebtedness, any Additional Refinancing Amount);
(20)    Indebtedness of any Restricted Subsidiaries that are not Guarantors at the time of incurrence thereof in an aggregate principal amount, including all Permitted Refinancing Indebtedness in respect thereof, at any time outstanding not to exceed (together with any Indebtedness of Restricted Subsidiaries that are not Guarantors incurred pursuant to the first paragraph) the Non-Guarantor Sublimit (plus, in the case of Permitted Refinancing Indebtedness, any Additional Refinancing Amount);
(21)    Indebtedness in an aggregate principal amount, including all Permitted Refinancing Indebtedness in respect thereof, at any time outstanding not to exceed $500.0 million (plus, in the case of Permitted Refinancing Indebtedness, any Additional Refinancing Amount);
(22)    obligations or liabilities in respect of any Permitted Bond Hedge Transactions, or any Permitted Warrant Transactions;
(23)    any Guarantee by the Company or a Restricted Subsidiary of the obligations of any Unrestricted Subsidiary or any Restricted Subsidiary that is not a Guarantor, so long as (A) recourse to the Company or such Restricted Subsidiary thereunder is limited solely to shares of capital stock of such Unrestricted Subsidiary, such Restricted Subsidiary that is not a Guarantor, or their Subsidiaries and to no other assets of the Company or the Guarantors and (B) neither the Company nor any Restricted Subsidiary agrees, in connection therewith, to any limitation on the amount of Indebtedness which may be incurred by them, to the granting of any Liens on assets of the Company or any of the Restricted Subsidiaries (other than shares of stock of such Unrestricted Subsidiary, such Restricted Subsidiary that is not a Guarantor, or their Subsidiaries) or to any acquisition or disposition of any assets of the Company or the Restricted Subsidiaries (other than shares of capital stock of such Unrestricted Subsidiary, such Restricted Subsidiary that is not a Guarantor, or their Subsidiaries);
(24)    any Guarantee by the Company or a Restricted Subsidiary of the obligations or Indebtedness of any Unrestricted Subsidiary, Restricted Subsidiary that is not a Guarantor, or joint venture; provided that the aggregate amount of all such Guarantees, when combined with the aggregate amount of Investments in Unrestricted Subsidiaries and joint ventures made pursuant to clause (18) of the definition of “Permitted Investments” does not exceed $250,000,000 at any time outstanding; or
(25)    to the extent constituting Indebtedness, Investments permitted to be incurred under this Indenture (other than in reliance on clause (19) of the definition of “Permitted Investments”).
(c)    Notwithstanding any other provision of this Section 4.09:
(1)    the maximum amount of Indebtedness that may be incurred pursuant to this covenant will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies or changes in GAAP;
(2)    any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary;

(3)    neither the accrual of interest nor the accretion of original issue discount (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an incurrence of Indebtedness, as applicable;
(4)    the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Equity Interests or Preferred Stock in the form of additional shares of the same class of Disqualified Equity Interests (to the extent provided for when the Indebtedness, Disqualified Equity Interests or Preferred Stock on which such interest or dividend is paid was originally issued) shall not be considered an incurrence of Indebtedness or Liens;
(5)    for purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums (including, without limitation, tender premiums) and other costs and expenses (including, without limitation, original issue discount, upfront fees or similar fees) incurred in connection with such refinancing; and
(6)    in connection with the incurrence, as applicable, of (x) revolving loan Indebtedness under this covenant or (y) any commitment or other transaction relating to the incurrence or issuance of Indebtedness under this covenant and the granting of any Lien to secure such Indebtedness, the Company or applicable Restricted Subsidiary may designate such incurrence and the granting of any Lien therefor as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment or intention to consummate such transaction (such date, the “Deemed Date”) (or, at the election of the Company or applicable Restricted Subsidiary, on any date subsequent thereto, even if a prior date was previously the Deemed Date hereunder, in which case from and after such election such subsequent date shall be deemed the “Deemed Date” hereunder), and any related subsequent actual incurrence and granting of such Lien therefor will be deemed for all purposes under this Indenture to have been incurred and granted on such Deemed Date, including, without limitation, for purposes of calculating usage of any baskets hereunder (if applicable), Consolidated Senior Secured Leverage Ratio, the Consolidated Total Secured Leverage Ratio, the Cash Flow Ratio, the Fixed Charge Coverage Ratio and Annual Adjusted Operating Income (and all such calculations on and after the Deemed Date until the termination or funding of such commitment or until such transaction is consummated or abandoned or such election is rescinded shall be made on a Pro Forma Basis giving effect to the deemed incurrence, the granting of any Lien therefor and related transactions in connection therewith).
Neither the Trustee nor the Collateral Agent shall have any obligation or responsibility to make any calculations under this Section 4.09.
Section 4.10    Asset Sales.
(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)    the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; provided that this clause (1) shall not apply to an Asset Sale resulting solely from a foreclosure or sale by a third party upon assets or property subject to a Lien not prohibited by this Indenture;
(2)    where such Fair Market Value exceeds $75.0 million, the Company’s determination of such Fair Market Value is set forth in an Officer’s Certificate delivered to the Trustee for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates); and
(3)    at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this provision, each of the following shall be deemed to be Cash Equivalents:
(A)    any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, or would be shown on the Company’s or such Restricted Subsidiary’s balance sheet on the date of such Asset Sale) of the Company or any Restricted Subsidiary (other than Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets pursuant to a written agreement that releases the Company or such Restricted Subsidiary from further liability therefor;
(B)    any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted (including by way of any Monetization Transaction) by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in that conversion) within 180 days of such Asset Sale; and
(4)    within 12 months from the later of (A) the date of such Asset Sale and (B) the receipt of the Net Proceeds from such Asset Sale (as may be extended by an Acceptable Commitment as set forth below, the “Proceeds Application Period”), an amount equal to 100% of such Net Proceeds (the “Applicable Proceeds”) is applied:
(A)    (I) to the extent such Net Proceeds are from an Asset Sale of Collateral and the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase the Notes, the 2029 Secured Notes or any Credit Agreement Obligations or Additional First Lien Obligations, including Indebtedness under the Credit Agreement or the 2029 Secured Notes (or any Permitted Refinancing Indebtedness in respect thereof that have Pari Passu Lien Priority); provided that, to the extent the Company redeems, repays or repurchases such Credit Agreement Obligations, 2029 Secured Notes or Additional First Lien Obligations pursuant to this clause, the Company shall equally and ratably reduce the Notes Obligations as provided under Section 3.07, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or (II) to the extent such Net Proceeds are from an Asset Sale of assets or property that do not constitute Collateral, (w) to reduce, prepay, repay or purchase any Indebtedness secured by a Lien on such asset, (x) to reduce, prepay, repay or purchase Credit Agreement Obligations, 2029 Secured Notes, 2029 Unsecured Notes, the Convertible Notes or Additional First Lien

Obligations; provided that, to the extent the Company redeems, repays or repurchases such Credit Agreement Obligations, 2029 Secured Notes, 2029 Unsecured Notes, the Convertible Notes or Additional First Lien Obligations pursuant to this clause (x), the Company shall equally and ratably reduce the Notes Obligations as provided under Section 3.07 through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid, (y) to make an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to redeem Notes as described under Section 3.07 or purchase Notes through open-market purchases or in privately negotiated transactions, or (z) to reduce, prepay, repay or purchase any other Indebtedness of a Non-Guarantor Subsidiary (in each case, other than Indebtedness owed to a Company or any Restricted Subsidiary); and
(B)    to the extent the Company or any Restricted Subsidiary elects, to invest in or commit to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary equal to the amount of Net Proceeds received by the Company or another Restricted Subsidiary) within 12 months from the later of (i) the date of such Asset Sale and (ii) the receipt of such Net Proceeds; provided that a binding agreement shall be treated as a permitted application of Net Proceeds from the date of such commitment with the good faith expectation that an amount equal to Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); or
(C)    any combination of the foregoing;
provided that (1) pending the final application of the amount of any such Applicable Proceeds pursuant to this Section 4.10, the Company or the applicable Restricted Subsidiaries may apply such Applicable Proceeds temporarily to reduce Indebtedness (including under the Credit Agreement) or otherwise apply such Applicable Proceeds in any manner not prohibited by this Indenture, and (2) the Company (or any Restricted Subsidiary, as the case may be) may elect to invest in Additional Assets prior to receiving the Applicable Proceeds attributable to any given Asset Sale (provided that such investment shall be made no earlier than the earliest of written notice to the Trustee of the relevant Asset Sale (which notice shall be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates)), execution of a definitive agreement for the relevant Asset Sale, and consummation of the relevant Asset Sale) and deem the amount so invested to be applied pursuant to and in accordance with clause (a)(4)(B) above with respect to such Asset Sale.
(b)    If, with respect to any Asset Sale of Collateral, at the expiration of the Proceeds Application Period with respect to such Asset Sale, there remains Applicable Proceeds in excess of $150,000,000 (such amount of Applicable Proceeds that are equal to $150,000,000, “Declined Collateral Excess Proceeds,” and such amount of Applicable Proceeds that are in excess of $150,000,000, “Collateral Excess Proceeds”), then subject to the limitations with respect to Foreign Dispositions set forth below, the Company shall make an offer (a “Collateral Asset Disposition Offer”) no later than ten Business Days after the expiration of the Proceeds Application Period to all Holders of Notes (with a copy to the Trustee) and, if required by the terms of any Credit Agreement Obligations, 2029 Secured Notes or Additional First Lien Obligations, to all holders of such Credit Agreement Obligations, the 2029 Secured Notes or Additional First Lien Obligations, to purchase the maximum principal amount of such Notes, Credit Agreement Obligations, 2029 Secured Notes or Additional First Lien Obligations, as appropriate, on a pro rata basis, that may be purchased out of such Collateral Excess Proceeds, if any, at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof (or in the event such other Indebtedness was issued with original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or such lesser price with respect to Credit Agreement Obligations, 2029 Secured Notes or Additional First Lien Obligations, if any, as may be provided by the terms of such other Indebtedness), to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture and the agreement governing the Credit Agreement Obligations, 2029 Secured Notes or Additional First Lien Obligations, as applicable, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. Notices of a Collateral Asset Disposition Offer shall be sent by first class mail or sent electronically, at least 10 days but not more than 60 days before the purchase date to each Holder of the Notes at such Holder’s registered address or otherwise in accordance with the applicable procedures of DTC, with a copy to the Trustee. The Company may satisfy the foregoing obligation with respect to the Applicable Proceeds by making a Collateral Asset Disposition Offer prior to the expiration of the Proceeds Application Period (the “Collateral Advance Offer”) with respect to all or a part of the Applicable Proceeds (the “Collateral Advance Portion”) in advance of being required to do so by this Indenture.
(c)    To the extent that the aggregate amount (or accreted value, as applicable) of Notes and, if applicable, any other Credit Agreement Obligations, 2029 Secured Notes or Additional First Lien Obligations, as the case may be, validly tendered or otherwise surrendered in connection with a Collateral Asset Disposition Offer made with Collateral Excess Proceeds (or, in the case of a Collateral Advance Offer, the Collateral Advance Portion) is less than the amount offered in a Collateral Asset Disposition Offer, the Company may include any remaining Collateral Excess Proceeds (or, in the case of a Collateral Advance Offer, the Collateral Advance Portion) in Declined Collateral Excess Proceeds, and use such Declined Collateral Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount (or accreted value, as applicable) of the Notes or, if applicable, Credit Agreement Obligations, 2029 Secured Notes or Additional First Lien Obligations validly tendered pursuant to any Collateral Asset Disposition Offer exceeds the amount of Collateral Excess Proceeds (or, in the case of a Collateral Advance Offer, the Collateral Advance Portion), the Company shall allocate the Collateral Excess Proceeds among the Notes, the Credit Agreement Obligations, the 2029 Secured Notes and the Additional First Lien Obligations to be purchased on a pro rata basis on the basis of the aggregate principal amount (or accreted value, as applicable) of tendered Notes, Credit Agreement Obligations, 2029 Secured Notes and Additional First Lien Obligations; provided that no Notes, Credit Agreement Obligations, 2029 Secured Notes or Additional First Lien Obligations will be selected and purchased in an unauthorized denomination. Upon completion of any Collateral Asset Disposition Offer, the amount of Applicable Proceeds and Collateral Excess Proceeds shall be reset at zero.
(d)    If, with respect to any Asset Sale of assets or property that do not constitute Collateral, at the expiration of the Proceeds Application Period with respect to such Asset Sale, there remains Applicable Proceeds in excess of $150,000,000 (such amount of Applicable Proceeds that are equal to $150,000,000, “Declined Excess Proceeds,” and such amount of Applicable Proceeds that are in excess of $150,000,000, “Excess Proceeds”), then subject to the limitations with respect to Foreign Dispositions set forth below, the Company shall make an offer (an “Asset Disposition Offer”) no later than ten Business Days after the expiration of the Proceeds Application Period to all Holders of Notes and, if required by the terms of any Credit Agreement Obligations, 2029 Secured Notes, the 2029 Unsecured Notes, Convertible Notes or Additional First Lien Obligations, to all holders of such Credit Agreement Obligations, 2029 Secured Notes, 2029 Unsecured Notes, Convertible Notes or Additional First Lien Obligations, to purchase the maximum principal amount of such Notes and Credit Agreement Obligations, 2029 Secured Notes, 2029 Unsecured Notes, Convertible Notes or Additional First Lien Obligations, as appropriate, on a pro rata basis, that may be purchased out of such Excess Proceeds, if any, at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof (or in the event such other Indebtedness was issued with original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or such lesser price with respect to Credit Agreement Obligations, 2029 Secured Notes, 2029 Unsecured Notes, Convertible Notes and Additional First Lien Obligations, if any, as may be provided by the terms of such other Indebtedness), to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture and the agreement governing the Credit Agreement Obligations, 2029 Secured Notes, 2029 Unsecured Notes, Convertible Notes or Additional First Lien Obligations, as applicable, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. Notices of an Asset Disposition Offer shall be sent by first class mail or sent electronically, at least 10 days but not more than 60 days before the purchase date to each Holder of the Notes at such Holder’s registered address or otherwise in accordance with the applicable procedures of DTC, with a copy to the Trustee. The Company may satisfy the foregoing obligation with respect to the Applicable Proceeds by making an Asset Disposition Offer prior to the expiration of the Proceeds Application

Period (the “Advance Offer”) with respect to all or a part of the Applicable Proceeds (the “Advance Portion”) in advance of being required to do so by this Indenture.
(e)    To the extent that the aggregate amount (or accreted value, as applicable) of Notes and, if applicable, any other Credit Agreement Obligations, 2029 Secured Notes, 2029 Unsecured Notes, Convertible Notes or Additional First Lien Obligations validly tendered or otherwise surrendered in connection with an Asset Disposition Offer made with Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) is less than the amount offered in an Asset Disposition Offer, the Company may include any remaining Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) in Declined Excess Proceeds, and use such Declined Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount (or accreted value, as applicable) of the Notes or, if applicable, Credit Agreement Obligations, 2029 Secured Notes, 2029 Unsecured Notes, Convertible Notes or Additional First Lien Obligations validly tendered pursuant to any Asset Disposition Offer exceeds the amount of Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Company shall allocate the Excess Proceeds among the Notes, Credit Agreement Obligations, 2029 Secured Notes, 2029 Unsecured Notes, Convertible Notes and Additional First Lien Obligations to be purchased on a pro rata basis on the basis of the aggregate principal amount (or accreted value, as applicable) of tendered Notes, Credit Agreement Obligations, 2029 Secured Notes, 2029 Unsecured Notes, Convertible Notes and Additional First Lien Obligations; provided that no Notes, the Credit Agreement Obligations, 2029 Secured Notes, 2029 Unsecured Notes, Convertible Notes or Additional First Lien Obligations will be selected and purchased in an unauthorized denomination. Upon completion of any Asset Disposition Offer, the amount of Applicable Proceeds and Excess Proceeds shall be reset at zero.
(f)    Notwithstanding any other provisions of this covenant, (i) to the extent that any of or all the Net Proceeds or Applicable Proceeds of any Asset Sale by a Foreign Subsidiary or an Excluded Domestic Subsidiary (a “Foreign Disposition”) is (x) prohibited or delayed by applicable local law, (y) restricted by applicable organizational documents or any agreement or (z) subject to other onerous organizational or administrative impediments from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied in compliance with this covenant, and such amounts may be retained by the applicable Foreign Subsidiary or Excluded Domestic Subsidiary so long, but, for the first year, only so long, as the applicable local law or regulation, applicable organizational documents or agreements or other impediments will not permit repatriation to the United States (the Company hereby agreeing to use reasonable efforts (as determined in the Company’s reasonable business judgment) to otherwise cause the applicable Foreign Subsidiary or Excluded Domestic Subsidiary to within one year following the date on which the respective payment would otherwise have been required, promptly take all actions reasonably required by the applicable local law or regulation, applicable organizational documents or other impediments to permit such repatriation), and if within one year following the date on which the respective payment would otherwise have been required such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, applicable organizational impediment or other impediment, such repatriation will be promptly effected and such repatriated Net Proceeds will be promptly (and in any event not later than five (5) Business Days after such repatriation could be made) applied (net of additional taxes payable or reserved against as a result thereof without duplication of amounts already taken into account under the definitions of “Net Proceeds” or “Applicable Proceeds”) (whether or not such repatriation actually occurs) in compliance with this covenant and (ii) to the extent that the Company has determined in good faith that repatriation of, or an obligation to repatriate, any of or all the Net Proceeds of any Foreign Disposition could reasonably have an adverse tax consequence, which is not de minimis (which for the avoidance of doubt, includes, but is not limited to, any prepayment whereby doing so the Company, any Restricted Subsidiary, or any of their respective Affiliates and/or direct or indirect equity owners would incur a tax liability, including receipt of a tax dividend, deemed dividend pursuant to Code Section 956 or a withholding tax), the Net Proceeds so affected may be retained by the applicable Foreign Subsidiary or Excluded Domestic Subsidiary and may be used to prepay indebtedness of the Foreign Subsidiaries or Excluded Domestic Subsidiaries or invested in the business of the Foreign Subsidiaries or Excluded Domestic Subsidiaries. For the avoidance of doubt, nothing in this covenant shall require the Company to cause any amounts to be repatriated to the United States (whether or not such amounts are used in or excluded from the determination of the amount of any mandatory prepayments hereunder). The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default.

(g)    To the extent that the provisions of any securities laws or regulations, including Rule 14e-1 under the Exchange Act, conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws, rules and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
(h)    The provisions of this Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.
Section 4.11    Transactions with Affiliates.
(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, effect any transaction with any Affiliate of the Company that is not a Restricted Subsidiary, having a value, or for consideration having a value, in excess of $100.0 million unless the terms of such transaction are, taken as a whole, no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would at the time be obtainable for a comparable transaction in arm’s-length dealing with an unrelated third party (as conclusively determined by the Company in good faith), unless they involve:
(1)    overhead and other ordinary course allocations of costs and services on a reasonable basis;
(2)    allocations of tax liabilities and other tax-related items among the Company and its Affiliates based principally upon the financial income, taxable income, credits and other amounts directly related to the respective parties, to the extent that the share of such liabilities and other items allocable to the Company and its Restricted Subsidiaries shall not exceed the amount that such Persons would have been responsible for as direct taxpayers;
(3)    Permitted Investments and Restricted Payments permitted under Section 4.07;
(4)    matters described in or contemplated by reports filed by the Company with the Commission prior to the Issue Date;
(5)    contracts or arrangements between the Company and/or any of its Subsidiaries and any of its Affiliates regarding coordination and/or joint defense of any litigation or any other action, suit, proceeding, claim or dispute before any courts, arbitrators or governmental authority;
(6)    contracts or arrangements to sell or buy advertising between the Company and/or any of its Subsidiaries and any of its Affiliates;
(7)    affiliation agreements or arrangements between the Company and/or its Subsidiaries and any of its Affiliates;
(8)    contracts or arrangements entered into in the ordinary course of business providing for the acquisition or provision of goods or services (including Guarantees otherwise permissible under any Credit Facility, leases or licenses of property, equipment, facilities and other real or personal property) (i) between the Company or any of its Restricted Subsidiaries and any Unrestricted Subsidiary or joint venture of any Unrestricted Subsidiary or (ii) under which the Company or any of its Restricted Subsidiaries may be jointly and severally liable with any of its Unrestricted Subsidiaries or joint venture of its Unrestricted Subsidiaries as to which costs are allocated based on cost, usage or other reasonable method of allocation (or are otherwise immaterial);
(9)    contracts or arrangements between the Company and/or any of its Subsidiaries and any Affiliates regarding transponder usage rights;

(10)    licensing agreements or arrangements or film and/or content programming allocation contracts or arrangements between the Company and/or any of its Restricted Subsidiaries and any Unrestricted Subsidiary or joint venture of any Unrestricted Subsidiary;
(11)    contracts or arrangements between the Company and/or any of its Restricted Subsidiaries and any Unrestricted Subsidiary or joint venture of any Unrestricted Subsidiary regarding the use of intellectual property;
(12)    contracts or arrangements between the Company and/or any of its Restricted Subsidiaries and any Unrestricted Subsidiary or joint venture of any Unrestricted Subsidiary for the purpose of securing (a) production or production-related arrangements or (b) arrangements for the compensation of talent through third-party intermediaries;
(13)    contracts or arrangements between the Company and/or any of its Subsidiaries and any of its Affiliates approved in accordance with the Company’s policies that are not otherwise included in or contemplated by any of the foregoing items;
(14)    contracts or arrangements between the Company and/or any of its Subsidiaries and any Dolan Family Interests approved in accordance with the Company’s policies that are not otherwise included in or contemplated by any of the foregoing items; and
(15)    amendments, modifications, renewals or replacements from time to time of any of the contracts, arrangements, leases, services or other matters referred to or contemplated by any of the foregoing items.
Section 4.12    Liens.
(a)    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Permitted Liens, on or with respect to any of its property or assets, whether owned at the Issue Date or thereafter acquired, except in the case of any asset or property that does not constitute Collateral if the Notes (or a Note Guarantee in the case of Liens on assets or property of a Guarantor) are secured equally and ratably with (or on a senior basis to, in the case such Lien secured Permitted Junior Lien Obligations) the obligations so secured for so long as such obligations are so secured.
(b)    With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference, any fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection therewith and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.
Section 4.13    Corporate Existence.
Unless otherwise permitted under Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:
(1)    its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and

(2)    the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Company’s Restricted Subsidiaries, if the Company, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and their Restricted Subsidiaries, taken as a whole.
Section 4.14    Offer to Repurchase Upon Change of Control.
(a)    If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to the offer below (the “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Company will offer to repurchase all or any part of each Holder’s Notes for a repurchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest thereon to the date of purchase (the “Change of Control Payment Date”).
(b)    Within 60 days following any Change of Control, except to the extent the Company has delivered a notice of redemption (that is either unconditional or conditioned solely on the consummation of the Change of Control) to the Trustee and Holders to redeem all of the outstanding Notes pursuant to Section 3.07 hereof, the Company will mail (or with respect to Global Notes to the extent permitted or required by DTC’s applicable procedures or regulations, send electronically) a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and stating:
(1)    that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment;
(2)    the purchase price and the Change of Control Payment Date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent, pursuant to the procedures required by this Indenture;
(3)    that any Note not tendered will continue to accrue interest;
(4)    that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
(5)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile or electronic transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(7)    that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

(c)    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.
(d)    On the Change of Control Payment Date, the Company will, to the extent lawful:
(1)    accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
(3)    deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.
(e)    The Paying Agent, at the written instructions from the Company, will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will, at the written instructions from the Company, promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 thereof.
(f)    Notwithstanding anything to the contrary in this Section 4.14, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, or (2) notice of redemption has been given to the Trustee and Holders pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price; provided that such notice of redemption shall be (i) unconditional or (ii) conditioned solely upon consummation of the Change of Control.
Section 4.15    Further Assurances.
Subject to the Perfection Exceptions (as defined in the Security Agreement), the Company and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request (the Collateral Agent shall have no obligation to make any such request) or as shall be necessary, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages and other instruments and documents.
Section 4.16    Future Guarantees.
The Company will not permit any of its Restricted Subsidiaries (other than any Foreign Restricted Subsidiary, any Insignificant Subsidiary and Receivables Subsidiary or any Special Purpose Producer), directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any of the Company’s other Restricted Subsidiaries under any Credit Facilities, the 2029 Secured Notes, the 2029 Unsecured Notes or the Convertible Notes unless such Restricted Subsidiary (x) is a Guarantor under this Indenture or (y) within 60 days after becoming a guarantor of such other Indebtedness becomes a Guarantor under this Indenture and simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary; provided that such Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness. In the event that any Restricted Subsidiary that is an Insignificant Subsidiary ceases to be an Insignificant Subsidiary or otherwise guarantees the Credit Agreement Obligations, the 2029 Secured Notes Obligations, the 2029 Unsecured Notes Obligations or the Convertible Notes Obligations, then such Restricted Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee. The Company may elect, in its sole discretion, to cause or allow, as the case may be, any Subsidiary or any New Parent that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary or New Parent shall not be required to comply with the 60-day period described above and such Guarantee may be released at any time in the Company’s sole discretion so long as, in the case of a Subsidiary, any Indebtedness of such Subsidiary then outstanding could have been incurred by such Subsidiary (either (x) when so incurred or (y) at the time of the release of such Guarantee) assuming such Subsidiary were not a Guarantor at such time.
Section 4.17    Designation of Restricted and Unrestricted Subsidiaries.
(a)    Unless designated as an Unrestricted Subsidiary, each newly acquired or created Subsidiary or a Restricted Subsidiary shall be a Restricted Subsidiary. Any Restricted Subsidiary may be designated by the Company as an Unrestricted Subsidiary; provided that:
(1)    any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under Section 4.09;
(2)    the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under Section 4.07;
(3)    such Subsidiary does not hold any Liens (other than Permitted Liens) on any property of the Company or any Restricted Subsidiary thereof; and
(4)    no Default or Event of Default would be in existence following such designation.
(b)    Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture. Notwithstanding anything to the contrary herein, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, transfer (including by way of Investment or Asset Sale, but excluding any license for a bona fide business purpose and not liability management as conclusively determined by the Company in good faith) to any Unrestricted Subsidiary the Trademarks representing the AMC Networks, AMC+, IFC TV, IFC Films, Shudder or WE TV brands that are owned by the Company or any Restricted Subsidiary as of the Issue Date.
(c)    The Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:
(1)    such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 4.09 calculated on a Pro Forma Basis as if such designation had occurred at the beginning of the applicable four-quarter reference period;

(2)    all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under Section 4.07;
(3)    all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.12; and
(4)    no Default or Event of Default would be in existence following such designation.
Section 4.18    Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries
(a)    The Company will not transfer, convey, sell, lease or otherwise dispose of, and will not permit any of its Restricted Subsidiaries to issue, transfer, convey, sell, lease or otherwise dispose of, any Equity Interests in any Restricted Subsidiary to any Person (other than the Company or a Restricted Subsidiary or shares of its Equity Interests constituting directors’ qualifying shares or issuances of shares of Equity Interests of Foreign Restricted Subsidiaries to foreign nationals, to the extent required by applicable law), except:
(1)    if, immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining immediately after giving effect to such issuance or sale would have been permitted to be made under Section 4.07 if made on the date of such issuance or sale; or
(2)    sales of Equity Interests of a Restricted Subsidiary by the Company or a Restricted Subsidiary; provided that the Company or such Restricted Subsidiary complies with Section 4.10.
Section 4.19    Suspension of Covenants Upon Investment Grade Ratings.
(a)    During any period of time that the Notes maintain an Investment Grade Rating from both Rating Agencies and no Default or Event of Default shall have occurred and be continuing (the foregoing conditions being referred to collectively as the “Suspension Condition”), the Company and its Restricted Subsidiaries will not be subject to the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.18, 5.01(a)(2) and 5.01(a)(4) (collectively, the “Suspended Covenants”).
(b)    As a result, if and while the Company meets the Suspension Condition, the Notes will be entitled to substantially less covenant protection. If the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing and, subsequently, one or both Rating Agencies withdraw their Investment Grade Rating or downgrade the Investment Grade Rating assigned to the Notes such that the Notes no longer have an Investment Grade Rating from both Rating Agencies, then the Company and each of its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants as of and from the date of such rating decline (any such date, a “Reversion Date”). The period of time between the suspension of covenants as set forth above and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, the failure to comply with the Suspended Covenants during the Suspension Period (including any action taken or omitted to be taken with respect thereto) will not give rise to a Default or an Event of Default under this Indenture. All Indebtedness incurred during the Suspension Period will be deemed to have been incurred or issued in reliance on the exception provided by Section 4.09(b)(2). Calculations in Section 4.07 will be made as if Section 4.07 had been in effect prior to but not during the Suspension Period. In addition, for Section 4.11, all agreements and arrangements entered into by the Company and any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period and not in contemplation of a Reversion Date will be deemed to have been entered pursuant to Section 4.11(a)(11) and for purposes of Section 4.08 hereof, all contracts entered into during the Suspension Period prior to such Reversion Date and not in contemplation of a Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been entered pursuant to Section 4.08(b)(1). The Company will not be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary during a Suspension Period unless the Company would have been able, under the terms of this Indenture, to designate such Subsidiary as an Unrestricted Subsidiary if the Suspended Covenants were not suspended.
(c)    In addition, without causing a Default or Event of Default, the Company and its Restricted Subsidiaries shall honor, comply with or otherwise perform any contractual commitments to take actions following a Reversion Date; provided that such contractual commitments were entered into during the Suspension Period and not in contemplation of a reversion of the Suspended Covenants. The Company shall provide notice to the Trustee indicating the occurrence of any Suspension Period or Reversion Date. The Trustee shall have no obligation to independently determine or verify if such events have occurred or notify the Holders of Notes of any Suspension Period or Reversion Date. The Trustee may provide a copy of such notice to any Holder of Notes upon request.
Section 4.20    After Acquired Property.
From and after the Issue Date, and subject to the applicable limitations set forth in the Security Documents and this Indenture (including with respect to Excluded Property), if the Company or any Guarantor creates any additional security interest upon any property or asset that would constitute Collateral to secure any First Lien Obligations it must concurrently grant a first priority perfected security interest (subject to Permitted Liens) upon any such Collateral as security for the Notes Obligations. Notwithstanding any other provision contained herein, so long as the Credit Agreement Obligations remain outstanding, any assets and property of the Company or any Guarantor that constitutes “collateral” under the Credit Agreement and secures the Credit Agreement Obligations shall not constitute Excluded Assets hereunder and will secure the Notes Obligations on a pari passu basis with the Credit Agreement Obligations by perfected security interests in such assets and property of the Company or any Guarantor; provided that no perfection actions shall be required with respect to any such assets and properties to the extent such perfection actions are not required to be taken to perfect the security interest in favor of the Credit Agreement Secured Parties pursuant to the Credit Agreement and related documentation.
ARTICLE 5
SUCCESSORS
Section 5.01    Merger, Consolidation or Sale of Assets.
(a)    The Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person, unless:
(1)    the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or disposition is made (the “Surviving Company”) is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, and assumes by a supplemental indenture all of the obligations of the Company under the Notes and this Indenture;
(2)    immediately before and immediately after such transaction, and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing;
(3)    to the extent the Surviving Company is not the Company, each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this covenant, shall have by amendment to its applicable Guarantee confirmed that such Guarantee shall apply to the obligations of the Surviving Company in accordance with the Notes and this Indenture;
(4)    immediately after such transaction, and immediately after giving effect thereto, the Company or the Surviving Company would be able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a).
(b)    No Guarantor may consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person, unless:

(1)    (a) the other Person is the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or either (x) the Person formed by or surviving any such consolidation or merger is the Guarantor or (y) the Person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or disposition is made is organized and existing under the laws of the United States, any state thereof or the District of Columbia, and assumes by a supplemental indenture all of the obligations of such Guarantor under its Note Guarantee, the Notes and this Indenture and (b) immediately before and immediately after such transaction, and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing; or
(2)    the transaction constitutes a sale, disposition or transfer of the Guarantor or the conveyance, transfer or lease of all or substantially all of the assets of the Guarantor otherwise not prohibited by this Indenture. Notwithstanding any other provision of this covenant, any Guarantor may (a) consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to another Guarantor or the Company or (b) liquidate or dissolve or change its legal form of the Company determines in good faith that such action is in the best interests of the Company.
Section 5.02    Successor Corporation Substituted.
Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, (a) the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and (b) the Company or such predecessor Person, as the case may be, (except in the case of a lease) shall be released from its obligations under this Indenture and the Notes.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01    Events of Default.
(a)    The following will be Events of Default with respect to the Notes:
(1)    default for 30 days in payment of interest on the Notes;
(2)    default in payment of principal of (or premium, if any, on) any of the Notes at maturity, upon acceleration or otherwise;
(3)    failure to comply with any other covenant or agreement of the Company or any Restricted Subsidiary under this Indenture, continued for 60 days after written notice as provided in this Indenture;
(4)    default or defaults under any mortgage, indenture or instrument that secures or evidences any Indebtedness for money borrowed or guaranteed by the Company or a Restricted Subsidiary in an aggregate amount of $50.0 million or more (but excluding (a) any Indebtedness for the deferred purchase price of property or services owed to the Person providing such property or services as to which the Company or such Restricted Subsidiary is contesting its obligation to pay the same in good faith and by proper proceedings and for which the Company or such Restricted Subsidiary has established appropriate reserves, (b) Indebtedness owing solely to the Company or any of its Restricted Subsidiaries and (c) in the case of any Permitted Convertible / Exchange Indebtedness, any event or condition that permits the holder or beneficiary of such Permitted Convertible / Exchange Indebtedness to convert such Permitted Convertible / Exchange Indebtedness into cash, Equity Interests (other than Disqualified Equity Interests; provided that the failure to make cash payments when due under any Permitted Convertible / Exchange Indebtedness shall constitute an Event of Default) of the Company or a combination thereof, in each case, to the extent otherwise permitted hereunder) which result from the failure to pay such Indebtedness at final maturity or which has resulted in the acceleration of such Indebtedness;
(5)    the entry of a final judgment or final judgments for the payment of money by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary in an aggregate amount exceeding $50.0 million, which remain undischarged and unbonded for a period (during which execution has not been effectively stayed) of 60 days or as to which an enforcement proceeding has been commenced by any creditor;
(6)    except as permitted by this Indenture, the Note Guarantee of any Subsidiary that is not an Insignificant Subsidiary guaranteeing the Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm in writing its obligations under its Guarantee guaranteeing the Notes;
(7)    the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
(A)    commences a voluntary case,
(B)    consents to the entry of an order for relief against it in an involuntary case,
(C)    consents to the appointment of a custodian, liquidator, examiner or receiver of it or for all or substantially all of its property,
(D)    makes a general assignment for the benefit of its creditors, or
(E)    admits in writing its inability to pay its debts as they become due;
(8)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)    is for relief against or in respect of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case;
(B)    appoints a custodian, liquidator, examiner or receiver of or to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for or to or in respect of all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or
(C)    orders the liquidation or examinership of either of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days.
(9)    any of the Security Documents affecting Collateral with an aggregate Fair Market Value in excess of $75.0 million shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void (other than pursuant to the terms thereof or as a result of the failure of the Collateral Agent to maintain control over possessory Collateral actually received by it, or
(10)    any Lien in favor of the Collateral Agent in any Collateral (other than Collateral with an aggregate Fair Market Value not in excess of $75.0 million) purported to be covered by any of the Security Documents shall be invalid or not perfected except as expressly permitted by the terms hereof or thereof (other than the failure of the Collateral Agent to maintain control over possessory Collateral actually received by it), any lien subordination provision in respect of material Collateral shall be determined to be invalid or the Company or any Guarantor terminates or repudiates in writing or rescinds any Security Document executed by it or any of its obligations thereunder.
However, a Default under clause (3), (4) or (5) of this Section 6.01(a) will not constitute an Event of Default until the Trustee or Holders of at least 30% in aggregate principal amount of the outstanding Notes notify the Company (with a copy to the Trustee) of the Default and the Company does not cure the Default within the time specified in clause (3), (4) or (5) hereof after receipt of such notice; provided, further, a notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default or notice of acceleration may not be given by the Trustee or Holders of the Notes (or any other action taken on the assertion of any Default) with respect to any action taken (or not taken), and reported publicly or to Holders of the Notes, more than two years prior to such notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default or notice of acceleration (or other action).
(b)    Any notice of Default, notice of acceleration or instruction to the Trustee or the Collateral Agent, as applicable, to provide a notice of Default, notice of acceleration or take any other action (a “Special Noteholder Direction”) provided to the Trustee or Collateral Agent by any one or more Holders of the Notes (each a “Directing Holder”) must be accompanied by a separate written representation from each such Holder delivered to the Company and the Trustee and the Collateral Agent, if applicable, that such Holder (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) is not Net Short as such term is defined herein (a “Position Representation”), which representation, in the case of a Special Noteholder Direction relating to the delivery of a notice of Default or Event of Default shall be deemed a continuing representation until the resulting Default or Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. If the Holder of the applicable notes is DTC or its nominee, any Position Representation or Verification Covenant (as defined below) required hereunder shall be provided by the DTC or its nominee or by the beneficial owner of an interest in such global notes in lieu of DTC or its nominee after delivery to the Company and the Trustee and the Collateral Agent, if applicable, of appropriate confirmation of beneficial ownership satisfactory to the Company and the Trustee and the Collateral Agent, if applicable, and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee and the Collateral Agent, if applicable. In addition, each Directing Holder is deemed, at the time of providing a Special Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). The Trustee and the Collateral Agent, if applicable, shall have no duty whatsoever to provide this information to the Company or to obtain this information for the Company.
(c)    If, following the delivery of a Special Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee and the Collateral Agent, as applicable, an Officer’s Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default or Event of Default that resulted from the applicable Special Noteholder Direction, the cure period with respect to such Default or Event of Default shall be automatically stayed and the cure period with respect to such Default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Special Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee and the Collateral Agent, if applicable, an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default or Event of Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Special Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Special Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Special Noteholder Direction would have been insufficient to validly provide such Special Noteholder Direction, such Special Noteholder Direction shall be void ab initio, with the effect that such Default or Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee and the Collateral Agent shall be deemed not to have received such Special Noteholder Direction or any notice of such Default or Event of Default; provided, however, this shall not invalidate any indemnity or security provided by the Directing Holders to the Trustee and/or the Collateral Agent which obligations shall continue to survive.
(d)    For the avoidance of doubt, the requirements of clauses (b) and (c) shall only apply to Special Noteholder Directions as defined herein and do not apply to any other directions given by Holders of Notes to the Trustee or the Collateral Agent under this Indenture or other Security Documents. Notwithstanding anything in the preceding two paragraphs to the contrary, any Special Noteholder Direction delivered to the Trustee and the Collateral Agent, if applicable, during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing clauses.
(e)    With their acquisition of the Notes, each Holder of the Notes and subsequent purchaser of the Notes consents to the delivery of its Position Representation by the Trustee and the Collateral Agent, if applicable, to the Company in accordance with the terms of the preceding three paragraphs. Each Holder of the Notes and subsequent purchaser of the Notes waives any and all claims, in law and/or in equity, against the Trustee and the Collateral Agent and agrees not to commence any legal proceeding against the Trustee and the Collateral Agent in respect of, and agrees that the Trustee and the Collateral Agent will not be liable for any action that the Trustee or the Collateral Agent takes in accordance with the preceding three paragraphs, or arising out of or in connection with following instructions or taking actions in accordance with a Special Noteholder Direction.
(f)    The Company waives any and all claims, in law and/or in equity, against the Trustee and the Collateral Agent, and agrees not to commence any legal proceeding against the Trustee and the Collateral Agent in respect of, and agrees that the Trustee and the Collateral Agent will not be liable for any action that the Trustee or the Collateral Agent takes in accordance with the preceding four paragraphs, or arising out of or in connection with following instructions or taking actions in accordance with a Special Noteholder Direction.
(g)    For the avoidance of doubt, the Trustee and the Collateral Agent will treat all Holders equally with respect to their rights under the preceding five paragraphs. In connection with the requisite percentages required under the preceding five paragraphs, the Trustee and the Collateral Agent shall also treat all outstanding Notes equally irrespective of any Position Representation in determining whether the requisite percentage has been obtained with respect to the initial delivery of the Special Noteholder Direction.
(h)    For the avoidance of doubt, each of the Trustee and the Collateral Agent shall be entitled to conclusively rely without liability on any Special Noteholder Direction delivered to it in accordance with this Indenture and shall have no duty to inquire as to or investigate the accuracy or authenticity of any Position Representation or determine whether it complies with the provisions of this Indenture, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate delivered to it, to monitor, investigate, verify or otherwise determine if a Holder has a Net Short position, inquire if the Company will seek action to determine if a Directing Holder has breached its Position Representation or monitor any court proceedings undertaken in connection therewith, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee and Collateral Agent shall have no liability for ceasing to take any action or staying any remedy, or otherwise failing to act in accordance with a Special Noteholder Direction. Neither the Trustee nor the Collateral Agent, as applicable, shall have any liability to the Company, any Holder of Notes or any other Person in acting in the absence of willful misconduct on a Special Noteholder Direction or for determining whether any Holder has delivered a Position Representation. Each Holder by accepting any Note acknowledges and agrees that neither the Trustee nor the Collateral Agent (nor any agent) shall be liable to any person for acting or refraining to act in accordance with (i) the foregoing provisions, (ii) any Special Noteholder Direction, (iii) any Officer’s Certificate delivered to it in connection therewith or (iv) its duties under this Indenture, as the Trustee or the Collateral Agent, if applicable, may determine in its sole discretion as a result of the foregoing provisions.
(i)    If a Default for a failure to report or failure to deliver a required certificate in connection with another Default (the “Initial Default”) occurs, then at the time such Initial Default is cured or waived, such Default for a failure to report or failure to deliver a required certificate in connection with another Default that resulted solely because of that Initial Default will also be cured without any further action.
(j)    Any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture. Any time period in this Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction.
Section 6.02    Acceleration.
If an Event of Default (other than as specified in Section 6.01(a)(7) or (8)) occurs and is continuing, either the Trustee or the Holders of not less than 30% in aggregate principal amount of the outstanding Notes, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may declare all the unpaid principal of and interest on the Notes to be due and payable as shall be provided in this Indenture. Upon a declaration of acceleration, such principal and accrued interest will be due and payable 10 days after receipt by the Company of such written notice. No action on the part of the Trustee or any Holder of such Notes is required for such acceleration if an Event of Default specified in Section 6.01(a)(7) or (8) above has occurred and is continuing with respect to the Company.
The Holders of at least a majority in principal amount of the Notes may rescind an acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of principal of or interest on the Notes which have become due solely because of the acceleration, have been cured or waived or are being waived concurrently and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
A declaration of acceleration because of an Event of Default specified in Section 6.01(a)(4) would be automatically annulled if the Indebtedness referred to therein were discharged, or the holders thereof rescinded their declaration of acceleration referred to therein, within 30 days after the acceleration of the Notes and no other Event of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, had occurred and not been cured or waived during such period.
Section 6.03    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04    Waiver of Past Defaults.
The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Event of Default specified in clause (1) or (2) of Section 6.01(a) hereof; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05    Control by Majority.
Holders of a majority in principal amount of the Notes, have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent, or exercising any trust or power conferred on the Trustee or the Collateral Agent with respect to the Notes. However, the Trustee or the Collateral Agent, as applicable, may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee or the Collateral Agent, as applicable, determines may be unduly prejudicial to the rights of other Holders of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any action or forbearance is unduly prejudicial to such Holders) or that may involve the Trustee or the Collateral Agent, as applicable, in personal liability; provided however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.
Section 6.06    Limitation on Suits.
No Holder of Notes will have any right to institute any proceeding with respect to the Notes, this Indenture or for any remedy thereunder, unless:
(1)    such Holder has previously given to the Trustee written notice of a continuing Event of Default hereunder;
(2)    the Holders of at least 30% in principal amount of the outstanding Notes have made written request and offered indemnity reasonably satisfactory to the Trustee to institute such proceeding as the Trustee hereunder;
(3)    the Trustee has not received from the Holders of a majority in principal amount of the outstanding Notes a direction inconsistent with such request; and
(4)    the Trustee has failed to institute such proceeding within 60 days after receipt of such notice.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07    Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest on, any Note, on or after the respective due dates expressed or provided for in such Note (including in connection with a Collateral Asset Disposition Offer, Asset Disposition

Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08    Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(a)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal of, premium on, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable fees, compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09    Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been determined or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings or any other proceedings, the Company, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies hereunder of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 6.10    Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable fees, compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the fees, compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such fees, compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation, examinership or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.11    Priorities.
If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order, subject to the Intercreditor Agreements:
First: to the Trustee, the Collateral Agent, their respective agents and attorneys for amounts due under Section 7.07 hereof, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs, fees and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and
Third: to the Company or to such party as a court of competent jurisdiction shall direct.
The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.11.
Section 6.12    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee is required to exercise such rights and powers as shall be vested in it under this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise under the circumstances in the conduct of such Person’s own affairs. Other than with respect to an Event of Default in the payment when due of interest or an Event of Default in the payment when due of principal of or premium, the Trustee shall not be deemed to have knowledge of Defaults or Events of Default unless a Responsible Officer has actual knowledge thereof or receives written notice of such Event of Default in accordance with Section 13.02 and such notice references the Notes and this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall not be under any obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it.
(b)    Except during the continuance of an Event of Default:
(1)    the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine only whether or not they conform, on their face, to the requirements of this Indenture (however the Trustee shall have no obligation to verify the mathematical calculations contained therein).
(c)    The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
(1)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
(3)    the Trustee shall not be liable with respect to any action it takes or omits to take or suffers in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.
(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
(e)    No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any Holders, unless such Holder has offered to the Trustee indemnity or security satisfactory to it against any loss, liability, cost or expense which might be incurred by it in compliance with such request or direction.
(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. The Trustee shall have no obligation to invest funds received by it pursuant to this Indenture.
(g)    The Trustee shall not be liable for any error in judgment exercised in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
Section 7.02    Rights of Trustee.
(a)    The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, de-benture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the acts, omissions, misconduct or negligence of any agent appointed with due care, and may in all cases pay reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed.
(d)    The Trustee shall not be liable for any action it takes or omits to take or suffers in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)    The Trustee may act on advice or opinion of counsel and shall not be responsible for any loss or damage resulting from any action or non-action by it taken or omitted to be taken in good faith and in reliance on such advice or opinion of counsel.
(f)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(g)    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities, costs and expenses that might be incurred by it in compliance with such request or direction.
(h)    The Trustee shall not be required to give any note, bond or surety in respect of the trusts and powers under this Indenture.
(i)    The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in such certificate previously delivered and not superseded.
(j)    Except with respect to receipt of payments of principal and interest on the Notes payable by the Company pursuant to Section 4.01 hereof and any Default or Event of Default information contained in the Officer’s Certificate delivered to it pursuant to Section 4.04 hereof, the Trustee shall have no duty to monitor the Company’s or the Guarantors’ compliance with or the breach of any representation, warranty or covenant made in this Indenture.
(k)    Delivery of any reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any Guarantors’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provision of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. The Trustee shall have no duty to review or make independent investigation with respect to any of the foregoing received by the Trustee and shall hold the same solely as repository.
(l)    In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of the Notes, each representing less than a majority in aggregate principal amount of the Notes outstanding, the Trustee, in its sole discretion, may, and shall be fully indemnified for refraining from acting in the absence of written direction, determine what action, if any, shall be taken and the Trustee may, in its sole discretion, take other actions.
(m)    In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(n)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a default at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(o)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation, in its capacity as Collateral Agent, and each agent, custodian and other Person employed to act hereunder, including the Collateral Agent.
(p)    Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or the Private Placement Legend or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(q)    The permissive rights of the Trustee shall not be construed as a duty.
(r)    Before taking any action hereunder at the request or direction of the beneficial owners or Holders, the Trustee may require that security or indemnity satisfactory to it be furnished to it for the reimbursement of its fees, costs, liabilities and all expenses (including attorneys’ fees and expenses) which it may incur and to protect it against all liability.
Section 7.03    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as defined in the TIA it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05    Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the Trustee obtains actual knowledge thereof. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06    [Reserved].
Section 7.07    Compensation and Indemnity.
(a)    The Company will pay to the Trustee from time to time such compensation as is agreed to from time to time in writing by the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services except for any such disbursements, advances or expenses as shall have been caused by the Trustee’s gross negligence or willful misconduct. Such expenses will include the compensation, disbursements, fees and expenses of the Trustee’s agents and counsel (as well as any registration fees, if any).
(b)    The Company and the Guarantors will indemnify on a joint and several basis the Trustee (including its officers, directors, employees and agents) against any and all losses, liabilities, damages, claims, taxes or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, damage, claim, tax or expense may be attributable to its gross negligence or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the

Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have one separate counsel and the Company will pay the fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
(c)    The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
(d)    To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
(e)    The provisions of this Article VII shall survive termination of this Indenture.
Section 7.08    Replacement of Trustee.
(a)    A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
(b)    The Trustee may resign at any time upon 30 days’ prior written notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee upon 30 days written notice to the Trustee and the Company. The Company may remove the Trustee if:
(1)    the Trustee fails to comply with Section 7.10 hereof;
(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)    a custodian or public officer takes charge of the Trustee or its property; or
(4)    the Trustee becomes incapable of acting.
(c)    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
(d)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e)    If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this

Section 7.08, the Company’s and the Guarantors’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.
Section 7.09    Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or sells or transfers all or substantially all of its corporate trust business and assets as a whole or substantially as a whole to, another entity, the successor entity without any further act will be the successor Trustee and the successor Trustee will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.
Section 7.10    Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
Section 7.11    Security Documents; Intercreditor Agreements.
By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and the Collateral Agent, as the case may be, to execute and deliver Intercreditor Agreements (including joinder agreements thereto) and any other Security Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Security Documents executed after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the Intercreditor Agreements or any other Security Documents, the Trustee and the Collateral Agent each shall have all of the rights, powers, benefits, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).
Section 7.12    Limitation on Duty of Trustee in Respect of Collateral; Indemnification.
(a)    Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or for otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.
(b)    The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Security Documents by the Company, the Guarantors, the Credit Agreement Collateral Agent, the authorized representative under any

Additional Intercreditor Agreement or any other Credit Agreement Secured Parties or Additional First Lien Secured Parties.
ARTICLE 8
DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option to Effect Defeasance or Covenant Defeasance.
The Company may at any time elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes (including the Note Guarantees) upon compliance with the conditions set forth below in this Article 8.
Section 8.02    Defeasance and Discharge.
Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors, if any, will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Defeasance”). For this purpose, Defeasance means that the Company and the Guarantors, if any, will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 9.02 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
(1)    the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, and interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
(2)    the Company’s obligations with respect to such Notes under Sections 2.06, 2.07 and 4.02 hereof;
(3)    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’, if any, obligations in connection therewith (including, without limitation, those contained in Article 7 hereof); and
(4)    this Article 8.
Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof. Notwithstanding anything to the contrary contained herein, the Company’s and the Guarantors’ obligations under Section 7.07 shall survive a Defeasance.
Section 8.03    Covenant Defeasance.
Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.16, 4.17 and 4.18 hereof and clauses (2) and (4) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), the Note Guarantees will be released pursuant to Section 10.05 hereof and the Notes and Note Guarantees will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes and the

Note Guarantees will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors, if any, may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3) (to the extent relating to the covenants that are subject to Covenant Defeasance), (4), (5) and (6) hereof will not constitute Events of Default. Notwithstanding anything to the contrary contained herein, the Company’s and the Guarantors’ obligations under Section 7.07 shall survive a Covenant Defeasance.
Section 8.04    Conditions to Legal or Covenant Defeasance.
In order to exercise either Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
(1)    the Company must defease all of the outstanding Notes;
(2)    the Company must irrevocably deposit in trust, for the benefit of the Holders, with the Trustee money or non-callable government obligations, or a combination thereof, in such amounts as will be sufficient, as evidenced by a written certificate or written attestation of an accounting firm, investment advisory firm, valuation firm, consulting firm, appraisal firm, investment bank, bank, trust company or similar entity of recognized standing selected by the Company, to pay the principal of and premium on, if any, and interest on the Notes being defeased to redemption or maturity;
(3)    the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance or Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance or Covenant Defeasance had not occurred (in the case of Defeasance, such Opinion of Counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws)
(4)    no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);
(5)    such Defeasance or Covenant Defeasance will not result in a breach or violation of or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;
(6)    the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
(7)    the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Defeasance or the Covenant Defeasance have been complied with.

The Collateral will be released from the Lien securing the Notes, as provided in Section 12.02 hereof, upon a defeasance in accordance with the provisions described above.
Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.
Section 8.06    Repayment to the Company.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, or interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 8.07    Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, or interest, if any, on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders of Notes.
Notwithstanding Section 9.02 hereof, without the consent of any Holder of Notes, the Company, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes, the Note Guarantees or the Security Documents:
(1)    to cure any ambiguity, omission, mistake, defect, error or inconsistency contained in this Indenture, or make such other provisions in regard to matters or questions arising under this Indenture as the Board of Directors may deem necessary or desirable and that shall not materially and adversely affect the interests of the Holders of the Notes;
(2)    provide for uncertificated Notes in addition to or in place of certificated Notes;
(3)    to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;
(4)    to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any Holder;
(5)    to conform the text of this Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the “Description of the Notes” section of the Company’s Offering Memorandum;
(6)    to provide for the issuance of Additional Notes, as determined in good faith by the Company, in accordance with the limitations set forth in this Indenture;
(7)    to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes in accordance with the terms of this Indenture;
(8)    to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee to provide for the accession by the Trustee to any notes documentation;
(9)    to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Notes in any material respect;
(10)    to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee or the Collateral Agent for the benefit of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the obligations in respect of the Notes, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise;
(11)    to release Collateral from the Lien of this Indenture and the Security Documents or subordinate such Lien when permitted or required by the Security Documents or this Indenture;

(12)    to add Additional First Lien Secured Parties or Permitted Junior Lien Obligations to the Intercreditor Agreements to the extent the incurrence of such obligations is not prohibited by this Indenture;
(13)    to secure any Additional First Lien Obligations or Permitted Junior Lien Obligations under the Security Documents to the extent the incurrence of such obligations is not prohibited by this Indenture; and
(14)    to enter into any Additional Intercreditor Agreement in connection with the incurrence of any secured Indebtedness the incurrence of which is not prohibited by this Indenture.
Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture or amendment or supplement of the Notes, any Note Guarantee or any Security Document, and upon receipt by the Trustee of the documents described in Section 9.06, 13.04 and 13.05 hereof, the Trustee and/or the Collateral Agent, as applicable, will join with the Company and the Guarantors, if any, in the execution of any amended or supplemental indenture or amendment or supplement of the Notes, any Note Guarantee or any Security Document, authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee or the Collateral Agent, as applicable, will not be obligated to enter into such amended or supplemental indenture or amendment or supplement of the Notes, any Note Guarantee or any Security Document, that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02    With Consent of Holder of Notes.
Except as provided below in this Section 9.02, the Company, the Guarantors, the Trustee and/or the Collateral Agent, as applicable, may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.14 hereof), the Notes, any Note Guarantee or the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes other than the Notes Beneficially Owned by the Company or its Affiliates (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees or the Security Documents may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes other than the Notes Beneficially Owned by the Company or its Affiliates (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Sections 2.08 and 2.09 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.
Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, 13.04 and 13.05 hereof, the Trustee and/or the Collateral Agent, as applicable, will join with the Company and the Guarantors in the execution of such amended or supplemental indenture or security document unless such amended or supplemental indenture or security document directly affects the Trustee’s and/or the Collateral Agent’s, as applicable, own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and/or the Collateral Agent may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture or security document.
It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment of any notes documentation. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company or Guarantors with any provision of this Indenture, the Notes or any Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1)    change the stated maturity of the principal of, or any installment of interest on, the Notes (other than modifications and amendments of the provisions relating to Change of Control and Asset Sales);
(2)    reduce the principal amount of or interest on the Notes;
(3)    change the coin or currency in which the Notes or the interest thereon is payable;
(4)    impair the contractual right to receive payment of principal of and interest on or with respect to the Notes on or after the due dates therefor or impair the right to institute suit for the enforcement of any payment on or with respect to the Notes after the stated maturity;
(5)    reduce the percentage in principal amount of the Notes the approval of whose Holders is needed to waive compliance with provisions of this Indenture or to waive Events of Default specified in clause (1) or (2) of Section 6.01(a) of this Indenture;
(6)    modify any of the provisions of this Section 9.02 or Section 6.04 of this Indenture relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past Defaults, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby;
(7)    reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed, in each case as described in Section 3.07; or
(8)    make any change in the preceding amendment and waiver provisions.
Notwithstanding the foregoing, without the consent of the Holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may make any change in any Security Document or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral, in each case with the effect of (i) releasing the Liens on all or substantially all of the Collateral which secure the Notes Obligations, (ii) changing or altering the priority of the Liens securing the Notes Obligations in any material portion of the Collateral in any way materially adverse, taken as a whole, to the Holders, other than, in each case, as provided under the terms of this Indenture, the Security Documents or the Intercreditor Agreements or (iii) expressly subordinating in right of payment the Notes Obligations to any other Indebtedness , except in the case of (x) any Indebtedness that is permitted by this Indenture to rank senior in payment priority to the Notes Obligations, (y) any “debtor in-possession” facility (or similar facility under applicable law) or (z) any other Indebtedness (including to the extent exchanged for, or utilized to refinance, the Notes) so long as each Holder was offered the opportunity to participate in such Indebtedness on a ratable basis.

Section 9.03    [Reserved].
Section 9.04    Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.05    Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06    Trustee to Sign Amendments, etc.
The Trustee and/or the Collateral Agent, as applicable, will sign any amended or supplemental indenture or amendment or supplement of the Notes, any Note Guarantee or any Security Document, authorized pursuant to this Article 9 except that the Trustee and/or Collateral Agent shall not be obligated to enter into an amendment or supplement which affects the rights, duties, liabilities or immunities of the Trustee and/or the Collateral Agent, as applicable. In executing any amended or supplemental indenture or amendment or supplement of the Notes, any Note Guarantee or any Security Document, the Trustee and/or the Collateral Agent, as applicable, will be entitled to receive and (subject to Section 7.01 or Article 12, as applicable, hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or amendment or supplement of the Notes, any Note Guarantee or any Security Document, is authorized or permitted by this Indenture and to the extent applicable, the Security Documents and that such supplemental indenture or amendment or supplement of the Notes, any Note Guarantee or any Security Document, constitutes the legal, valid and binding obligation of the Company and the Guarantors, subject to customary exceptions.
ARTICLE 10
NOTE GUARANTEES
Section 10.01    Guarantee.
(a)    Subject to this Article 10, each of the Guarantors hereby, jointly and severally, irrevocably, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
(1)    the principal of, premium on, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof (including, without limitation, interest, fees, and expenses accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, liquidation, examinership, reorganization or like case or proceeding under any Bankruptcy Law, relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest, fees or expenses is allowed in such case or proceeding and the obligations under Section 7.07); and
(2)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b)    The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives (to the fullest extent permitted by law) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency, liquidation, examinership, or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Guarantor, protest, notice and all demands whatsoever and covenants that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(c)    If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(d)    Each Guarantor agrees that it will not be entitled to exercise any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
Section 10.02    Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer, unfair, improper or fraudulent disposition or preference or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar or other federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer, unfair, improper or fraudulent disposition or preference or conveyance.

Section 10.03    Execution and Delivery of Note Guarantee.
To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by the manual, facsimile or electronic signature of an Officer of such Guarantor on each Note Guarantee authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.
Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
In the event that the Company or any of its Restricted Subsidiaries creates or acquires any wholly owned Restricted Subsidiary after the Issue Date, if required by Section 4.16 hereof, the Company will cause such wholly owned Restricted Subsidiary to comply with the provisions of Section 4.16 hereof and this Article 10, to the extent applicable.
Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect a Note Guarantee or any release, termination or discharge thereof.
Section 10.04    [Reserved.]
Section 10.05    Releases.
A Note Guarantee of a Guarantor will be automatically and unconditionally released and discharged without the consent of Holders of Notes and each Guarantor and its obligations under the Note Guarantee will be released and discharged upon:
(1)    a sale, exchange, transfer or other disposition (including by way of merger, amalgamation, consolidation, dividend distribution or otherwise) of the Equity Interests of such Guarantor or the sale, exchange, transfer or other disposition of all or substantially all of the assets of the Guarantor to a Person other than to the Company or a Restricted Subsidiary and as otherwise not prohibited by this Indenture;
(2)    (i) the designation in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary or (ii) the occurrence of any event after which the Guarantor is no longer a Restricted Subsidiary or becomes an Insignificant Subsidiary, a Receivables Subsidiary or Special Purpose Producer, in each case, in a manner not in violation of this Indenture;
(3)    the Company’s exercise of its Defeasance option or Covenant Defeasance option pursuant to Article 8 hereof or if the Company’s Obligations under this Indenture are discharged in accordance with Article 11 hereof;
(4)    the release or discharge of the Guarantee (including the Guarantee under the Credit Agreement) which resulted in the creation of such Guarantee pursuant to this covenant;
(5)    upon the merger, amalgamation or consolidation of such Guarantor with and into the Company or another Guarantor or upon the liquidation or dissolution of such Guarantor, in each case, in a manner not in violation of this Indenture; or

(6)    as otherwise permitted under Article 9.
In connection with any release under clause (1) above, upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition does not violate this Indenture, the Trustee will execute any documents reasonably requested in order to evidence the release of any Guarantor from its obligations under its Note Guarantee. The Net Proceeds of such sale or other disposition shall be applied, if required, in accordance with the applicable provisions of this Indenture.
Any release of a Guarantor under clause (3) or (4) above shall be evidenced to the Trustee by an Officer’s Certificate.
Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.
ARTICLE 11
SATISFACTION AND DISCHARGE
Section 11.01    Satisfaction and Discharge.
This Indenture and the Security Documents will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to Sections 2.06 and 2.07), when:
(1)    either:
(a)    all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by the Company under this Indenture;
(b)    all Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, or (b) will become due and payable within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee money or non-callable government obligations, or a combination thereof, in an amount sufficient, as evidenced by a written certificate or written attestation of an accounting firm, investment advisory firm, valuation firm, consulting firm, appraisal firm, investment bank, bank, trust com-pany or similar entity of recognized standing selected by the Company, to pay the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of deposit (if such Notes are then due and payable) or to the maturity date, and the Company has paid all other sums payable by the Company under this Indenture; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate;
(c)    the Company has paid or caused to be paid all other sums payable under this Indenture, including, without limitation, the fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred and any then-owed indemnities, in each case, by the Trustee and/or the Collateral Agent; and
(d)    the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under Section 11.01 relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02    Application of Trust Money.
Subject to the provisions of Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium on, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 11.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article 11 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 11.01 hereof which are in excess of the amount thereof that would then be required to be deposited to effect a discharge in accordance with this Article 11.
ARTICLE 12
COLLATERAL
Section 12.01    Security Documents.
The due and punctual payment of the principal of, premium, if any, and interest, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest, if any, on the Notes and performance of all other Obligations of the Company and the Guarantors to the Holders, the Trustee or the Collateral Agent under this Indenture, the Notes, the Guarantees, the Intercreditor Agreements and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Notes Obligations, subject to the terms of the Intercreditor Agreements. The Trustee, the Company and the Guarantors hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders, the Trustee and the Collateral Agent and pursuant to the terms of the Security Documents and the Intercreditor Agreements. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreements, and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreements on the Issue Date, and at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 12.01, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall, and shall cause the Guarantors to, take any and all actions and make all filings (including the filing of UCC financing statements or similar notices or filings required by local law, if any, and, continuation statements and amendments thereto) required to cause the Security Documents to create and maintain, as security for the Notes Obligations of the Company and the Guarantors to the Secured Parties under this Indenture, the Notes, the Guarantees, the Intercreditor Agreements and the Security Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreements and the Security Documents), in favor of the Collateral Agent for the benefit of the Holders and the Trustee subject to no Liens other than Permitted Liens.
Neither the Trustee nor the Collateral Agent shall be responsible for (A) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien granted under this Indenture, the Security Documents or any agreement or instrument contemplated hereby or thereby, (B) the filing, re-filing, recording, re-recording or continuing or any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (C) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to the Collateral. The actions described in items (A) through (C) shall be the sole responsibility of the Company.
Section 12.02    Release of Collateral.
(A)    Collateral may be released from the Lien and security interest created by the Security Documents at any time and from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreements and this Indenture. Notwithstanding anything to the contrary in the Security Documents, the Intercreditor Agreements and this Indenture, the Company and the Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Notes Obligations under any one or more of the following circumstances:
(1)    to consummate the sale, transfer or other disposition of such property or assets (to a Person that is not the Company or a Guarantor) to the extent not prohibited under Section 4.10;
(2)    upon the release of a Guarantor from its Guarantee with respect to the Notes pursuant to this Indenture;
(3)     in respect of the property and assets of a Restricted Subsidiary that is a Guarantor, upon the designation of such Guarantor to be an Unrestricted Subsidiary in accordance with the terms of this Indenture;
(4)     upon such property or asset becoming an Excluded Asset; or
(5)    as described under Article 9.
(B)    The Liens on the Collateral securing the Notes and the Guarantees also will be released:
(1)    in whole, upon a Defeasance or Covenant Defeasance under this Indenture as described under Section 8.02;
(2)    in whole, upon satisfaction and discharge of this Indenture as described under Section 11.01;

(3)    in whole or in part, with the consent of the requisite Holders of the Notes in accordance with Section 9.02, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes;
(4)     at the option of the Company, in whole or in part, upon the Suspension Condition; provided that such Liens shall be reinstated upon the occurrence of the Reversion Date; and
(5)    in part, as to any asset constituting Collateral (A) that is sold or otherwise disposed of (I) by the Company or any of the Guarantors to any Person that is not the Company or a Guarantor to the extent not prohibited by this Indenture and the Security Documents, (II) if all other Liens on that asset securing the Credit Agreement Obligations and the 2029 Secured Notes Obligations then secured by that asset are released by the Credit Agreement Collateral Agent and the 2029 Secured Notes Collateral Agent (other than as a result of the discharge in full of the Credit Agreement Obligations or the 2029 Secured Notes Obligations) or (III) in connection with the taking of an enforcement action by the Controlling Collateral Agent (as defined in the First Lien Intercreditor Agreement) in accordance with the First Lien Intercreditor Agreement, (B) that is held by a Guarantor that ceases to be a Guarantor, (C) that becomes an Excluded Asset or (D) that is otherwise released in accordance with, and as expressly provided for by the terms of, this Indenture, the First Lien Intercreditor Agreement and the Security Documents.
(C)    With respect to any release of Collateral, upon receipt of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture and the Security Documents and the Intercreditor Agreements, as applicable, to such release have been met and that it is permitted for the Trustee or Collateral Agent to execute and deliver the documents requested by the Company in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee and the Collateral Agent shall, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreements. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document or in the Intercreditor Agreements to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.
Section 12.03    Suits to Protect the Collateral.
Subject to the provisions of Article 7 and the Security Documents and the Intercreditor Agreements, the Trustee may or may direct the Collateral Agent to take all actions it determines in order to:
(a)    enforce any of the terms of the Security Documents; and
(b)    collect and receive any and all amounts payable in respect of the Obligations hereunder.
Subject to the provisions of the Security Documents and the Intercreditor Agreements, the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 12.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.
Section 12.04    Authorization of Receipt of Funds by the Trustee Under the Security Documents.
Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 12.05    Purchaser Protected.
In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 12 to be sold be under any obligation have the responsibility to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.
Section 12.06    Powers Exercisable by Receiver or Trustee.
In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 12; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.
Section 12.07    Release Upon Termination of the Company’s Obligations.
In the event that the Company delivers to the Trustee an Officer’s Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under this Indenture, the Notes, the Guarantees and the Security Documents that were due and payable at or prior to the time such principal, together with accrued and unpaid interest, were paid, (ii) the Company shall have exercised its Defeasance option or its Covenant Defeasance option, in each case in compliance with the provisions of Article 8, or (iii) the Company has discharged this Indenture and the Security Documents described under Article 11, and in each case, an Opinion of Counsel stating that all conditions precedent to such Defeasance, Covenant Defeasance or discharge, as applicable, have been satisfied, the Trustee and/or the Collateral Agent, as applicable, shall deliver to the Company a release of Lien in the Collateral without recourse, representations or warranties and shall do or cause to be done (at the expense of the Company) all acts reasonably requested of them to promptly release such Lien.
Section 12.08    Collateral Agent.
(a)    The Company and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture, the Security Documents and the Intercreditor Agreements and the Company and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Intercreditor Agreements and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Security Documents and the Intercreditor Agreements, and consents and agrees to the terms of the Intercreditor Agreements and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Collateral Agent agrees to act as such on the express conditions contained in this Section 12.08. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provision of this Indenture, the Intercreditor Agreements and the Security Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreements, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents and the Intercreditor Agreements to which the Collateral Agent is a party, and shall not be liable except for the performance of such duties, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreements or otherwise exist against the Collateral Agent. The Collateral Agent shall have all of the rights (including indemnification rights), powers, indemnities, benefits, privileges and immunities granted to the Trustee under this Indenture (including its rights to compensation), all of which are incorporated in the Security Documents mutatis mutandis. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)    The Collateral Agent may perform any of its duties under this Indenture, the Security Documents or the Intercreditor Agreements by or through receivers, agents, employees, attorneys, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors, attorneys and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Collateral Agent shall not be responsible for the acts, omissions, negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.
(c)    None of the Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or the Intercreditor Agreements or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, the Security Documents or the Intercreditor Agreements, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Security Documents or the Intercreditor Agreements, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents or the Intercreditor Agreements, or for any failure of any Grantor or any other party to this Indenture, the Security Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder. None of the Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the Intercreditor Agreements or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.
(d)    The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, direction, instruction, instrument, opinion, report, request, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Grantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Intercreditor Agreements unless it shall first receive such request, direction, instruction or consent of the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Security Documents or the Intercreditor Agreements in accordance with a request, direction, instruction or consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders. The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Security Documents or the Intercreditor Agreements at the request or direction of any Person, pursuant to the provisions of this Indenture, the Security Documents or the Intercreditor Agreements, unless such Person shall have offered to the Collateral Agent security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.
(e)    The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested in accordance with Article 6 by the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 12.08).
(f)    The Collateral Agent may resign at any time by notice to the Trustee (if the Trustee is not also acting as Collateral Agent hereunder) and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Trustee, at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may appoint a successor collateral agent, subject to the consent of the Company (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent (at the expense of the Company) shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 12.08 (and Section 7.07) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture.
(g)    The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreements, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.
(h)    The Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Intercreditor Agreements (including joinder agreements thereto), (iii) make the representations of the Holders set forth in the Security Documents and Intercreditor Agreements, (iv) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreements and (v) perform and observe its obligations under the Security Documents and the Intercreditor Agreements.
(i)    If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture, the Security Documents and the Intercreditor Agreements.

(j)    The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.
(k)    The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreements other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Security Documents.
(l)    If the Company or any Guarantor (i) incurs any obligations in respect of First Lien Obligations or Permitted Junior Lien Obligations at any time when no applicable intercreditor agreement is in effect or at any time when Indebtedness constituting First Lien Obligations or Permitted Junior Lien Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officer’s Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement specifically contemplated hereby (on substantially the same terms as the applicable Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Lien Obligations or Permitted Junior Lien Obligations so incurred, together with an Opinion of Counsel, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the and reasonable sole expense and cost of the Company, including reasonable legal fees and expenses of outside counsel to the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder; provided that neither an Officer’s Certificate nor an Opinion of Counsel shall be required in connection with the applicable Intercreditor Agreements to be entered into by the Collateral Agent on the Issue Date.
(m)    No provision of this Indenture, the Intercreditor Agreements or any Security Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take, suffer or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have received indemnity satisfactory to the Collateral Agent and the Trustee against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent (with the advice of counsel) has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.
(n)    The Collateral Agent (i) shall not be liable for any action taken, suffered or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreements and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company and (iii) may consult with counsel of its selection and the advice or opinion of such counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.
(o)    Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance of its obligations hereunder or under the Security Documents or Intercreditor Agreements resulting from or arising out of or caused by, directly or indirectly, forces beyond its control. Such acts shall include but not be limited to acts of God, strikes, work stoppages, accidents, lockouts, riots, acts of war or terrorism, civil or military disturbances, epidemics, pandemics, recognized public emergencies, quarantine restrictions, nuclear or natural catastrophes, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, and hacking, cyber-attacks, or other use or infiltration of the Trustee’s or Collateral Agent’s technological infrastructure exceeding authorized access. Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.
(p)    The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Indenture, the Intercreditor Agreements and the Security Documents. The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Security Documents, the Intercreditor Agreements or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreements or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreements and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location, ownership, transferability or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreements and the Security Documents. The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreements and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreements and any Security Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreements and the Security Documents unless expressly set forth hereunder or thereunder. The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Security Documents and the Intercreditor Agreements.
(q)    The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses, taxes and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements and the Security Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto which in the Collateral Agent’s or the Trustee’s, as applicable, sole discretion (with the advice of counsel) may cause the Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral

Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, each of the Collateral Agent and the Trustee, as applicable, reserves the right, instead of taking such action, to either resign as the Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to the Company, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Collateral Agent or the Trustee) other than the Company or the Guarantors, a majority in interest of Holders shall direct the Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.
(r)    Upon the receipt by the Collateral Agent of a written request of the Company signed by an Officer (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 12.08(r), and (ii) instruct the Collateral Agent to execute and enter into such Security Document. Any such execution of a Security Document shall be at the direction and expense of the Company, upon delivery to the Collateral Agent of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Security Documents. Notwithstanding the foregoing, in no event shall the Collateral Agent be required to execute and enter into any such Security Document if the Collateral Agent determines in its sole discretion (with the advice of counsel) that such Security Document may affect any of the Collateral Agent’s rights, benefits, immunities, privileges or indemnities hereunder, require the Collateral Agent to expend or risk its own funds or cause the Collateral Agent to incur any loss, liability, claim, damage, tax or expense.
(s)    Subject to the provisions of the applicable Security Documents and the Intercreditor Agreements, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Intercreditor Agreements and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes, the Trustee or, as expressly set forth herein, the Company, as applicable, subject, in each case, to all the rights, powers, protections, privileges, indemnities and immunities afforded the Collateral Agent and the Trustee hereunder and under the Security Documents.
(t)    After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreements.
(u)    The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents or the Intercreditor Agreements and to the extent not prohibited under the Intercreditor Agreements, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.11 and the other provisions of this Indenture.
(v)    In each case that the Collateral Agent may or is required hereunder or under any Security Document or any Intercreditor Agreement to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document or any Intercreditor Agreement, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Agent shall not be liable with respect to any Action taken, suffered or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining. The Collateral Agent shall be entitled to request and receive written instructions from the Grantors or the Holders of a majority in aggregate principal amount the then outstanding Notes and shall have no responsibility or liability for any losses, claims, taxes, expenses, costs or damages of any nature that may arise from any action taken or not taken by the Collateral Agent in accordance with the written direction of such party or Holders, as applicable.
(w)    Notwithstanding anything to the contrary in this Indenture or in any Security Document or any Intercreditor Agreement, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Security Documents or the Intercreditor Agreements (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby. The Collateral Agent shall have no obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate the security interest granted to the Collateral Agent pursuant to this Indenture, the Security Documents or the Intercreditor Agreements or (ii) enable the Collateral Agent to exercise and enforce its rights under this Indenture, the Security Documents or the Intercreditor Agreements with respect to such pledge and security interest. In addition, the Collateral Agent shall have no responsibility or liability (i) in connection with the acts or omissions of the Grantors in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest.
(x)    Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of this Section 12.08 and Section 13.04. The Collateral Agent shall not be liable and be fully protected for any action it takes, suffers or omits to take in good faith in reliance on such certificate or opinion.
(y)    Notwithstanding anything to the contrary contained herein, the Collateral Agent shall act pursuant to the instructions of the Holders, the Trustee and, as expressly set forth herein, the Company, solely with respect to the Security Documents and the Collateral.
(z)    To the extent that the Collateral Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Collateral, the Collateral Agent shall satisfy such liability to the extent possible from the Collateral. The Grantors, jointly and severally, shall indemnify, defend and hold the Collateral Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Collateral Agent on or with respect to the Collateral and the investment thereof unless such tax, late payment, interest, penalty or other expense was finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Collateral Agent. The indemnification provided by this provision is in addition to the indemnification provided in Section 7.07 and shall survive the resignation or removal of the Collateral Agent and the termination of this Indenture. The Collateral Agent shall not be indemnified again under this Section 12.08(z) for a tax for which it was indemnified under Section 7.07(b).
(aa)     In the event that any Collateral shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Collateral, the Collateral Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Collateral Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Grantors or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.
(bb)    The Collateral Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Indenture, whether or not an original or a copy of such agreement has been provided to the Collateral Agent. The Collateral Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or document other than this Indenture. Neither the Collateral Agent nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Grantors, or any of their directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. Collateral Agent may assume performance by all such Persons of their respective obligations. The Collateral Agent shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other Person.
(cc)    The Collateral Agent shall not be liable for any amount in excess of the value of the Collateral.

ARTICLE 13
MISCELLANEOUS
Section 13.01    [Reserved].
Section 13.02    Notices.
Any notice or communication by the Company, any Guarantor, the Trustee or the Collateral Agent to the others or to them by the Holders is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company and/or any Guarantor:

AMC Networks Inc.,
11 Penn Plaza
New York, New York 10001
Attention: Patrick O’Connell, Executive Vice President & Chief Financial Officer
Telephone No.: +1 212 324 8773
E-mail: Patrick.OConnell@amcnetworks.com;

With a copy to:

AMC Networks Inc.
11 Penn Plaza
New York, New York 10001
Attention: James Gallagher, General Counsel
E mail Address: Jamie.Gallagher@amcnetworks.com
and
AMC Networks Inc.
11 Penn Plaza
New York, New York 10001

Attention: Edward Schwartz, EVP – Strategic Finance & Treasurer
Telephone: (212) 324-4825
Facsimile: Edward.schwartz@amcnetworks.com
Cc: amctreasury@amcnetworks.com
If to the Trustee and/or the Collateral Agent:

U.S. Bank Trust Company, National Association
Global Corporate Trust
100 Wall Street, 6th floor
New York, New York 10005

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or e-mail; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
The Trustee and Collateral Agent agree to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee or Collateral Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee or Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or Collateral Agent in its discretion elects to act upon such instructions, the Trustee’s or Collateral Agent’s understanding of such instructions shall be deemed controlling. The Trustee or Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or Collateral Agent’s reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions. The Grantors agree (i) to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or Collateral Agent, including without limitation the risk of the Trustee or Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties; (ii) that they are fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee or Collateral Agent and that there may be more secure methods of transmitting instructions than the method(s) selected by the such party; and (iii) that the security procedures (if any) to be followed in connection with its transmission of instructions provide to them a commercially reasonable degree of protection in light of their particular needs and circumstances. All notices, approvals, consents, requests and any communications under this Indenture to the Trustee or Collateral Agent must be in writing and in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee or Collateral Agent by the applicable Grantor), in English.

The Grantors agree to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to the Trustee or Collateral Agent, including without limitation the risk of the Trustee or Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Section 13.03    [Reserved].
Section 13.04    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company or a Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as applicable, shall furnish to the Trustee:
(1)    an Officer’s Certificate in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided, that such Officer’s Certificate shall not be required to be furnished to the Trustee in connection with the authentication and delivery of the Initial Notes on the Issue Date; and
(2)    an Opinion of Counsel in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 13.05    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(4)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied;
provided that an issuer of an Opinion of Counsel may rely as to matters of fact on an Officer’s Certificate or a certificate of a public official and an Officer executing an Officer’s Certificate may rely as to legal conclusions on an Opinion of Counsel.
Section 13.06    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 13.07    No Personal Liability of Directors, Officers, Employees and Equity Holders, including Members.
No director, officer, employee, incorporator or equity holder, including members, of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 13.08    Governing Law.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES AND THE SECURITY DOCUMENTS (OTHER THAN SECURITY DOCUMENTS GOVERNED BY APPLICABLE FOREIGN LAW) WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 13.09    Consent to Jurisdiction; Consent to Service of Process.
Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives the right to any other jurisdiction to which it may be entitled by reason of present or future domicile, place of residence or for any other reason. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 13.02 hereof shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
Each Guarantor party hereto irrevocably and unconditionally appoints AMC Networks Inc., with an office on the date hereof at 11 Penn Plaza, New York, New York 10001, and its successors hereunder (in each case, the “Process Agent”), as its agent to receive on behalf of each such Guarantor and its property all writs, claims, process, and summonses in any action or proceeding brought against it in the State of New York; provided that to the extent the Process Agent is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia, the Process Agent agrees to maintain an office in the United States (which may be effected through a sub-agent) for service of process. Such service may be made by mailing or delivering a copy of such process to the respective Guarantor in care of the Process Agent at the address specified above for the Process Agent, and such Guarantor irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to the respective Guarantor, or failure of the respective Guarantor, to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent or any such Guarantor, or of any judgment based thereon. Each Guarantor party hereto covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.
Section 13.10    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11    Successors.
All agreements of the Company and each Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.
Section 13.12    Severability.
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 13.13    Intercreditor Agreements.
Reference is made to the Intercreditor Agreements. Each Holder, by its acceptance of a Note, (a) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements and (b) authorizes and instructs the Trustee and the Collateral Agent to enter into joinder agreements to the Intercreditor Agreements as Trustee and as Collateral Agent, as the case may be, and on behalf of such Holder, including without limitation, making the representations of the Holders contained therein. The foregoing provisions are intended as an inducement to the lenders under the Credit Agreement to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreements.
Section 13.14    Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Any signature to this Indenture may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.
Section 13.15    Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 13.16    [Reserved].
Section 13.17    Waiver of Jury Trial.
EACH OF THE COMPANY, THE GUARANTORS (IF ANY), EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, THE TRUSTEE AND THE COLLATERAL AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 13.18    Foreign Account Tax Compliance Act (FATCA).
The Company agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to this Indenture are subject to the withholding requirements described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law.

[Signatures on following page]

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                        Very truly yours,

AMC NETWORKS INC.

By:	/s/ Patrick O’Connell
	Name:	Patrick O’Connell
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

2ND PARTY LLC
ACROSS THE RIVER PRODUCTIONS LLC AMC CONTENT DISTRIBUTION LLC AMC GAMES LLC
AMC FILM HOLDINGS LLC
AMC NETWORKS BROADCASTING & TECHNOLOGY AMC NETWORK ENTERTAINMENT LLC
AMC NETWORKS INTERNATIONAL LLC AMC PLUS HOLDINGS LLC
AMC PREMIERE LLC
AMC NETWORKS PRODUCTIONS LLC
AMC NEW VIDEO HOLDINGS LLC
AMC/SUNDANCE CHANNEL GLOBAL NETWORKS LLC AMCN PROPERTIES LLC
AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION
DIGITAL STORE LLC
IFC ENTERTAINMENT HOLDINGS LLC IFC ENTERTAINMENT LLC
IFC FILMS LLC
IFC IN THEATERS LLC
IFC PRODUCTIONS I L.L.C.
IFC TELEVISION HOLDINGS LLC IFC THEATRES CONCESSIONS LLC
IFC TV LLC
IFC TV STUDIOS HOLDINGS LLC
NEW VIDEO CHANNEL AMERICA, L.L.C
NEW VIDEO CHANNEL PRODUCTIONS LLC
NEW VIDEO CHANNEL SCRIBES LLC
RAINBOW MEDIA ENTERPRISES, INC. RAINBOW MEDIA HOLDINGS LLC RNC HOLDING CORPORATION
RNC II HOLDING CORPORATION SELECTS VOD LLC
SHUDDER LLC
SUNDANCE FILM HOLDINGS LLC SUNDANCETV LLC
VOOM HD HOLDINGS LLC WE TV HOLDINGS LLC WE TV LLC

As Guarantors

By:	/s/ Edward Schwartz
	Name:	Edward Schwartz
	Title:	Authorized Officer

[Signature Page to Indenture]

61ST STREET PRODUCTIONS I LLC AESIR MEDIA GROUP, LLC
AMC TV STUDIOS LLC
ANIMAL CONTROL PRODUCTIONS I LLC ANIME NETWORK LLC
ANTHEM PRODUCTIONS I LLC BADLANDS PRODUCTIONS I LLC BADLANDS PRODUCTIONS II LLC BROCKMIRE PRODUCTIONS I LLC COBALT PRODUCTIONS LLC COMIC SCRIBE LLC
CROSSED PENS DEVELOPMENT LLC DARK WINDS PRODUCTIONS I LLC DISPATCHES PRODUCTIONS I LLC EXPEDITION PRODUCTIONS I LLC FIVE FAMILIES PRODUCTIONS I LLC FIVE MOONS PRODUCTIONS I LLC GEESE PRODUCTIONS LLC
GROUND WORK PRODUCTIONS LLC
HALT AND CATCH FIRE PRODUCTIONS LLC HALT AND CATCH FIRE PRODUCTIONS I LLC HALT AND CATCH FIRE PRODUCTIONS II LLC HALT AND CATCH FIRE PRODUCTIONS III LLC HALT AND CATCH FIRE PRODUCTIONS IV LLC HAP AND LEONARD PRODUCTIONS II LLC HAP AND LEONARD PRODUCTIONS III LLC HIDIVE LLC
IFC TV STUDIOS LLC
JAPAN CREATIVE CONTENTS ALLIANCE LLC KINDRED SPIRIT PRODUCTIONS LLC
KOPUS PRODUCTIONS LLC KOPUS PRODUCTIONS II LLC LODGE PRODUCTIONS I LLC LODGE PRODUCTIONS II LLC
MAKING WAVES STUDIO PRODUCTIONS LLC MECHANICAL PRODUCTIONS I LLC MONUMENT PRODUCTIONS I LLC MOONHAVEN PRODUCTIONS I LLC

As Guarantors

By:	/s/ Edward Schwartz
	Name:	Edward Schwartz
	Title:	Authorized Officer

[Signature Page to Indenture]

NEWFOUND LAKE PRODUCTIONS I LLC NOS4A2 PRODUCTIONS I LLC
PEACH PIT PROPERTIES LLC PEACHWOOD PRODUCTIONS LLC PENS DOWN LLC
PREMIER QUILLS LLC RECTIFY PRODUCTIONS LLC RECTIFY PRODUCTIONS II LLC
RECTIFY PRODUCTIONS III LLC RECTIFY PRODUCTIONS IV LLC RED MONDAY PROGRAMMING LLC ROUGHHOUSE PRODUCTIONS I LLC SENTAI FILMWORKS, LLC
SENTAI HOLDINGS, LLC
SLEUTH SECRETS PRODUCTIONS LLC STALWART PRODUCTIONS LLC
STAN PRODUCTIONS I LLC STAN PRODUCTIONS II LLC
SUNDANCE CHANNEL ORIGINALS LLC SXION 23, LLC
TALES PRODUCTIONS I LLC TWD PRODUCTIONS IV LLC TWD PRODUCTIONS V LLC TWD PRODUCTIONS VI LLC TWD PRODUCTIONS VII LLC TWD PRODUCTIONS VIII LLC TWD PRODUCTIONS IX LLC TWD PRODUCTIONS X LLC TWD PRODUCTIONS XI LLC UNIVERSE PRODUCTIONS LLC
VAMPIRE CHRONICLES PRODUCTIONS I LLC WE TV STUDIOS LLC
WOODBURY STUDIOS LLC

As Guarantors

By:	/s/ Edward Schwartz
	Name:	Edward Schwartz
	Title:	Authorized Officer

[Signature Page to Indenture]
3

IFC THEATRES, LLC
As Guarantor
By:	/s/ Sal Romanello
	Name:	Sal Romanello
	Title:	Authorized Officer

[Signature Page to Indenture]
4

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Collateral Agent
By:    /s/ Shannon Matthews
    Name:    Shannon Matthews
    Title:    Assistant Vice President

[Signature Page to Indenture]
5

EXHIBIT A
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Tax Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP/CINS ___________
ISIN _________
10.500% Senior Secured Notes due 2032
No.    $_________________
AMC NETWORKS INC. promises to pay to _________________________ or registered assigns, the principal sum of ___________________________________________________________ DOLLARS [or such other principal sum as shall be set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto]1 on July 15, 2032.
Interest Payment Dates: January 15 and July 15
Record Dates: January 1 and July 1
Dated: _______________
AMC NETWORKS INC.
By:
    Name:
    Title:

This is one of the Notes referred to in the
within-mentioned Indenture:
U.S. Bank Trust Company, National Association, as Trustee
By:
    Authorized Signatory

Dated:
1     Insert in Global Notes only

Back of Note
10.500% Senior Secured Note due 2032
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)    MATURITY. The Notes will mature on July 15, 2032.  Any provisions relating to the determination of a minimum tenor, maturity or weighted average life with respect to any permitted Indebtedness (including without limitation Refinancing Indebtedness) in the Indenture (as defined below) shall assume (solely for purposes of such determination) that July 15, 2032 is the maturity date of the Notes.
(2)    INTEREST. AMC NETWORKS INC., a Nevada corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at the rate of 10.500% per annum from July 3, 2025 until maturity. The Company will pay interest semi-annually in arrears on January 15 and July 15 of each year commencing January 15, 2026 (each, an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day to the Holders of record as of the close of business on the immediately preceding January 1 and July 1 (whether or not a Business Day). Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of original issuance of the Notes.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(3)    METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on January 1 and July 1 immediately preceding the Interest Payment Date (whether or not a Business Day), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest (and defaulted interest, if any), if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest, if any, due on an Interest Payment Date may be made by check mailed to the Holders at their addresses set forth in the register of Holders. Such payments will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(4)    PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
(5)    INDENTURE. The Company issued the Notes under an Indenture dated as of July 3, 2025 (the “Indenture”) between the Company, the guarantors named therein, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
(6)    OPTIONAL REDEMPTION.
(a)    At any time prior to July 15, 2028, the Company may redeem up to 40% of the original aggregate principal amount of the Notes (including any Additional Notes), at its option, at any time and from time to time, at a redemption price of 110.500% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date (subject to the rights of Holders of record of such Notes, on the relevant record dates for the determination of Holders to whom interest is payable, to receive interest due on an Interest Payment Date falling on or prior to the redemption date), with the proceeds of one or more Qualified Equity Offerings; provided that:
(1)    immediately after giving effect to such redemption, at least 60% of the original aggregate principal amount of the Notes remains outstanding (excluding, for purposes of such calculation, Notes held by the Company or its subsidiaries); and
(2)    the redemption must occur within 180 days of the date of the closing of such Qualified Equity Offering.
(b)    At any time prior to July 15, 2028, the Company may redeem the Notes, at its option in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount thereof to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.
(c)    At any time prior to July 15, 2028, the Company may redeem up to 10% of the aggregate principal amount of the Notes issued under the Indenture (including any Additional Notes) during any twelve-month period at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
(d)    On or after July 15, 2028, the Company may redeem the Notes, at its option in whole or in part, at any time and from time to time, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon to, but excluding, the redemption date (subject to the rights of Holders of record of such Notes, on the relevant record dates for the determination of Holders to whom interest is payable, to receive interest due on an interest payment date falling on or prior to the redemption date), if redeemed during the twelve month-period beginning on July 15 of the years indicated below:

Year	Percentage
2028	105.250%
2029	102.625%
2030 and thereafter	100.000%

(e)    Notwithstanding the foregoing, in connection with any tender offer or exchange offer (including any Change of Control Offer), if Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not validly withdraw such Notes in such offer and the Company, or any third party making such offer in lieu of the Company, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Company or such third party shall have the right upon not less than 10 nor more than 60 days’ prior notice to Holders (with a copy to the Trustee), given not more than 60 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such offer (which may be less than par), excluding any early tender or incentive fee or premium, plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the applicable date of redemption, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the applicable date of redemption.
Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(7)    MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(8)    REPURCHASE AT THE OPTION OF HOLDER.
(a)    If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any portion (equal to a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture; provided that any unpurchased portion of a Note must be in a minimum denomination of $2,000. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders of Notes on a relevant record date to receive interest due on an Interest Payment Date occurring on or prior to the Change of Control Payment Date. Within 60 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(b)    Following the occurrence of certain Asset Sales, the Company may be required to offer to repurchase the Notes as required by the Indenture.
(9)    NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail (or with respect to Global Notes, to the extent permitted or required by Depositary’s Applicable Procedures, send electronically), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof (provided, that the unredeemed or unpurchased portion of a Note must be in a minimum denomination of $2,000); except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.
(10)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
(11)    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
(12)    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, any Note Guarantee or the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes other than the Notes Beneficially Owned by the Company or its Affiliates (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes or the Note Guarantees or the Security Documents may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes other than the Notes Beneficially Owned by the Company or its Affiliates (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of Notes, the Indenture, the Notes or any Note Guarantee may be amended or supplemented to cure any ambiguity, omission, mistake, defect, error or inconsistency contained in the Indenture, or make such other provisions in regard to matters or questions arising under the Indenture as the Board of Directors may deem necessary or desirable and that shall not materially and adversely affect the interests of the Holders of the Notes; provide for uncertificated notes in addition to or in place of certificated notes; to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the Company’s or such Guarantor’s assets, as applicable; make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any Holder; to conform the text of the Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the “Description of the Notes” section of the Company’s Offering Memorandum, relating to the initial offering of the Notes; to provide for the issuance of Additional Notes, as determined in good faith by the Company, in accordance with the limitations set forth in the Indenture; to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes in accordance with the terms of the Indenture; to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee to provide for the accession by the Trustee to any notes documentation; to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Notes in any material respect to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee or the Collateral Agent for the benefit of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the obligations in respect of the Notes, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise; to release Collateral from the Lien of the Indenture and the Security Documents or subordinate such Lien when permitted or required by the Security Documents or the Indenture; to add Additional First Lien Secured Parties or Permitted Junior Lien Obligations to the Intercreditor Agreements to the extent the incurrence of such obligations is not prohibited by the Indenture; to secure any Additional First Lien Obligations or Permitted Junior Lien Obligations under the Security Documents to the extent the incurrence of such obligations is not prohibited by the Indenture; and to enter into any Additional Intercreditor Agreement in connection with the incurrence of any secured Indebtedness the incurrence of which is not prohibited by the Indenture.
(13)    DEFAULTS AND REMEDIES. The Notes are subject to the Defaults and Events of Default set forth in Section 6.01 of the Indenture. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all the Notes, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
(14)    TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
(15)    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or equity holder, including members, of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
(16)    AUTHENTICATION. This Note will not be valid until authenticated by the manual, facsimile or electronic signature of an authorized signatory of the Trustee or an authenticating agent.

(17)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(18)    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(19)    GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE, THE NOTE GUARANTEES AND THE SECURITY DOCUMENTS (OTHER THAN SECURITY DOCUMENTS GOVERNED BY APPLICABLE FOREIGN LAW) WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
(20)    WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE GUARANTORS (IF ANY), EACH HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE, THE NOTE GUARANTEES OR THE TRANSACTION CONTEMPLATED THEREBY.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
AMC Networks Inc.
11 Penn Plaza
New York, New York 10001

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
    (Insert assignee’s legal name)

    (Insert assignee’s sec. sec. or tax I.D. no.)

    (Print or type assignee’s name, address and zip code)
and irrevocably appoint
attorney to transfer this Note on the books of the Company. The attorney may substitute another to act for him.
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, check the appropriate box below:
☐ Section 4.10 ☐ Section 4.14
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$___________ ($2,000 or an integral multiple of $1,000 in excess thereof; provided that the unpurchased portion of the Note shall be in a minimum principal amount of $2,000).
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange/Transfer	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

1     This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
AMC Networks Inc.
11 Penn Plaza
New York, New York 10001
U.S. Bank Trust Company, National Association
Global Corporate Trust
100 Wall Street, 6th floor
New York, New York 10005

Re:    10.500% Senior Secured Notes due 2032
Reference is hereby made to the Indenture, dated as of July 3, 2025 (the “Indenture”), among AMC Networks Inc., a Nevada corporation (the “Company”), as issuer, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_____________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $__________________ in such Note[s] or interests (the “Transfer”), to _____________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2.    ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person

(other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3.    ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)    ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
(c)    ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)    ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.
4.    ☐ Check if Transferee will take delivery of an Unrestricted Definitive Note.
(a)    ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)    ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)    ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

    [Insert Name of Transferor]
By:
    Name:
    Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    ☐    a beneficial interest in the:
(i)    ☐    144A Global Note (CUSIP ________), or
(ii)    ☐    Regulation S Global Note (CUSIP ________), or
(b)    ☐    a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)    ☐    a beneficial interest in the:
(i)    ☐    144A Global Note (CUSIP ________), or
(ii)    ☐    Regulation S Global Note (CUSIP ________), or
(b)    ☐    a Restricted Definitive Note;
(c)    ☐    an Unrestricted Definitive Note;
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
AMC Networks Inc.
11 Penn Plaza
New York, New York 10001
U.S. Bank Trust Company, National Association
Global Corporate Trust
100 Wall Street, 6th floor
New York, New York 10005

Re:    10.500% Senior Secured Notes due 2032
(CUSIP [    ])
Reference is hereby made to the Indenture, dated as of July 3, 2025 (the “Indenture”), among AMC Networks Inc., a Nevada corporation (the “Company”), as issuer, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.
(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b)    ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

2.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes.
(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)    ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

    [Insert Name of Transferor]
By:
    Name:
    Title:
Dated:

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
AMC Networks Inc.
11 Penn Plaza
New York, New York 10001
U.S. Bank Trust Company, National Association
Global Corporate Trust
100 Wall Street, 6th floor
New York, New York 10005

Re:    10.500% Senior Secured Notes due 2032
Reference is hereby made to the Indenture, dated as of July 3, 2025 (the “Indenture”), among AMC Networks Inc., a Nevada corporation (the “Company”), as issuer, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $___________ aggregate principal amount of a Definitive Note, we confirm that:
1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3.    We understand that, on any proposed resale of the Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
D-1

5.    We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

    [Insert Name of Accredited Investor]
By:
    Name:
    Title:
Dated:
D-2

EXHIBIT E
[FORM OF NOTATION OF GUARANTEE]
[Letterhead of Luxembourg Guarantors if applicable]
For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of July 3, 2025 (the “Indenture”) among AMC Networks Inc, a Nevada corporation (the “Company”), the other guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), (a) the due and punctual payment of the principal of and premium and interest, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest, if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture (including, without limitation, interest, fees and expenses accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization, liquidation, examinership or like proceeding, relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest, fees and expenses is allowed in such proceeding and the obligations under Section 7.07 of the Indenture) and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of the Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.
Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection. As set forth in Section 10.02 of the Indenture, the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
No director, officer, employee, incorporator or stockholder of any Guarantor, as such, shall have any liability for any obligations of the Guarantors under the Notes, the Note Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Capitalized terms used but not defined herein have the meanings given to them in the Indenture unless otherwise indicated.
[NAME OF GUARANTOR(S)]
By:
    Name:
    Title:
Dated:
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EXHIBIT F
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, between _______________________ (the “Guaranteeing Subsidiary”), a subsidiary of AMC Networks Inc., a Nevada corporation (the “Company”), and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).
WITNESSETH
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 3, 2025, providing for the issuance of 10.500% Senior Secured Notes due 2032 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”);
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
WHEREAS, all things necessary to make this Supplemental Indenture a valid indenture and agreement according to its terms have been done.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE.
(a)    Each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture, effective upon the execution and delivery of this Supplemental Indenture.
(b)    The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
3.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
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4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE AND COLLATERAL AGENT. The Trustee and Collateral Agent accept the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee and Collateral Agent. Without limiting the generality of the foregoing, the Trustee and Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, or for, (i) the proper authorization hereof by the Guaranteeing Subsidiary by action or otherwise, (ii) the due execution hereof by the Guaranteeing Subsidiary or (iii) the consequences of any amendment herein provided for, and the Trustee and Collateral Agent make no representation with respect to any such matters.
8.    BENEFITS ACKNOWLEDGED. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.
9.    SUCCESSORS. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: ______________________
[GUARANTEEING SUBSIDIARY]
By:
    Name:
    Title:
U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent
By:
    Name:
    Title:

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